Exhibit 10.1

WORLD SHAREHOLD LIMITED

(Registration Number. 575688)

(Incorporated in the British Virgin Islands)

20 July 2008

To:	China Holdings Acquisition Corp.
33 Riverside Avenue, 5th Floor Westport, CT 06880 U.S.A. Attention: The Board of Directors

Dear Sirs

Deed of Undertaking

In consideration of China Holdings Acquisition Corp., including any assigns or successors-in-interest (the “Offeror”), agreeing to make a voluntary conditional cash offer (the “Offer”) to acquire all the issued shares in Bright World Precision Machinery Limited (the “Company”), substantially on the terms and subject to the conditions set out in the draft offer announcement attached as Appendix 1 to this Deed of Undertaking (the “Pre-Conditional Offer Announcement”), Messrs. Wang Wei Yao and Shao Jian Jun, each solely with respect to the paragraphs specified in the signature page to this Deed of Undertaking, and World Sharehold Limited (the “Selling Shareholder”) agree with the Offeror as follows:

1.	Irrevocable undertakings

1.1	Acceptance of Offer

The Selling Shareholder, Mr. Wang Wei Yao and Mr. Shao Jian Jun (each a “Seller” and collectively, the “Sellers”) undertake to accept, or procure the acceptance of, the Offer in respect of:

1.1.1	the shares in the Company listed in Schedule 1 to this Deed of Undertaking;

1.1.2	any other shares in the Company of which any Seller may hereafter become the beneficial owner or in which any Seller may become so interested; and

1.1.3	any other shares in the Company deriving from shares falling within either of paragraphs 1.1.1 or 1.1.2 above.

The Sellers agree to fulfill this undertaking, in respect of the shares referred to in paragraphs 1.1.1, 1.1.2 and 1.1.3 above on the Business Day immediately preceding the first closing date of the Offer as set out in the formal document containing the Offer (the “Offer Document”), or such other date as the Offeror and the Sellers may jointly agree, but, in any event, no less than 18 days after the dispatch of the Offer Document (or, in relation to the shares falling within paragraphs 1.1.2 and 1.1.3 above, as soon as practicable after any Seller becomes the beneficial owner of, or interested in, such shares), by returning to the Offeror, or (if applicable) procuring that the Sellers’ nominee(s) return to the Offeror, or as the Offeror may direct, duly completed and signed form(s) of acceptance relating to the Offer. The Sellers also agree to forward to the Offeror, or (if applicable) procure that the Sellers’ nominee(s) forward to the Offeror, with such form(s) of acceptance or as soon as possible thereafter, the share certificate(s) or other document(s) of title in respect of the relevant shares (if any).

The shares referred to in paragraphs 1.1.1, 1.1.2 and 1.1.3 shall together be referred to in this Deed of Undertaking as the “Shares”.

1.2	Dealings with Shares

The Sellers agree that they will or (if applicable) they will procure that the Sellers’ nominee(s):

1.2.1	notwithstanding the provisions of The Singapore Code on Take-overs and Mergers (the “Code”) or any terms of the Offer regarding withdrawal, not withdraw such acceptance(s);

1.2.2	except pursuant to the Offer, not dispose of, transfer, charge, pledge or otherwise encumber or grant any option or other right over or otherwise deal with any of the Shares or any interest in them (whether conditionally or unconditionally); and

1.2.3	not enter into any agreement or arrangement with any Person, whether conditionally or unconditionally, to do any of the acts prohibited by the above terms of this paragraph 1.2.

1.3	Action to facilitate the Offer

1.3.1	The Sellers and the Offeror agree not to take any action which may be prejudicial to the successful outcome of the Offer; and

1.3.2	Without prejudice to the generality of paragraph 1.3.1 above, the Sellers agree:

(i)

not to solicit or enter into negotiations regarding any offer for the shares and/or assets of the Selling Shareholder and/or the Company and/or World Precise Machinery (China) Co. (“WPM”) and/or Bright World Heavy

Machine Tools (China) Co., Ltd. (“BWHM”) and/or Shanghai Shangduan Stamping Machines Co., Ltd. (“SSS”) and/or any of their subsidiaries (the Company, WPM, BWHM, SSS and any of their subsidiaries herein referred to each as a “Group Company”, and together as the “Group Companies” or the “Group”) from any third party or any proposal for a merger or amalgamation of the Selling Shareholder or a Group Company with any other entity;

(ii)	to notify the Offeror immediately after the Selling Shareholder becomes aware of any approach by any third party made with a view to the making of an offer for the shares and/or assets of the Selling Shareholder or any Group Company, including an offer for the Shares, or any proposal for a merger or amalgamation of the Selling Shareholder or a Group Company with any other entity; and

(iii)	to vote against any proposal or transaction which would or which has an effect of any of the following:

(a)	precluding or restricting or delaying or prejudicing the Offer;

(b)	any Person (other than the Offeror and its Affiliates) acquiring or becoming the holder of, or being deemed to have an interest (whether legal or beneficial or economic) in all or any part of the business or assets or undertakings of any Group Company;

(c)	any Person (other than the Offeror and its Affiliates) acquiring five per cent. or more of the share capital of, or any Securities issued by, any Group Company;

(d)	any Person (other than the Offeror and its Affiliates) merging or amalgamating with any Group Company.

1.3.3	Without prejudice to the generality of paragraph 1.3.1 above, the Offeror agrees:

(i)	not to solicit or enter into negotiations regarding (x) any offer for the shares and/or assets of the Offeror or any Offeror Subsidiary from any third party or (y) any proposal for a merger or amalgamation of the Offeror or any Offeror Subsidiary with any other entity (other than the Merger (as defined in paragraph 1.6.12 below)); and

(iii)	to notify the Selling Shareholder immediately after the Offeror becomes aware of any approach by any third party made with a view to the making of an offer for the shares and/or assets of the Offeror or any proposal for a merger or amalgamation of Offeror or any Offeror Subsidiary with any other entity (other than the Merger).

1.3.4	For the avoidance of doubt, for the purposes of paragraphs 1.3.1, 1.3.2(i) and 1.3.2(ii), acts of, or information coming to the knowledge or awareness of, Mr. Wang Wei Yao and Mr. Shao Jian Jun in their respective capacities as directors of the Group Companies, shall not be deemed to be the acts of, or information coming to the knowledge or awareness of the Selling Shareholder.

1.4	Announcements

Save as may be required to be disclosed by any applicable law, regulation, code, governmental authority or regulatory authority, the Sellers agree not to make:

1.4.1	any public announcement or communication in connection with the Offer, or concerning any Group Company which is or may be material in the context of the Offer, without the Offeror’s prior consent (such consent not to be unreasonably withheld or delayed); or

1.4.2	any public announcement or communication prior to the release of the Pre-Conditional Offer Announcement which refers expressly or impliedly to the Offeror.

1.5	CHAC Note

1.5.1	In accordance with paragraph 5.1 of the Pre-Conditional Offer Announcement, at the first closing of the Offer (the “Closing”), the Offeror shall issue to the Selling Shareholder a convertible promissory note in the form attached hereto as Schedule 2 (the “CHAC Note”) as consideration for the Shares tendered by the Selling Shareholder in connection with the Offer. The principal amount denominated in United States Dollars of the CHAC Note shall be calculated as follows:

(i)	the number of Shares to which this Deed of Undertaking relates multiplied by the cash offer price per Share (in Singapore Dollars) (the “Selling Shareholder’s SGD Consideration”); and

(ii)	the Selling Shareholder’s SGD Consideration multiplied by the Average Exchange Rate.

1.5.2	The Selling Shareholder agrees that it will deliver the CHAC Note to the Offeror as consideration for the Initial Offeror Shares.

1.6	Offeror Shares

1.6.1	Immediately after the Closing, the Offeror shall issue and sell to the Selling Shareholder, and the Selling Shareholder shall purchase from the Offeror, the Initial Offeror Shares (the “Subsequent Closing,” and together with the Closing, the “Closings”).

1.6.2	At the Subsequent Closing, the Offeror shall deliver or cause to be delivered to the Selling Shareholder the following:

(i)	a certificate evidencing the Initial Offeror Shares registered in the name of the Selling Shareholder; and

(ii)	the legal opinion of counsel to the Offeror, in agreed form attached as Schedule 3 to this Deed of Undertaking, addressed to the Selling Shareholder.

1.6.3	At the Subsequent Closing, the Selling Shareholder shall deliver or cause to be delivered to the Offeror the CHAC Note.

1.6.4	The Obligations of the Selling Shareholder to consummate the transactions contemplated at the Closings shall be subject to the fulfilment, or waiver by the Selling Shareholder, of the following conditions:

(i)	each of the representations and warranties of the Offeror contained in paragraph 2.2.1 that is expressly qualified by a reference to materiality will by fulfilled down to and will be true and accurate and not misleading in all respects as so qualified, and each of the representations and warranties of the Offeror contained in paragraph 2.2.1 that is not so qualified will be fulfilled down to and will be true and accurate and not misleading in all material respects, in each case as of the date on which the Closings occur (the “Closing Date”), as if made at and as of the Closing Date, and the Offeror shall deliver a certificate by an appropriate officer to such effect;

(ii)	all Obligations, undertakings and agreements of the Offeror required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)

the execution and delivery of each of the Transaction Documents by the Offeror and the consummation by it of the transactions contemplated thereby (i) do not violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or United States state or federal or foreign governmental agency or authority, or self-regulatory organization (any, a “Governmental Authority”), including without limitation, the United States Securities and Exchange Commission (the “SEC”), the Commodities Futures Trading Commission, the Financial Industry Regulatory Authority and the National Futures Association, applicable to the Offeror and (ii) do not require from the Offeror or the Offeror Subsidiaries any notice to, declaration or filing with, or consent or approval of any Governmental Authority or other third party, except for the filing of the SEC Documents and the approvals of the Offeror’s shareholders set forth in paragraphs 2.3.1, 2.3.2, 2.3.3 and 2.3.4 of the Pre-Conditional Cash Offer;

(iv)	no court, arbitrator or Governmental Authority shall have issued any order restraining the consummation of the transactions contemplated by the Closings; and

(v)	the Offeror shall deliver a certificate by an appropriate officer to the effect that on the date immediately prior to the Closing Date the balance in the Trust Account is at least USD$120,000,000.

1.6.5	The Obligations of the Offeror to consummate the transactions contemplated at the Closings shall be subject to the fulfilment, or waiver by the Offeror, of the conditions:

(i)	subject to any matter which is fairly disclosed in the Disclosure Letter, each of the representations and warranties of the Sellers contained in this Deed of Undertaking and Schedule 4 that is expressly qualified by a reference to materiality will be fulfilled down to and will be true and accurate and not misleading in all respects as so qualified, and each of the representations and warranties of the Sellers contained in this Deed of Undertaking and Schedule 4 that is that is not so qualified will be fulfilled down to and will be true and accurate and not misleading in all material respects, in each case as of the Closing Date, as if made at and as of the Closing Date, and the Selling Shareholder shall deliver a certificate to such effect; and

(ii)	the Sellers shall have performed all of their respective undertakings and agreements to be performed on or prior to the Closing Date.

1.6.6	Additional Shares.

(i)	The Selling Shareholder may be entitled to receive Additional Offeror Shares calculated as described in Paragraph V of Appendix 2 hereto.

(ii)	If the Offeror determines that the Selling Shareholder is entitled to Additional Offeror Shares, no later than 30 Business Days thereafter, the Offeror shall deliver or caused to be delivered to the Selling Shareholder a certificate evidencing such number of Additional Offeror Shares registered in the name of the Selling Shareholder or a book-entry transfer of such number of Additional Offeror Shares to the Selling Shareholder.

1.6.7	Cash Adjustment.

(i)	If the RMB appreciates as against the United States Dollar between the Execution Date and the Closing Date such that on the Closing Date the RMB/USD Exchange Rate is less than 6.8168 RMB per one United States Dollar, then the Offeror shall pay the Selling Shareholder an amount (in United Stated Dollars) calculated as follows (the “Selling Shareholder Cash Adjustment”):

Net Trust Amount	x	RMB/USD Exchange Ratio I	x	Number of Initial Offeror Shares to be acquired by Selling Shareholder upon exchange of CHAC Note
Number of outstanding shares of Common Stock immediately after Closings (including Initial Offeror Shares)

(ii)	If the RMB depreciates as against the United States Dollar between the Execution Date and the Closing Date such that on the Closing Date the RMB/USD Exchange Rate is greater than 6.8168 RMB per one United States Dollar, then the Selling Shareholder shall pay the Offeror an amount (in United Stated Dollars) calculated as follows (the “Offeror Cash Adjustment”):

Net Trust Amount	x	RMB/USD Exchange Ratio II	x	Number of Initial Offeror Shares to be acquired by Selling Shareholder upon exchange of CHAC Note
Number of outstanding shares of Common Stock immediately after Closings (including Initial Offeror Shares)

Each of the Selling Shareholder Cash Adjustment and the Offeror Cash Adjustment shall be referred to herein as a “Cash Adjustment.”

(iii)	Within 30 days after the Closing Date, the Offeror shall deliver to the Selling Shareholder a Closing Statement setting forth the Offeror’s computation of the Cash Adjustment. During the 10-day period after the Offeror delivers the Closing Statement, the Selling Shareholder will advise the Offeror whether it has any exceptions to the Closing Statement. The Selling Shareholder will have the right to discuss the Closing Statement with the Offeror and to request copies of supporting documentation. Unless the Selling Shareholder delivers to the Offeror within such period written notice describing its exceptions to the Closing Statement, the Closing Statement will be conclusive and binding. If the Selling Shareholder timely submits the notice provided herein, then for 20 days after the date the Offeror receives such notice, the Selling Shareholder and the Offeror shall in good faith seek to agree on a final and binding Closing Statement, and (y) lacking such agreement, the Closing Statement shall be referred to an independent auditing firm that is mutually agreeable to the Selling Shareholder and the Offeror, who will determine the final and binding Closing Statement within 30 days of such referral, which determination shall thereupon be conclusive and binding upon the parties. The costs of such independent auditing firm shall be shared equally by the Offeror and the Selling Shareholder.

1.6.8	Promptly (but not later than five (5) U.S. Business Days) after the establishment of the Closing Statement that is conclusive and binding, the Offeror shall pay the Selling Shareholder the Selling Shareholder Cash Adjustment, if any, or the Selling Shareholder shall pay the Offeror the Offeror Cash Adjustment, if any.

1.6.9	Transfer.

(i)	The Offeror Shares may only be disposed of in compliance with state and federal securities laws of the United States. In connection with any transfer of the Offeror Shares other than pursuant to an effective registration statement or Rule 144, to the Offeror or to an Affiliate of the Selling Shareholder, the Offeror may require the transferor thereof to provide to the Offeror an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Offeror, to the effect that such transfer does not require registration of such transferred Offeror Shares under the Unites States Securities Act of 1933, as amended (the “Securities Act”). As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Deed of Undertaking and shall have the rights of the Selling Shareholder under this Deed of Undertaking.

(ii)

Certificates evidencing the Offeror Shares will contain the following legend, until such time as they are not required under paragraph 1.6.9(iii): THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN

ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(iii)	The Selling Shareholder agrees that the removal of the restrictive legend from certificates representing Offeror Shares as set forth in this paragraph 1.6.9 is predicated upon the Offeror’s reliance that the Selling Shareholder will sell any Offeror Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

1.6.10	Lock-Up.

(i)	The Selling Shareholder hereby irrevocably agrees that following the Closing and for a period of 180 days from the Closing Date (the “Initial Offeror Shares Lock-Up Period End Date”), the Selling Shareholder will not, directly or indirectly:

(a)	offer for sale, sell, pledge or otherwise dispose of or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of Initial Offeror Shares;

(b)	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Initial Offeror Shares, whether any such transaction is to be settled by delivery of Initial Offeror Shares or other Securities, in cash or otherwise; or

(c)	publicly disclose the intention to do any of the foregoing, for a period commencing on the Closing Date and ending on the Initial Offeror Shares Lock-Up Period End Date.

(ii)	The Selling Shareholder hereby irrevocably agrees that following the Additional Issuance and for a period of 180 days from the Additional Issuance Date (the “Additional Offeror Shares Lock-Up Period End Date”), the Selling Shareholder will not, directly or indirectly:

(a)	offer for sale, sell, pledge or otherwise dispose of or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of Additional Offeror Shares;

(b)	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Additional Offeror Shares, whether any such transaction is to be settled by delivery of Additional Offeror Shares or other Securities, in cash or otherwise; or

(c)	publicly disclose the intention to do any of the foregoing, for a period commencing on the Additional Issuance Date and ending on the Additional Offeror Shares Lock-Up Period End Date.

(iii)	Notwithstanding anything to the contrary, the provisions of paragraph 1.6.10(i) and 1.6.10(ii) shall not apply to:

(a)	transactions relating to shares of Common Stock or other Securities acquired in open market transactions after the Closing Date; or

(b)	with the Offeror’s prior written consent.

1.6.11	Registration of Offeror Shares.

(i)	Demand Registration. At any time after the first anniversary of the Closing Date and from time to time thereafter, the Selling Shareholder or its transferee(s) holding a majority-in-interest of the Offeror Shares may make a written demand for registration under the Securities Act of all or part of its Offeror Shares (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Offeror Shares proposed to be sold and the intended method(s) of distribution thereof. The Offeror will notify all holders of Offeror Shares of the demand in writing, and each holder of Offeror Shares who wishes to include all or a portion of such holder’s Offeror Shares in the Demand Registration (each such holder including Offeror Shares in such registration, a “Demanding Holder”) shall so notify the Offeror within fifteen (15) days after the receipt by the holder of the notice from the Offeror. Upon any such request, the Demanding Holders shall be entitled to have their Offeror Shares included in the Demand Registration. The Offeror shall not be obligated to effect more than three (3) Demand Registrations in respect of the Offeror Shares.

(ii)

“Piggyback” Registration Rights. If the Offeror shall determine to proceed with the actual preparation and filing of a new registration statement under the Securities Act in connection with the proposed offer and sale of any of its Securities by it or any of its holders (other than a registration statement on Form F-4, S-8 or other limited purpose form), the Offeror will give written notice of its determination to the Selling Shareholder, its transferee(s) or their nominee(s). Upon the written request from the Selling Shareholder or its transferee(s) holding a majority-in-interest of the Offeror Shares, within fifteen (15) days after receipt of any such notice from the Offeror, the Offeror will, except as herein provided, cause all of the Offeror Shares covered by such request (the “Requested Stock”) held by the Selling Shareholder or its transferee(s) making such request (the “Requesting Holders”) to be included in such registration statement (each, a “Piggy-Back Registration”), all to the extent required to permit the sale or other disposition by the prospective seller(s) of the Requested Stock; provided, further, that nothing herein shall prevent the Offeror from, at any time, abandoning or delaying any registration. If any registration pursuant to this paragraph 1.6.11(ii) shall be underwritten in whole or in part, the Offeror may require that the Requested Stock be included in the underwriting on the same terms and conditions as the Securities otherwise being sold through the underwriters. In such event, the Requesting Holders shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling shareholders and a lock-up on Offeror Shares not being sold. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Requested Stock would reduce the number of shares to be offered by the Offeror or interfere with the successful marketing of shares offered by the Offeror, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the Requesting Holders and all other holders of registration rights who have requested inclusion of their shares or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering and any other Securities of the Offeror held by such holders shall be withheld from the market by the Selling Shareholder for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. Registrations effected pursuant to this paragraph 1.6.11(ii) shall be counted as Demand Registrations effected pursuant to paragraph 1.6.11(i).

(iii)

Registration on Shelf Registration Statement. The Selling Shareholder or its transferee(s) holding a majority-in-interest of the Offeror Shares may at any time and from time to time request in writing that the Offeror register the resale of any or all of such Offeror Shares on a Shelf Registration Statement; provided, however, that the Offeror shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Offeror will promptly give written notice of the proposed registration to all other holders of Offeror Shares and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Offeror Shares, as the case may be, as are specified in such request, together with all or such portion of the Offeror Shares of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Offeror; provided, however, that the Offeror shall not be obligated to effect any such registration pursuant to this paragraph 1.6.11(iii) if the holders of the Offeror Shares, together with the holders of any other Offeror Shares of the Offeror entitled to inclusion in such registration, propose to sell Offeror Shares at any aggregate price to the public of less than USD$500,000. Registrations effected pursuant to this paragraph 1.6.11(iii) shall be counted as Demand Registrations effected pursuant to paragraph 1.6.11(i).

(iv)	Registration Procedures. To the extent required by paragraphs 1.6.11(i),1.6.11(ii) or 1.6.11(iii), the Offeror will:

(a)	prepare and file with the SEC a Registration Statement with respect to such Offeror Shares, and use its best efforts to cause such Registration Statement to become and remain effective until the earlier of the date on which all of the Offeror Shares included in the Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or two years from the effective date;

(b)	prepare and file with the SEC such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective until the earlier of the date on which all of the Offeror Shares included in the Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or two years from the effective date;

(c)

promptly take such reasonable action as may be necessary so that (A) each of the Registration Statement and any amendment thereto and the prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act,” and together with the Securities Act, the “Acts”), and the respective rules and regulations thereunder, (B) each of the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) each of the prospectus forming a part of the Registration Statement and any amendment or supplement to such prospectus does not at any time during such Registration Statement is effective include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; furnish to the holders participating in such registration and to the underwriters of the Offeror Shares being registered, as applicable, such reasonable number of copies, without charge, of the Registration Statement, preliminary prospectus, final prospectus and such other documents as such holders or underwriters may reasonably request, as applicable, in order to facilitate the public offering of such Offeror Shares;

(d)	use its best efforts to register or qualify the Offeror Shares covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as the holders may reasonably request in writing within 20 days following the original filing of such Registration Statement, except that the Offeror shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(e)	cause all Securities covered by such Registration Statements to be qualified for inclusion in or listed on any securities exchange on which Securities of the same class issued by the Offeror are then so qualified or listed, if so requested by the holders or the underwriter or underwriters, if any;

(f)	notify the holders, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(g)	notify and consult the holders promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(h)	prepare, obtain the consent, which will not be unreasonably withheld, conditioned or delayed, of the holders for such filing and promptly file with the SEC and promptly notify such holders of the filing of such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Offeror Shares is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(i)	advise the holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

(j)

upon the occurrence or existence of any corporate development that, in the discretion of the Offeror, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, (i) use reasonable efforts to cause it to be declared effective or otherwise become effective as promptly as is practicable, and (ii) give notice to the holders of the Offeror Shares covered by such Registration Statement that the availability of the Registration Statement is suspended (a “Deferral Notice”). Upon receipt of any Deferral Notice, each holder of Offeror Shares covered by such Registration Statement agrees not to sell any Offeror Shares pursuant to the Registration Statement until such time the holder of such shares is advised in writing by the Offeror that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Offeror will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as soon as, in the discretion of the Offeror, such suspension is no longer appropriate; provided that the period during which the availability of the Shelf

Registration Statement and any Prospectus is suspended, shall not exceed 90 days in the aggregate in any 12 month period.

The Selling Shareholder or its transferee(s) shall cooperate with the Offeror in providing the information necessary to effect the registration of the Offeror Shares, including completion of customary questionnaires.

(v)	Expenses. The Offeror shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to paragraph 1.6.11(i), any Piggy-Back Registration pursuant to paragraph 1.6.11(ii), any Shelf Registration Statement pursuant to paragraph 1.6.11(iii) and all expenses incurred in performing or complying with its other Obligations under this paragraph 1.6.11, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Offeror Shares); (iii) printing expenses; (iv) the Offeror’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the exchange listing of the Offeror Shares; (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for the Offeror and fees and expenses for independent certified public accountants retained by the Offeror (including the expenses or costs associated with the delivery of any opinions or comfort letters); (viii) the fees and expenses of any special experts retained by the Offeror in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Offeror Shares registrable pursuant to such registration. The Offeror shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Offeror Shares being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling holders and the Offeror shall bear the expenses of the underwriter.

(vi)

Indemnification by the Offeror. The Offeror agrees to indemnify and hold harmless the Selling Shareholder, its partners, directors, officers, affiliates, shareholders, members, employees, trustees and each Person who controls (within the meaning of Section 15 of the Securities Act) the Selling Shareholder from and against any and all Losses arising out of or based upon (a) any untrue, or allegedly untrue, statement of a material fact contained in the Disclosure Package, the Registration Statement, the Prospectus, any free writing prospectus or in any amendment or supplement thereto; and (b) the omission or alleged omission to state in the Disclosure Package, the Registration Statement, the Prospectus, any free writing prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances under which such statements were made; provided, however, that the Offeror shall not be held liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in such Disclosure Package, Registration Statement, Prospectus, free writing prospectus or such amendment or supplement thereto in reliance upon and in conformity with information concerning the Selling Shareholder or its transferee(s) furnished in writing to the Offeror by or on behalf of the Selling Shareholder or its transferee(s) expressly for use therein.

(vii)

Indemnification by the Selling Shareholder. To the fullest extent permitted by law, the Selling Shareholder or its transferee(s) shall, if the Securities of such holder are included in the Securities as to which registration, qualification or compliance is being effected pursuant to this paragraph 1.6.11, severally and not jointly, indemnify and hold harmless the Offeror, its directors, officers, agents and employees, each Person who controls the Offeror (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons from and against all Losses, as incurred, to the extent arising out of or based upon: (x) the Selling Shareholder’s or its transferee’s failure to comply with any applicable prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Selling Shareholder or its transferee(s) to the Offeror specifically for inclusion in the Registration Statement or such Prospectus or (ii) to the extent that such untrue statements or omissions are based solely upon and in conformity with information regarding the Selling Shareholder or its transferee(s) furnished in writing to the Offeror by the Selling Shareholder or its transferee(s) expressly for use therein, or to the extent that such information relates to the Selling Shareholder’s or any transferee’s proposed method of distribution of Offeror Shares registrable pursuant to this paragraph 1.6.11. In no event shall the Loss of any selling holder hereunder be greater in amount than the dollar amount of the net proceeds received by the Selling Shareholder or its transferee(s) upon the sale of the Offeror Shares registrable pursuant to this paragraph 1.6.11 covered by the Registration Statement giving rise to such indemnification obligation.

(viii)

Registration Rights Indemnification Procedures. Any Person entitled to indemnification or contribution under this paragraph 1.6.11 (the “Registration Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Registration Indemnifying Party”) after the receipt by the Registration Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Registration Indemnified Party intends to claim indemnification or contribution pursuant to this paragraph 1.6.11; provided, however, that the failure to so notify the Registration Indemnifying Party shall not relieve the Registration Indemnifying Party of any Loss that it may have to the Registration Indemnified Party hereunder (except to the extent that the Registration Indemnifying Party forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Registration Indemnifying Party as above provided, the Registration Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Registration Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Registration Indemnified Party. Each Registration Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable and documented out of pocket fees and expenses of such counsel shall be paid by the Registration Indemnified Party unless (i) the Registration Indemnifying Party agrees to pay the same, (ii) the Registration Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Registration Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Registration Indemnifying Party and the Registration Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Registration Indemnified Party and the Registration Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Registration Indemnified Party which are different from or additional to those available to the Registration Indemnifying Party. In any of such cases, the Registration Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Registration Indemnified Party, it being understood, however, that the Registration Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all fees and expenses shall be reimbursed as incurred. No Registration Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Registration Indemnifying Party shall, without the consent of such Registration Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Registration Indemnified Party is a party and indemnity has been sought hereunder by such Registration Indemnified Party, unless such settlement includes an unconditional release of such Registration Indemnified Party from all Loss for claims that are the subject matter of such proceeding. Notwithstanding the foregoing, if at any time a Registration Indemnified Party shall have requested the Registration Indemnifying Party to reimburse the Registration Indemnified Party for fees and expenses of counsel as contemplated by this paragraph 1.6.11, the Registration Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without the Registration Indemnifying Party’s written consent if (i) such settlement is entered into more than 30 U.S. Business Days after receipt by the Registration Indemnifying Party of the aforesaid request and (ii) the Registration Indemnifying Party shall not have reimbursed the Registration Indemnified Party in accordance with such request or contested the reasonableness of such fees and expenses prior to the date of such settlement.

(ix)

Contribution. If the indemnification provided for in this paragraph 1.6.11 from the Registration Indemnifying Party is unavailable to a Registration Indemnified Party hereunder or insufficient to hold harmless a Registration Indemnified Party in respect of any Losses referred to herein, then the Registration Indemnifying Party, in lieu of indemnifying such Registration Indemnified Party, shall contribute to the amount paid or payable by such Registration Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Registration Indemnifying Party and Registration Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Registration Indemnifying Party and Registration Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Registration Indemnifying Party or Registration Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in paragraph 1.6.11(vi), 1.6.11(vii) and 1.6.11(viii), any reasonable and documented out of pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by the Selling Shareholder or its transferee(s) shall be limited to the net proceeds received by the Selling Shareholder or its transferee(s) in the offering.

1.6.12	Redomestication Merger. Immediately prior to the Closings, and contingent upon the consummation of the Closings (i.e., the Merger will occur only if the Closings are consummated), Offeror shall merge with and into a newly-formed, wholly-owned subsidiary incorporated under the laws of the British Virgin Islands (“Newco”), with Newco surviving the merger (the “Merger”). Pursuant to the Merger, Newco will assume all rights and obligations of Offeror under this Deed of Undertaking. For purposes of clarification, after the Merger every reference in this Deed of Undertaking to Offeror shall be to Newco.

2.	Representations, Warranties and Undertakings

2.1	Representations, Warranties, Undertakings, etc. of the Selling Shareholder

2.1.1	The Selling Shareholder represents, warrants and undertakes to the Offeror as follows:

(i)	that the Shares include all the shares in the Company registered in the Selling Shareholder’s name or beneficially owned by the Selling Shareholder or in respect of which the Selling Shareholder is interested (as defined in Section 7 of the Companies Act, Chapter 50 of Singapore (the “Companies Act”));

(ii)	that as of the date of this Deed of Undertaking as first set forth above (the “Execution Date”), there are 400,000,000 issued shares in the Company;

(iii)	that the Selling Shareholder has full power and authority to accept the Offer or to undertake (in relation to any Shares of which the Selling Shareholder is not both registered holder and beneficial owner) that the Offer will be accepted, in respect of all the Shares; and

(iv)	as set forth in Schedule 4 (Scheduled Representations and Warranties), subject to any matter which is fairly disclosed by the Selling Shareholder in the disclosure letter of even date with this Deed of Undertaking (the “Disclosure Letter”) or set forth in reasonable detail in the reports, registration statements or other filings filed by the Company with the Singapore Exchange Securities Trading Limited (the “SGX-ST”) between January 1, 2005 and the date of this Deed of Undertaking and publicly available at least two (2) Business Days prior to the date of this Deed of Undertaking (other than disclosures regarding risks and any other disclosures that are predictive or forward looking in nature).

2.1.2	The Selling Shareholder further undertakes to procure that, during the period from the date of this Deed of Undertaking up to (and including) the date on which the Selling Shareholder’s Obligations lapse in accordance with paragraph 6.2 or the Closing Date (as the case may be), each Group Company:

(i)	shall carry on business in the ordinary and usual course as carried on prior to the date of this Deed of Undertaking; and

(ii)	shall use its commercially reasonable efforts to maintain and preserve the Group Company’s business organization intact, retain those individuals who it reasonably believes are the Group Company’s respective present key employees and maintain the Group Company’s relationships and goodwill with suppliers, customers, landlords, employees and others having business relations with such Group Company.

2.1.3	The Selling Shareholder further undertakes to procure that, during the period from the date of this Deed of Undertaking up to (and including) the date on which the Selling Shareholder’s Obligations lapse in accordance with paragraph 6.2 or the Closing, no Group Company will, and the Selling Shareholder will cause each Group Company not to undertake any of the following actions, without the prior written consent of Offeror:

(i)	(a) allot, issue, redeem or repurchase any share or loan capital or option to subscribe for the same; (b) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, Securities or other property) in respect of, or convertible into or exchangeable or exercisable for, any of its capital stock (other than dividends and distributions by a direct or indirect wholly-owned subsidiary of the Company to its parent), (c) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other Securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other Securities;

(ii)	amend any Group Company’s memorandum and articles of association, bylaws or other comparable charter or organizational documents;

(iii)	acquire or agree to acquire (a) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (b) any assets that are material, individually or in the aggregate, to the Group, taken as a whole, except acquisitions in the ordinary course of business in a single transaction involving payments or other purchase obligations that do not exceed twenty million RMB yuan (RMB 20,000,000) during any fiscal quarter or seventy million RMB yuan (RMB70,000,000) in the aggregate with all such transactions during any fiscal quarter;

(iv)	(a) grant to any member of the board of directors of the Company (the “Company Board”), the executive officers of any Group Company or any Person who reports directly to any such executive officer any increase in compensation, severance or termination pay or grant to any other key employee of any Group Company any increase in compensation, severance or termination pay, other than in the ordinary course of business, (b) enter into, terminate or materially amend any employment, severance or termination agreement with any such member of the Company Board, the executive officers of any Group Company or any Person who reports directly to any such executive officer except in the ordinary course of business, (c) with respect to any other key employee not covered by (b) above, enter into, terminate or materially amend any employment, severance or termination agreement except in the ordinary course of business, (d) establish, adopt, enter into, terminate or amend in any material respect any collective bargaining agreement (unless required by law) or employee benefit plan or (e) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business, under any collective bargaining agreement or employee benefit plan;

(v)	make any change in accounting methods, principles or practices, except insofar as may be required by a change the Companies Act or the FRS or applicable law or recommended by the audit committee of the Company;

(vi)	sell, lease (as lessor), license, assign or otherwise dispose of or subject to any Encumbrance any properties or assets that are material, individually or in the aggregate, to the Group, taken as a whole, except in the ordinary course of business;

(vii)	incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt Securities or warrants or other rights to acquire any debt Securities of any Group Company, guarantee any debt Securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings permitted under credit facilities of any Group Company existing on the Execution Date;

(viii)	make or agree to make any new capital expenditure or expenditures that, individually, is in excess of thirty million RMB yuan (RMB30,000,000) or, in the aggregate, are in excess of one hundred million RMB yuan (RMB100,000,000);

(ix)	(a) make any material change (or file any such change) in any method of Tax accounting or any annual Tax accounting period; (b) make, change or rescind any material Tax election; (c) settle or compromise any material Tax liability, audit claim or assessment; (d) surrender any right to claim for a material Tax refund; (e) file any amended Tax Return involving a material amount of additional Taxes; (f) enter into any closing agreement relating to material Taxes; or (g) waive or extend the statute of limitations in respect of material Taxes, except (1) as required by applicable law, or (2) as otherwise is in the ordinary course of business consistent with past practice;

(x)	pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Audited Accounts or incurred in the ordinary course of business consistent with past practice since such date;

(xi)	settle or compromise any material claim, suit, action, arbitration or other proceeding whether administrative, civil or criminal, in law or in equity, except (A) in the ordinary course for an amount less than one million RMB yuan (RMB1,000,000) individually or ten million RMB yuan (RMB10,000,000), in the aggregate;

(xii)	enter into any transaction, contract, arrangement or understanding between any Group Company, on the one hand, and Messrs. Wang Wei Yao or Shao Jian Jun or any of their respective Affiliates, on the other hand;

(xiii)	enter into any transaction, contract, arrangement or understanding between any Group Company and any third party, other than (a) in the ordinary course of business or (b) involving less than ten million RMB yuan (RMB10,000,000), or

(xiv)	authorize any of, or commit or agree to take any of, the foregoing actions.

2.1.4	The Sellers further undertake that, during the period commencing on the Closing Date and ending on the first anniversary thereof, the Selling Shareholder will continue to be solely a holding company and not to undertake any of the following actions, without the prior written consent of Offeror:

(i)	any activities or operations, other than holding the Offeror Shares;

(ii)	sell, lease (as lessor), license, assign or otherwise dispose of or subject to any Encumbrance any properties or assets, including the Offeror Shares, that are material, individually or in the aggregate, to the Selling Shareholder;

(iii)	incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Selling Shareholder, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing; or

(iv)	authorize any of, or commit or agree to take any of, the foregoing actions.

Notwithstanding anything to the contrary in paragraph 2.1.4(ii) above, during the period commencing after the expiration of the applicable lock-up period as set forth in paragraph 1.6.10, but prior to the first anniversary of the Closing Date, the Selling Shareholder may sell Offeror Shares provided the Selling Shareholder (x) sells such Offeror Shares in accordance with the provisions of paragraphs 1.6.9 and 1.6.11 and (y) does not pay any dividends on or make any other distributions in respect of any of its Securities, or distribute the proceeds received by it in connection with the sale of any Offeror Shares, in each case, prior to the first anniversary of the Closing Date.

2.1.5	The Sellers further undertake as set forth in Schedule 5 (Waiver).

2.1.6	The Sellers represent, warrant and undertake to the Offeror that none of the information supplied or to be supplied by or on behalf of the Selling Shareholder or the Group for inclusion or incorporation by reference in the SEC Documents will, at the time the SEC Documents are filed with the SEC or at the time they become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

2.1.7	Mr. Wang Wei Yao undertakes to the Offeror as follows:

(i)	to enter into a non-competition agreement in the form attached hereto as Schedule 6;

(ii)	as set forth in Schedule 7 (Right of First Refusal);

(iii)	that he shall be personally liable for, and shall indemnify and hold the Offeror and, after the Closing, the Group harmless from, any Losses arising as a result of the Group’s failure to pay for any period prior to and including the Closing all withholding individual income taxes, social welfare funds payments and employer’s contributions for any of the Group’s employees as per their respective due dates in accordance with Chinese law, the regulations of the government of Jiangsu Province regarding social welfare, or the regulations and policies of the Group;

(iv)	that if WPM ceases to exclusively use or is forced to vacate the Collectively-Owned Land Parcel prior to the date on which the term of use granted to Jiangsu World Machine Tool Co., Ltd. (formerly know as Jiangsu Fuhao Machinery Manufactory Co., Ltd.) for the Collectively-Owned Land Parcel expires, including any extensions or renewals thereof, Mr. Wang shall be personally liable for, and shall indemnify and hold the Offeror and, after the Closing, the Group harmless from, all costs incurred by WPM (a) in acquiring and relocating to a land parcel (the “Replacement Parcel”) with characteristics comparable to those of the Collectively-Owned Land Parcel, including, but not limited to, size and location of land parcel and land use rights, and (b) to the extent that the Replacement Parcel does not have buildings comparable to the Collectively-Owned Land Buildings, all costs incurred in connection with the construction of comparable buildings; and

(v)

(a)	if Offeror wishes to assert an indemnification claim against Mr. Wang Wei Yao under paragraph 2.1.7(iii) or paragraph 2.1.7(iv), it shall do so pursuant to the procedures set forth in paragraph 4.2;

(b)	the sum of the aggregate Losses indemnified by Mr. Wang under paragraph 2.1.7(iii) and costs reimbursed by Mr. Wang under paragraph 2.1.7(iv) shall not exceed nine hundred sixty one million five hundred seventy four thousand eight hundred nine RMB yuan (RMB961,574,809) (“Mr. Wang’s Maximum Liability”);

(c)	Mr. Wang Wei Yao may, at his election, satisfy any Losses arising under paragraph 2.1.7(iii) or costs incurred under paragraph 2.1.7(iv) by tendering to Offeror a number of shares of Common Stock having an aggregate Fair Market Value equal to the Losses claimed by Offeror under paragraph 2.1.7(iii) or costs claimed by Offeror under paragraph 2.1.7(iv);

(d)	notwithstanding the foregoing, Mr. Wang’s liability for Losses arising under paragraph 2.1.7(iii) or costs incurred under paragraph 2.1.7(iv) will be deemed fully satisfied if Mr. Wang satisfies such Losses or costs by tendering to Offeror a number of shares of Common Stock equal to the aggregate number of Offeror Shares issued to WSL pursuant to the terms of this Undertaking Agreement, even if the aggregate Fair Market Value of such shares of Common Stock, as measured on the date(s) on which Mr. Wang tenders such shares of Common Stock to Offeror, is less than Mr. Wang’s Maximum Liability; and

(e)	to the extent Mr. Wang Wei Yao pays Offeror an amount equal to any Loss claimed by Offeror under paragraph 2.1.7(iii) or costs incurred under paragraph 2.1.7(iv), Offeror shall not make an additional indemnification claim for such Loss against the Selling Shareholder.

2.1.8	Mr. Shao Jian Jun undertakes to enter into an employment agreement, containing non-competition provisions, in the form attached hereto as Schedule 8.

2.1.9	Subject to any matter which is fairly disclosed in the Disclosure Letter, the Selling Shareholder undertakes to indemnify and save harmless the Offeror or after the Closing, at the Offeror’s option, any Group Company from and against the Selling Shareholder’s Share of Losses which the Offeror or such Group Company (as the case may be) may at any time and from time to time sustain, incur or suffer by reason of any breach of any representation or warranty made in this Deed of Undertaking or in Schedule 4 as of the Execution Date and on and as of the Closing, or undertaking given under this Deed of Undertaking or in any Schedule to this Deed of Undertaking. For purposes hereof, the “Selling Shareholder’s Share of Losses” shall be calculated as follows:

Losses	x	Number of Shares
Aggregate number of issued shares in the Company

in each case measured immediately prior to the Closing.

2.1.10	The Selling Shareholder agrees to indemnify and save harmless the Offeror or after the Closing, at the Offeror’s option, any Group Company from and against any and all Losses which the Offeror or such Group Company (as the case may be) may at any time and from time to time sustain, incur or suffer by reason of any civil, criminal, regulatory or administrative action, claim, investigation, remediation or other proceeding or suit relating to Environmental Law or Environmental Permits and relating to an action or event that occurred prior to the Closing Date.

2.2	Representations, Warranties, Undertakings, etc. of the Offeror

2.2.1	The Offeror hereby represents and warrants to the Selling Shareholder as follows:

(i)	Organization and Qualification. The Offeror is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Offeror is not in violation of any of the provisions of its certificate of incorporation or bylaws. The Offeror is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(ii)	Authorization; Enforcement. The Offeror has the requisite corporate power and authority, and has taken all requisite corporate action, other than as set forth in paragraph 2.3.4 of the Pre-Conditional Offer Announcement with respect to the need for approval by the Offeror’s shareholders of the issuance of the Offeror Shares, to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its Obligations thereunder. The execution and delivery of each of the Transaction Documents by the Offeror and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Offeror and no further action is required by the Offeror in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Offeror and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Offeror enforceable against the Offeror in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) as limited by public policy.

(iii)

No Conflicts. Other than as set forth in paragraph 2.3.4 of the Pre-Conditional Offer Announcement with respect to the need for approval by the Offeror’s shareholders of the issuance of the Offeror Shares, the execution, delivery and performance of the Transaction Documents by the Offeror and the consummation by the Offeror of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Offeror’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing an Offeror or Offeror Subsidiary debt or otherwise) or other understanding to which the Offeror or any Offeror Subsidiary is a party or by which any property or asset of the Offeror or any Offeror Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree, permit, license, authorization, approval or other restriction of any court or Governmental Authority to which the Offeror is subject (including federal and state securities laws and regulations), or by which any property or asset of the

Offeror or any Offeror Subsidiary is bound or affected; except in the case of each of clauses (ii)and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(iv)	Filings, Consents and Approvals. Other than as set forth in paragraph 2.3.4 of the Pre-Conditional Offer Announcement with respect to the need for approval by the Offeror’s shareholders of the issuance of the Offeror Shares, the Offeror is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Offeror of the Transaction Documents, other than (i) the filing with the SEC of the SEC Documents, (ii) the filing with the SEC of Registration Statement(s) in accordance with the requirements of the registration of Offeror Shares as set forth in paragraph 1.6.11, (iii) the filing of Form D with the SEC and such filings required by state securities laws, which the Offeror will promptly and timely, and in any event prior to the effective date of a Registration Statement, make, (iv) the application(s) to each Trading Market for the listing of the Offeror Shares for trading thereon in the time and manner required thereby, as applicable, (v) the filings required in accordance with paragraph 2.2.3, and (vi) such other filings as may be required following the Closing Date under the Acts.

(v)	Issuance of the Securities. The Offeror Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Encumbrances and preemptive rights. The Offeror has reserved from its duly authorized capital stock all of the Offeror Shares issuable pursuant to this Deed of Undertaking.

(vi)

Capitalization. The capitalization of the Offeror conforms as to legal matters to the description thereof contained in the Offeror’s most recent periodic report filed with the SEC. Except as otherwise disclosed in the SEC Reports, no Securities of the Offeror are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Offeror Shares, the shares of Common Stock and options or warrants to purchase shares of Common Stock to be issued to shareholders, option holders and warrant holders of the Offeror pursuant to the Merger, and except as described in the SEC Reports, there are no outstanding options, warrants, rights to subscribe, calls or commitments of any character whatsoever relating to, or Securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Offeror or any Offeror Subsidiary is or may become bound to issue additional shares of Common Stock, or Securities or rights convertible or exchangeable into, or exercisable for, shares of Common Stock. The issue and sale of the Offeror Shares will not obligate the Offeror to issue shares of Common Stock or other Securities to any Person (other than the Selling Shareholder) and will not result in a right of any holder of Offeror Securities to adjust the exercise, conversion, exchange or reset price under such Securities. All of the outstanding shares of capital stock of the Offeror are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase Securities. Other than as set forth in paragraph 2.3.4 of the Pre-Conditional Offer Announcement with respect to the need for approval by the Offeror’s shareholders of the issuance of the Offeror Shares, no further approval or authorization of any shareholder, the Board of Directors of the Offeror or others is required for the issuance and sale of the Offeror Shares. Except as disclosed in the SEC filings, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Offeror’s capital stock to which the Offeror is a party or, to the knowledge of the Offeror, between or among any of the Offeror’s shareholders.

(vii)

SEC Reports; Financial Statements. The Offeror has filed all reports, registrations, schedules, forms, statements and other documents required to be filed by it under the Acts and applicable state law, including pursuant to Section 13(a) or 15(d) of the Exchange Act, or with any Governmental Authority, (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates (or, if amended, as of the date of such amendment), the SEC Reports complied in all material respects with the requirements of the Acts and the rules and regulations of the SEC promulgated thereunder, and the rules and regulations of any other Governmental Authority with which the SEC Reports were made or should have been made, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and any SEC Reports filed subsequent to the Execution Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Offeror included in or incorporated by reference into the SEC Reports comply in all material respects with the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Offeror and its consolidated Offeror Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(viii)	Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Offeror has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and, (iii) the Offeror has not altered its method or practices of accounting or the identity of its auditors, (iv) the Offeror has not declared or made any declaration, setting aside or payment of any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Offeror has not authorized any split in its capital stock, combination, subdivision or reclassification of any of its capital stock or shares of its capital stock, except as expressly contemplated hereby and (vi) the Offeror has not issued any Securities to any officer, director or Affiliate, except pursuant to existing Offeror stock option plans. The Offeror does not have pending before the SEC any request for confidential treatment of information. Except for the Merger, the Offer and the issuance of the Offeror Shares contemplated by this Deed of Undertaking, no event, liability or development has occurred or exists with respect to the Offeror or the Offeror Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Offeror under applicable securities laws at the time this representation is made that has not been publicly disclosed one (1) Trading Day prior to the date that this representation is made.

(ix)	Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Offeror Shares or (ii) except as set forth in the SEC Reports, could, if there were an unfavourable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Offeror nor the Offeror Subsidiaries, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Offeror, there is not pending or contemplated, any investigation by the SEC involving the Offeror or any Offeror Subsidiary or any current or former director or officer of the Offeror or any Offeror Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Offeror or the Offeror Subsidiaries under the Acts.

(x)	Compliance. Each of the Offeror and the Offeror Subsidiaries is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Offeror or the Offeror Subsidiaries under), nor has the Offeror or any Offeror Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any Governmental Authority, or (iii) been in violation of any statute, rule or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(xi)	Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Offeror and, to the knowledge of the Offeror, none of the employees of the Offeror is presently a party to, or has had an interest in, any transaction with the Offeror or the Offeror Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Offeror, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(xii)	Private Placement. Assuming the accuracy of the Selling Shareholder’s representations and warranties set forth in paragraphs 2.1.1, paragraph 2.1.6 and Schedule 4, no registration under the Securities Act is required for the offer and sale of the Offeror Shares by the Offeror to the Selling Shareholder as contemplated hereby. Upon satisfaction of the pre-condition set forth in paragraph 2.3.4 of the Pre-Conditional Offer Announcement with respect to approval by the Offeror’s shareholders of the issuance of the Offeror Shares, the issuance and sale of the Offeror Shares hereunder will not contravene the rules and regulations of the Trading Market.

(xiii)	Listing and Maintenance Requirements. The Offeror’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Offeror has taken no action designed to, or which to its knowledge is likely to have the effect of terminating the registration of the Common Stock under the Exchange Act. Since the date of its formation, except as specified in the SEC Reports, the Offeror has not received notice from any Trading Market to the effect that the Offeror is not in compliance with the listing or maintenance requirements thereof. The Offeror is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the applicable Trading Market, including the eligibility rules thereunder. Upon satisfaction of the pre-condition set forth in paragraph 2.3.4 of the Pre-Conditional Offer Announcement with respect to approval by the Offeror’s shareholders of the issuance of the Offeror Shares, the issuance and sale of the Offeror Shares under the Transaction Documents do not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted.

(xiv)	Investment Company. The Offeror is not, and is not an Affiliate of, and immediately after receipt of payment for the Offeror Shares, will not be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Offeror and the Offeror Subsidiaries shall conduct their business in a manner so that they will not become subject to the Investment Company Act, as amended.

(xv)	Registration Rights. Other than the Selling Shareholder, and as disclosed in the SEC filings, no Person has any right to cause the Offeror to effect the registration under the Securities Act of any Securities of the Offeror.

(xvi)	No Integrated Offering. Assuming the accuracy of the Selling Shareholder’s representations and warranties set forth in paragraphs 2.1.1, paragraph 2.1.6 and Schedule 4, neither the Offeror, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Security or solicited any offers to buy any Security, under circumstances that would cause this offering of the Offeror Shares to be integrated with prior offerings by the Offeror for purposes of the Securities Act, any state securities law or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the Securities of the Offeror are listed or designated.

(xvii)	Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Offeror and the Offeror Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, all tax returns filed by the Offeror prior to the Execution Date were complete and accurate, and the Offeror has no knowledge of a tax deficiency which has been asserted or threatened against the Offeror or any Offeror Subsidiary. The Offeror is not a party to any pending Action for the assessment or collection of taxes nor does the Offeror have knowledge of any such threatened Action. No deficiency assessment or proposed adjustment of the Offeror’s federal or state or municipal taxes, if any, is pending, and the Offeror has no knowledge of any proposed liability for any tax to be imposed on the Offeror’s properties or assets for which there is not an adequate reserve reflected in the SEC Reports. The Offeror has withheld and paid all taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contact or other third party with respect to its business.

(xviii)	Trust Account. As at 5:00 p.m., New York City time, on the Business Day prior to the Execution Date the balance in the Trust Account (excluding any interest accrued) is USD$125,300,451.01.

(xix)	Compliance with Sarbanes-Oxley Act. The Offeror represents that it has fully complied with all the requirements of the Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations thereunder adopted from time to time by the SEC and any other applicable laws, in each case to the extent applicable to the Offeror.

2.2.2	Furnishing of Information. As long as the Selling Shareholder owns the Offeror Shares, the Offeror undertakes to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Offeror after the Execution Date pursuant to the Exchange Act or otherwise make and keep adequate current public information with respect to the Offeror available, as those terms are defined in Rule 144. As long as the Selling Shareholder owns Offeror Shares, if the Offeror is not required to file reports pursuant to such laws, it will prepare and furnish to the Selling Shareholder and make publicly available in accordance with Rule 144(c) such information as is required for the Offeror to sell such Offeror Shares under Rule 144. The Offeror further undertakes that it will take such further action as any holder of Offeror Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Offeror Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Rule 144A.

2.2.3	Securities Laws Disclosure; Publicity. By 8:30 a.m. (New York City time) on the fourth U.S. Business Day following the Execution Date, the Offeror shall have obtained the consent of the Selling Shareholder, which consent shall not be unreasonably withheld, conditioned or delayed, to issue, and shall issue a press release reasonably acceptable to the Selling Shareholder disclosing the transactions contemplated hereby and file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. In addition, the Offeror will make such other filings and notices in the manner and time required by the SEC and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, nothing herein shall prevent the Offeror from selling its Securities to additional purchasers, provided that, the Offeror shall make the filings and disclosures as required by this paragraph 2.2.3, to the extent required by law.

2.2.4	Anti-Dilution. Notwithstanding anything herein to the contrary and in addition to any other remedies available to the Selling Shareholder hereunder, in the event that the Offeror breaches any of its representations and warranties as contained in paragraph 2.2.1, in a manner which results in the dilution of the Selling Shareholder’s relative shareholding in the Offeror as contemplated herein, then the Selling Shareholder shall be entitled to the issuance of such number of additional shares of Common Stock as is necessary to maintain the Selling Shareholder’s relative shareholding in the Offeror as contemplated herein.

2.2.5	Reservation of Stock. As of the Execution Date, the Offeror has reserved and the Offeror shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Offeror to issue the Offeror Shares pursuant to the terms and conditions of this Deed of Undertaking.

2.2.6	Conduct Pending Closing. The Offeror undertakes and agrees that, from the date of this Deed of Undertaking until the Closing Date, unless earlier terminated, (a) the Offeror shall give the Selling Shareholder and its respective officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the “Representatives”) reasonable access to the personnel, properties, books and records of the Offeror, (b) the Offeror shall cause its business to be conducted in the ordinary course consistent with applicable past practice and in compliance with all applicable laws, regulations and rules of the Trading Market, including, without limitations, not to take or fail to take any action that is reasonably likely to make any representation or warranty of the Offeror contained herein inaccurate, (c) the Offeror hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on the Trading Market, and (d) the Offeror shall use best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated by this Deed of Undertaking.

2.2.7	Form D. No later than ten (10) days after the Subsequent Closing, the Offeror shall file a Form D with respect to the Offeror Shares as required under Regulation D promulgated under the Securities Act and shall provide a copy thereof to the Selling Shareholder promptly after the filing.

2.2.8	Non-Public Information. The Offeror undertakes and agrees that, following the termination of the Confidentiality Agreement, neither it nor any other Person acting on its behalf will provide the Selling Shareholder or its Representatives with any information that the Offeror reasonably believes constitutes material non-public information, unless prior thereto the Selling Shareholder shall have executed a written agreement regarding the confidentiality and use of such information. The Offeror understands and confirms that the Selling Shareholder shall be relying on the foregoing representations in effecting transactions in Securities of the Offeror. The SEC Documents will publicly disclose all of the material written information heretofore provided to the Selling Shareholder by the Offeror with respect to the Offeror.

2.2.9	Term of Offer. The Offeror undertakes and agrees that, if after the acceptance by the Sellers of the Offer in respect of the Shares on the Business Day immediately preceding the first closing date, the Offer has been accepted in respect of less than 90 per cent. of the issued shares of the Company, the Offeror shall extend the Offer beyond the first closing date, unless the Offeror and the Sellers otherwise mutually agree.

3.	Form F-4 Registration Statement, Proxy Statement and Access to Information

3.1	SEC Documents

As soon as practicable following the date of this Deed of Undertaking, the Selling Shareholder shall use its reasonable best efforts to assist the Offeror to prepare and the Offeror shall prepare and file with the SEC the SEC Documents, and such parties shall use their reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Without limiting the generality of the foregoing, the Selling Shareholder will furnish, and will use its reasonable best efforts to procure that the Company furnish, to the Offeror and its Representatives the information relating to the Selling Shareholder and the Group Companies required by the Acts and the rules and regulations promulgated thereunder to be set forth in the SEC Documents. Prior to filing and mailing the SEC Documents (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Offeror (i) shall provide the Selling Shareholder an opportunity to review and comment on such documents or response, (ii) shall discuss with the Selling Shareholder and include in such documents or response all reasonable comments that are promptly proposed by Selling Shareholder and (iii) shall not file or mail such documents or respond to the SEC prior to receiving the approval of the Selling Shareholder, which approval shall not be unreasonably withheld or delayed. The Offeror shall use reasonable best efforts to have the Form F-4 Registration Statement declared effective by the SEC under the Securities Act as promptly as reasonably practicable after the date of this Deed of Undertaking.

3.2	Access to Information

From the Execution Date to the Closing Date or the date, if any, on which the Selling Shareholder’s Obligations lapse pursuant to paragraph 6.2 hereof, except as otherwise prohibited by applicable law or the terms of any contract entered into prior to the Execution Date or as would reasonably be expected to violate or result in a loss or impairment of any attorney-client or work product privilege (it being understood that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that does not result in such violation, loss or impairment), the Selling Shareholder shall and shall use its reasonable best efforts to cause the Group to provide to the Offeror (and its Representatives) information as the Offeror may reasonably request concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Selling Shareholder and the Group for the Offeror’s preparation of the documents required to be filed with the SEC.

4.	Indemnification

4.1	Survival of Representations and Warranties

4.1.1	Each representation and warranty of the Selling Shareholder contained in this Deed of Undertaking and in Schedule 4 will survive the Closing and continue in full force and effect for twelve months thereafter, except (i) the representations and warranties set forth in paragraphs 2.1.1(i), 2.1.1(ii) and 2.1.1(iii) of this Deed of Undertaking and Sections A.1.1, A.1.2, B.1.1, B.1.2, B.1.3, B.4.4, B.6.2 and B.8.2 of Schedule 4, which will survive the Closing and continue in full force and effect for three (3) years thereafter, and (ii) the representations and warranties set forth in Sections B.3.5, B.7.1, B.7.2, B.7.3, B.7.4, B.7.5 and B.7.6 of Schedule 4, which will survive the Closing and continue in full force and effect for five (5) years.

4.1.2	Each representation and warranty of the Offeror contained in this Deed of Undertaking will survive the Closing and continue in full force and effect for twelve months thereafter, except the representations and warranties set forth in paragraphs 2.2.1(i), 2.2.1(ii), 2.2.1(v) and 2.2.1(vi) of this Deed of Undertaking, which will survive the Closing and continue in full force and effect for three (3) years thereafter, and (ii) the representations and warranties set forth in paragraph 2.2.1(xvii), which will survive the Closing and continue in full force and effect for five (5) years.

4.1.3	If the Indemnified Party (as defined below) delivers to the Indemnifying Party (as defined below) before expiration of a representation or warranty, a Claim Notice based upon a breach of such representation or warranty, then the applicable representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice.

4.2	Indemnification Procedures

4.2.1	If either the Offeror or the Selling Shareholder (in such instance, the “Indemnified Party”) wishes to assert an indemnification claim in respect of a particular matter, other than an indemnification claim in respect of a matter covered by paragraphs 1.6.11(vi) or 1.6.11(vii), which claims shall be asserted solely in accordance with the procedures set forth in paragraphs 1.6.11(viii) and 1.6.11(ix), the Indemnified Party shall deliver to the Person from whom indemnity is sought (the “Indemnifying Party”) a written notice (a “Claim Notice”) setting forth to the extent it actually knows:

(i)	the matter giving rise to the claim for indemnification;

(ii)	a description of all of the facts and circumstances giving rise to the claim;

(iii)	a description of, and an estimate of the total amount of, the monetary amounts actually incurred or expected to be incurred for which indemnification is sought (the “Claimed Amount”).

Failure to deliver a Claim Notice by the Indemnified Party to the Indemnifying Party shall relieve the Indemnifying Party of liability with respect to such claim only to the extent such Indemnifying Party has been actually prejudiced by such failure.

4.2.2

If an indemnification claim results from or arises out of a third party claim (a “Third Party Claim”), then, within 20 days after delivery of the relevant Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party; provided, that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any Losses that may be assessed against the Indemnified Party in connection with such Third Party Claim constitute Losses for which the Indemnified Party shall be indemnified pursuant to this paragraph 4 and (B) the ad damnum is less than or equal to the amount of Losses for which the Indemnifying Party is liable under this paragraph 4 and (ii) the Indemnifying Party may not assume control of the defense of any Third Party Claim involving criminal liability of the Indemnified Party or in which relief other than money damages is sought against the Indemnified Party. If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Claim, the Indemnified Party shall control such defense. The Non-Controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-Controlling Party advised of the status of such Third Party Claim and the defense thereof and shall consider in good faith recommendations made by the Non-Controlling Party with respect thereto. The Non-Controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Claim (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Claim. The reasonable fees and expenses of counsel to the Indemnified Party with respect to a Third Party Claim shall be considered Losses for purposes of this Deed of Undertaking only if (i) the Indemnified Party controls the defense of such Third Party Claim pursuant to the terms of this paragraph 4.2.2 or (ii) the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Claim. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third Party Claim without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed; provided, that such consent shall not be required if such settlement or judgment (i) fully releases both the Indemnified Party and the Indemnifying Party and (ii)

involves only the payment of money damages that are covered in full by the indemnity obligations of the Indemnifying Party hereunder. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed; provided, that such consent shall not be required if such settlement or judgment (i) fully releases both the Indemnified Party and the Indemnifying Party and (ii) involves only the payment of money damages that are covered in full by the indemnity obligations of the Indemnifying Party hereunder.

4.2.3	If an indemnification claim does not result from a Third Party Claim, then, within thirty (30) days after receipt of any Claim Notice, the Indemnifying Party will acknowledge in writing its responsibility for all or part of the Claimed Amount for which indemnification is sought under this paragraph 4, or give written notice to the Indemnified Party of its intention to dispute or contest all or part of such responsibility. Upon delivery of such notice of intention to contest, the parties will negotiate in good faith to resolve as promptly as possible any dispute as to responsibility for, or the amount of, any such Claimed Amount.

4.3	Limitations on Indemnification Liability

4.3.1	Any indemnification claim by the Offeror made under this paragraph 4 will be limited as follows:

(i)	Ceiling. The aggregate Selling Shareholder’s Share of Losses under this Deed of Undertaking related to breaches of representations, warranties and undertakings will not exceed one billion one hundred seventy two million six hundred fifty two thousand two hundred five RMB yuan (RMB1,172,652,205) provided that the limitation contemplated hereby will not be applicable with respect to breaches of paragraphs 2.1.1(i), 2.1.1(ii) and 2.1.1(iii) of this Deed of Undertaking and Sections A.1.1, A.1.2, B.1.1 and B.1.2 of Schedule 4 or any instances of fraud by the Selling Shareholder.

(ii)	Basket/Threshold. The Selling Shareholder will have no liability for money Losses related to breaches of the representations and warranties in this Deed of Undertaking or in Schedule 4 unless and until the aggregate of such Losses claimed under paragraphs 2.1.9, 2.1.10 and 4.2 exceeds ten million RMB yuan (RMB 10,000,000) (the “Selling Shareholder Indemnified Party Threshold Amount”); provided, however, that if the aggregate Losses claimed under paragraphs 2.1.9, 2.1.10 and 4.2 exceed the Selling Shareholder Indemnified Party Threshold Amount, the Selling Shareholder’s liability will relate back to and include the first RMB yuan of aggregate Losses so claimed.

4.3.2	Any indemnification claim by the Selling Shareholder made under this paragraph 4 will be limited as follows:

(i)	Ceiling. The aggregate Offeror’s Losses under this Deed of Undertaking related to breaches of representations, warranties and undertakings will not exceed one billion one hundred seventy two million six hundred fifty two thousand two hundred five RMB yuan (RMB1,172,652,205) provided that the limitation contemplated hereby will not be applicable with respect to breaches of paragraphs 2.2.1(i), 2.2.1(ii), 2.2.1(v) and 2.2.1(vi) of this Deed of Undertaking or any instances of fraud by the Offeror.

(ii)	Basket/Threshold. The Offeror will have no liability for money Losses related to breaches of the representations and warranties in this Deed of Undertaking unless and until the aggregate of such Losses claimed under paragraph 4.2 exceeds ten million RMB yuan (RMB 10,000,000) (the “Offeror Indemnified Party Threshold Amount”); provided, however, that if the aggregate Losses claimed under paragraph 4.2 exceed the Offeror Indemnified Party Threshold Amount, the Offeror’s liability will relate back to and include the first RMB yuan of aggregate Losses so claimed.

4.3.3	The amount of Losses required to be paid in connection with any claim made by an Indemnified Party under this paragraph 4 will be reduced to the extent of any amounts the Indemnified Party actually receives pursuant to the terms of the insurance policies (if any) covering such indemnification claim.

4.4	Notification of Certain Matters; Update of Disclosure Letter.

4.4.1	Prior to the Closing Date, the Selling Shareholder shall give prompt written notice to Offeror of (i) any development occurring after the Execution Date that causes or reasonably could be expected to cause any representation or warranty of the Selling Shareholder set forth in this Deed of Undertaking or Schedule 4 to be untrue or inaccurate in any material respect as of the date when the Offer is announced (the “Formal Offer Announcement Date”), (ii) any development occurring after the Execution Date that causes or reasonably could be expected to cause a material adverse change as described in paragraphs 2.3.7 or 2.5.3 of the Pre-Conditional Offer Announcement and (iii) any failure of the Selling Shareholder, Mr. Wang Wei Yao or Mr. Shao Jian Jun to comply in any material respect with any undertaking, obligation or condition of this Deed of Undertaking to be performed or complied with by such Person as of the Formal Offer Announcement Date. Except as provided in paragraph 4.4.2, no disclosure by the Selling Shareholder pursuant to this paragraph 4.4.1 will be deemed to amend or supplement the Disclosure Letter or to prevent or cure any misrepresentation or breach of any representation or warranty of the Selling Shareholder set forth in this Deed of Undertaking or Schedule 4.

4.4.2	Notwithstanding the foregoing, if the Selling Shareholder delivers to Offeror a supplement to the Disclosure Letter that (i) relates solely to a representation or warranty that was true and accurate as of the Execution Date ceasing to be true and accurate on or prior to the Formal Offer Announcement Date or (ii) reflects a development that occurred after the Execution Date, but prior to the Closing Date, that caused or could reasonably be expected to cause a material adverse change as described in paragraphs 2.3.7 or 2.5.3 of the Pre-Conditional Offer Announcement, in each case, other than as a result of the Selling Shareholder’s, the Company’s, Mr. Wang Wei Yao’s and/or Mr. Shao Jian Jun’s bad faith, negligence or willful act or misconduct, such supplement shall be deemed to modify the representations or warranties of the Selling Shareholder under this Deed of Undertaking and Schedule 4 provided the Selling Shareholder concurrently acknowledges in writing (and in any event at least three (3) Business Days prior to the Formal Offer Announcement Date or the Closing Date, as applicable) that the matter described in the supplement to the Disclosure Letter has caused a pre-condition specified in paragraph 2.3 or a condition specified in paragraph 2.5 of the Pre-Conditional Offer Announcement not to be satisfied, thereby permitting Offeror to not make the Offer pursuant to the provisions of paragraph 6.1.2 hereof.

5.	Publicity

The Selling Shareholder consents to the Pre-Conditional Offer Announcement containing references to it and to this Deed of Undertaking substantially in the terms set out in the Pre-Conditional Offer Announcement, to particulars of this Deed of Undertaking being set out in the Offer Document (and any other documents relating to the Offer) and to this Deed of Undertaking being available for inspection during all or part of the period for which the Offer remains open for acceptance.

6.	Conditions and termination

6.1	Making of Offer

6.1.1	The Offeror’s agreement to make the Offer is conditional upon:

(i)	the Pre-Conditional Offer Announcement being released within three market days from the date of this Deed of Undertaking (the “Long-Stop Date”); and

(ii)	no event or circumstance occurring or becoming known to it on or before the Long-Stop Date in consequence of which the Securities Industry Council (the “SIC”) requires the Offeror not to make the Offer (or, in the case of an event or circumstance becoming known to the Offeror prior to the release of the Pre-Conditional Offer Announcement, which is of such a nature that, had it occurred thereafter, the SIC would have required the Offeror not to make the Offer).

6.1.2	The Offeror’s agreement to make the Offer shall be further subject to the conditions set forth in the terms of the Pre-Conditional Offer Announcement.

6.2	Lapse

The Selling Shareholder’s Obligations shall lapse if:

6.2.1	the Pre-Conditional Offer Announcement is not released by the Long-Stop Date;

6.2.2	the Offer lapses or is withdrawn without having become wholly unconditional;

6.2.3	the pre-conditions set forth in paragraph 2.3 of the Pre-Conditional Offer Announcement are not met within nine (9) months from the Execution Date (the “9-month date”); provided, however, that if the SEC has not declared the Form F-4 Registration Statement effective by the 9-month date, the period in this paragraph 6.2.3 will automatically be extended to one (1) year from the Execution Date; or

6.2.4	there is less than USD$120,000,000 in the Trust Account on or prior to the date immediately preceding the Closing;

provided that the lapsing of the Selling Shareholder’s Obligations shall not affect any rights or liabilities under this Deed of Undertaking in respect of prior breaches thereof, and further shall not affect paragraph 7.1, paragraph 12 and Schedule 5 to this Deed of Undertaking, each of which shall survive the lapsing of the Selling Shareholder’s Obligations.

7.	Enforcement

7.1	Governing law etc.

All questions concerning the construction, validity, enforcement and interpretation of this Deed of Undertaking shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (U.S.A.), without regard to principles of conflicts of law thereof. Each party hereby waives all right to a trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Deed of Undertaking. Each party hereto irrevocably submits to the exclusive jurisdiction of any Delaware state or federal court in any action or proceeding arising out of or relating to this Deed of Undertaking, and hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such a Delaware state or federal court. Each party irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action is brought in an inconvenient forum or that the venue of such action is improper. Each party irrevocably consents to the service of any and all process in any such action, suit or proceeding by the delivery of such process to such party at the address and in the manner provided in paragraph 15.

7.2	Specific performance

Without prejudice to any other rights or remedies provided herein or granted by law, including recovery of Losses, the Offeror and the Selling Shareholder will be entitled to specific performance under this Deed of Undertaking. Each party agrees that monetary damages may not be adequate compensation for any Loss incurred by reason of any threatened or actual breach of such party’s Obligations under this Deed of Undertaking and hereby agrees to waive in any action for specific performance of such Obligation the defense that a remedy at law would be adequate.

8.	Governance

Immediately after the Closing:

8.1.1	the board of directors of Newco (the “Newco Board”) will be comprised of five (5) members;

8.1.2	the initial members of the Newco Board will be Wang Wei Yao (Non-Executive Chairman), Shao Jian Jun, Paul K. Kelly (Vice Chairman), Xiao Feng and Cheng Yan Davis;

8.1.3	the names and titles of the executive officers of Newco will be Shao Jian Jun (President and Chief Executive Officer), Mark L. Wilson (Chief Financial Officer and Secretary) and Jiang Hongdi (Vice President);

8.1.4	the Memorandum of Association of Newco shall be in the form attached hereto as Schedule 9; and

8.1.5	the Articles of Association of Newco shall be in the form attached hereto as Schedule 9.

9.	Interpretation

9.1	Revised Offers

In this Deed of Undertaking, references to the Offer shall include any revised Offer by the Offeror; provided, however, that in no event will the Offer Price (as such term is defined in the Pre-Conditional Offer Announcement) be reduced below S$0.70 per Share.

9.2	Additional Terms

The Offer shall be subject to such additional terms and conditions as may be required to comply with the requirements of the Code, the SIC and the rules and regulations of the SGX-ST or any other relevant regulatory authority.

9.3	Unconditional and irrevocable obligations

Except to the extent otherwise expressly specified, the Obligations set out in this Deed of Undertaking are unconditional and irrevocable.

9.4	Time

Time shall be of the essence of the Obligations set out in this Deed of Undertaking. Except to the extent otherwise expressly specified, a reference to a time of day is a reference to Singapore time.

9.5	Meanings

9.5.1	References in this Deed of Undertaking to:

(i)	“9-month date” shall have the meaning set forth in paragraph 6.2.3.

(ii)	“Action” means any action, suit, inquiry, notice of violation, proceeding (including any civil, criminal or administrative actions or partial proceeding such as a deposition), claims, hearings or investigation pending or threatened in writing against or affecting the Offeror or any of its respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

(iii)	“Acts” shall have the meaning set forth in paragraph 1.6.11(iv)(c).

(iv)	“Additional Issuance” means the issuance of Additional Offeror Shares pursuant to paragraph 1.6.6.

(v)	“Additional Issuance Date” means the date of the Additional Issuance.

(vi)	“Additional Offeror Shares” means up to 15,765,000 shares of Common Stock issuable to the Selling Shareholder pursuant to this Deed of Undertaking, as more fully described in Paragraph V of Appendix 2 hereto.

(vii)	“Additional Offeror Shares Lock-Up Period End Date” shall have the meaning set forth in paragraph 1.6.10(ii).

(viii)	“Affiliate,” with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For purposes hereof, a Person will be deemed to control a specified Person, if the Person is the beneficial owner, directly or indirectly, of more than 10% of any class of voting Securities of such specified Person.

(ix)	“Audited Accounts” means the audited consolidated balance sheets and statements of income, changes in shareholders’ equity, and cash flow as of and for the fiscal years ended December 31, 2005, 2006 and 2007 for the Group.

(x)	“Average Exchange Rate” means the average of the USD/SGD Exchange Rates for the period consisting of the 20 U.S. Business Days immediately prior to the Execution Date.

(xi)	“Business Day” means a day which is not a Saturday, a Sunday or a public holiday in Singapore.

(xii)	“BWHM” shall have the meaning set forth in paragraph 1.3.2.

(xiii)	“Cash Adjustment” shall have the meaning set forth in paragraph 1.6.7(ii).

(xiv)	“CHAC Note” shall have the meaning set forth in paragraph 1.5.1.

(xv)	“Claimed Amount” shall have the meaning set forth in paragraph 4.2.1.

(xvi)	“Claim Notice” shall have the meaning set forth in paragraph 4.2.1.

(xvii)	“Closing” shall have the meaning set forth in paragraph 1.5.1.

(xviii)	“Closing Date” shall have the meaning set forth in paragraph 1.6.4(i).

(xix)	“Closings” shall have the meaning set forth in paragraph 1.6.1.

(xx)	“Closing Statement” means a statement prepared by the Offeror setting forth its computation of the Cash Adjustment.

(xxi)	“Code” shall have the meaning set forth in paragraph 1.2.1.

(xxii)	“Collectively-Owned Land Parcel” means the collectively-owned land parcel described on Schedule 10.

(xxiii)	“Collectively-Owned Land Buildings” mean the buildings located on the Collectively-Owned Land Parcel as described on Schedule 10.

(xxiv)	“Common Stock” means the common stock of the Offeror, USD$0.001 par value per share.

(xxv)	“Companies Act” shall have the meaning set forth in paragraph 2.1.1(i).

(xxvi)	“Company” shall have the meaning set forth in the introductory paragraph.

(xxvii)	“Company Board” shall have the meaning set forth in paragraph 2.1.3.

(xxviii)	“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of January 17, 2008, between Offeror and the Company.

(xxix)	“Controlling Party” means the party controlling the defense of any Third Party Claim.

(xxx)	“Deferral Notice” shall have the meaning set forth in paragraph 1.6.11(iv)(j).

(xxxi)	“Demand Registration” shall have the meaning set forth in paragraph 1.6.11(i).

(xxxii)	“Demanding Holder” shall have the meaning set forth in paragraph 1.6.11(i).

(xxxiii)	“Disclosure Letter” shall have the meaning set forth in paragraph 2.1.1(iv).

(xxxiv)	“Disclosure Package” means (i) the Prospectus and (ii) each “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

(xxxv)	“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, assessment, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any Security, any restriction on the sale, transfer or other disposition of any Security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

(xxxvi)	“Environment” means all or any of the following media (alone or in combination): air (including, without limitation, the air within buildings and the air within other natural or man-made structures whether above or below ground); water (including, without limitation, water under or within land or in drains or sewers); soil (including, without limitation, land surface and subsurface strata); and any ecological systems and living organisms supported by these media.

(xxxvii)	“Environmental Authority” means any Chinese legal Person or Chinese body of Persons (including, without limitation, any government department or government agency or court or tribunal) having jurisdiction to determine any matter arising under Environmental Laws, Environmental Permits and/or relating to the Environment.

(xxxviii)	“Environmental Law” means all applicable Chinese laws, statutes, regulations, orders, programs, statutory guidance notes and final and binding court and other tribunal decisions of the People’s Republic of China in force in the People’s Republic of China at Closing whose purpose is to protect, or prevent pollution of, the Environment or to regulate emissions, discharges, or releases of Hazardous Substances into the Environment, or to regulate the use, treatment, storage, burial, disposal, transport or handling of Hazardous Substances, and all by-laws, codes, regulations, decrees or orders issued or promulgated or approved thereunder or in connection therewith to the extent that the same have force of law at Closing.

(xxxix)	“Environmental Permit” means any licence, approval, authorization, permission, notification, waiver, order or exemption which is issued, granted or required under Environmental Law and which is material to the operation of the business of the Group on or before Closing.

(xl)	“Exchange Act” shall have the meaning set forth in paragraph 1.6.11(iv)(c).

(xli)	“Execution Date” shall have the meaning set forth in paragraph 2.1.1(ii).

(xlii)	“Fair Market Value” means, as of the date of determination, (a) in the case of publicly-traded Securities, the average of their last sales prices on the applicable trading exchange or quotation system in each trading day during the five trading-day period ending on such date and (b) in the case of any other Securities or property, the fair market value of such Securities or property, as reasonably determined in good faith by an independent accounting firm selected jointly by the Offeror and Mr. Wang Wei Yao.

(xliii)	“Form F-4 Registration Statement” means the registration statement on Form F-4 to be filed with the SEC by Offeror in connection with the issuance of the Offeror Shares to the Selling Shareholder, including a prospectus, amendments and supplements to the registration statement on Form F-4 or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement on Form F-4.

(xliv)	“Formal Offer Announcement Date” shall have the meaning set forth in paragraph 4.4.1.

(xlv)	“FRS” means Singapore Financial Reporting Standards.

(xlvi)	“GAAP” shall have the meaning set forth in paragraph 2.2.1(vii).

(xlvii)	“Group” or “Group Company” or “Group Companies” shall have the meaning set forth in paragraph 1.3.2.

(xlviii)	“Governmental Authority” shall have the meaning set forth in paragraph 1.6.4.

(xlix)	“Hazardous Substances” mean any wastes, pollutants, contaminants and any other natural or artificial substance (whether in the form of a solid, liquid, gas or vapor) the presence of which requires or may require investigation or remediation under any Environmental Law or which is capable of causing harm or damage to the Environment or a nuisance to any Person.

(l)	“Indemnified Party” shall have the meaning set forth in paragraph 4.2.1.

(li)	“Indemnifying Party” shall have the meaning set forth in paragraph 4.2.1.

(lii)	“Initial Offeror Shares” mean up to 23,665,000 shares of common stock of Offeror, as more fully described in Appendix 2 to this Deed of Undertaking.

(liii)	“Initial Offeror Shares Lock-Up Period End Date” shall have the meaning set forth in paragraph 1.6.10(i).

(liv)	“Long-Stop Date” shall have the meaning set forth in paragraph 6.1.1.

(lv)	“Loss” or “Losses” mean losses, liabilities, damages, costs (including, without limitation, legal costs), charges, expenses, actions, proceedings, claims, demands, judgments, fines and amounts paid in settlement, but shall not include incidental, consequential, special, indirect, punitive, or exemplary losses or damages, or lost profits, unless such amounts are awarded in or paid in connection with a Third Party Claim for which there is indemnification.

(lvi)	“market day” means a day on which the SGX-ST is open for trading of Securities.

(lvii)	“Material Adverse Effect” means a material adverse effect on the business, results of operations, properties, assets or prospects of the Offeror.

(lviii)	“Merger” shall have the meaning set forth in paragraph 1.6.12.

(lix)	“Mr. Wang’s Maximum Liability” shall have the meaning set forth in paragraph 2.1.7(v)(b).

(lx)	“Net Trust Amount” means the amount in the Trust Account (in United States Dollars) after payment by the Offeror (x) for all shares of Common Stock redeemed, if any, by the holders thereof (y) for all issued shares in the Company tendered by the Public Shareholders in connection with the Offer, if any, and (z) of all expenses related to the Offer, the Merger and related matters.

(lxi)	“Newco” shall have the meaning set forth in paragraph 1.6.12.

(lxii)	“Newco Board” shall have the meaning set forth in paragraph 8.1.1.

(lxiii)	“Non-Controlling Party” means the party not controlling the defense of any Third Party Claim.

(lxiv)	“Obligations” mean a party’s obligations arising as a result of its agreements, undertakings, representations, warranties, indemnities and consents set out in this Deed of Undertaking and other Transaction Documents.

(lxv)	“Offer” shall have the meaning set forth in the introductory paragraph.

(lxvi)	“Offer Document” shall have the meaning set forth in paragraph 1.1.

(lxvii)	“Offeror” shall have the meaning set forth in the introductory paragraph.

(lxviii)	“Offeror Indemnified Party Threshold Amount” shall have the meaning set forth in paragraph 4.3.2(ii).

(lxix)	“Offeror Cash Adjustment” shall have the meaning set forth in paragraph 1.6.7(ii).

(lxx)	“Offeror Shares” mean up to 35,665,000 shares of Common Stock, consisting of Initial Offeror Shares and Additional Offeror Shares, issued or issuable to the Selling Shareholder pursuant to this Deed of Undertaking, as more fully described on Appendix 2 hereto.

(lxxi)	“Offeror Subsidiaries” mean any Person (excluding the Group Companies and their subsidiaries) in which the Offeror (i) has control; (ii) owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership of that Person; or (iii) has the legal power to direct or cause the direction of the general management and policies of that Person whether through the ownership of voting capital, by contract or otherwise.

(lxxii)	“Per Offeror Share Purchase Price” means USD$8.00.

(lxxiii)	“Person” means any legal person, including any individual, corporation, investment fund, partnership, limited partnership, limited liability company, joint venture, joint stock company, association, trust, unincorporated entity or other entity.

(lxxiv)	“Piggy-Back Registration” shall have the meaning set forth in paragraph 1.6.11(ii).

(lxxv)	“Pre-Conditional Offer Announcement” shall have the meaning set forth in the introductory paragraph.

(lxxvi)	“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Shares covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(lxxvii)	“Proxy Statement” means the proxy statement, together with any amendments thereof or supplements thereto, relating to certain approvals by the Offeror’s shareholders as more fully described in paragraphs 2.3.1, 2.3.2, 2.3.3 and 2.3.4 of the Pre-Conditional Offer Announcement.

(lxxviii)	“Public Shareholders” mean the holders of shares in the Company, other than the Selling Shareholder.

(lxxix)	“Registration Indemnified Party” shall have the meaning set forth in paragraph 1.6.11(viii).

(lxxx)	“Registration Indemnifying Party” shall have the meaning set forth in paragraph 1.6.11(viii).

(lxxxi)	“Registration Statement” means the registration statement required to be filed pursuant to paragraph 1.6.11, including the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

(lxxxii)	“Replacement Parcel” shall have the meaning set forth in paragraph 2.1.7(iv).

(lxxxiii)	“Representatives” shall have the meaning set forth in paragraph 2.2.6.

(lxxxiv)	“Requested Holders” shall have the meaning set forth in paragraph 1.6.11(ii).

(lxxxv)	“Requested Stock” shall have the meaning set forth in paragraph 1.6.11(ii).

(lxxxvi)	“RMB/USD Exchange Rate” means the nominal rate of exchange (vis-à-vis United States Dollars) for the Chinese legal currency (RMB) published in the Wall Street Journal (New York Edition) on the date(s) of determination (which shall be a U.S. Business Day on which the Wall Street Journal (New York Edition) is published), expressed as the number of units of RMB per one United States Dollar.

(lxxxvii)	“RMB/USD Exchange Rate Ratio I” means a percentage expressed as a fraction the numerator of which is the number of units of RMB per one United States Dollar as of the Execution Date minus the number of units of RMB per one United States Dollar as of the Closing Date and the denominator of which is the number of units of RMB per one United States Dollar as of the Execution Date.

(lxxxviii)	“RMB/USD Exchange Rate Ratio II” means a percentage expressed as a fraction the numerator of which is the number of units of RMB per one United States Dollar as of the Closing Date minus the number of units of RMB per one United States Dollar as of the Execution Date and the denominator of which is the number of units of RMB per one United States Dollar as of the Execution Date.

(lxxxix)	“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or, to the extent replaced, the comparable successor thereto.

(xc)	“SEC” shall have the meaning set forth in paragraph 1.6.4(iii).

(xci)	“SEC Documents” mean the F-4 Registration Statement, the Proxy Statement and documents filed with the SEC in connection with the Offer, Merger or related matters.

(xcii)	“SEC Reports” shall have the meaning set forth in paragraph 2.2.1(vii).

(xciii)	“Securities” mean, with respect to any Person, all equity interests of such Person, all securities convertible into or exchangeable for equity interests of such Person, and all options, warrants, and other rights to purchase or otherwise acquire from such Person equity interests, including any equity appreciation or similar rights, contractual or otherwise.

(xciv)	“Securities Act” shall have the meaning set forth in paragraph 1.6.9(i).

(xcv)	“Seller” or “Sellers” shall have the meaning set forth in paragraph 1.1.

(xcvi)	“Selling Shareholder” shall have the meaning set forth in the introductory paragraph.

(xcvii)	“Selling Shareholder Cash Adjustment” shall have the meaning set forth in paragraph 1.6.7(i).

(xcviii)	“Selling Shareholder Indemnified Party Threshold Amount” shall have the meaning set forth in paragraph 4.3.1(ii).

(xcix)	“Selling Shareholder’s SGD Consideration” shall have the meaning set forth in paragraph 1.5.1.

(c)	“Selling Shareholder’s Share of Losses” shall have the meaning set forth in paragraph 2.1.9.

(ci)	“SGX-ST” shall have the meaning set forth in paragraph 2.1.1(iv).

(cii)	“Shares” shall have the meaning set forth in paragraph 1.1.

(ciii)	“Shelf Registration Statement” means the shelf registration statement referred to in paragraph 1.6.11(iii), to be filed on any Securities Act registration form available at such time, as amended or supplemented by any amendment or supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Shelf Registration Statement.

(civ)	“SIC” shall have the meaning set forth in paragraph 6.1.1.

(cv)	“SSS” shall have the meaning set forth in paragraph 1.3.2(i).

(cvi)	“Subsequent Closing” shall have the meaning set forth in paragraph 1.6.1.

(cvii)	“subsidiaries” shall have the same meaning as in the Companies Act.

(cviii)	“Tax,” “Taxes” or “Taxation” mean any Singapore or People’s Republic of China federal, provincial, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, ad valorem, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

(cix)	“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with any governmental authority, including any schedule or attachment thereto, and including any amendment thereof.

(cx)	“Third Party Claim” shall have the meaning set forth in paragraph 4.2.2.

(cxi)	“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed or admitted for trading on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market or is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a U.S. Business Day.

(cxii)	“Trading Market” means the American Stock Exchange (“AMEX”) or, if the Common Stock is not listed on AMEX, such other exchange or quotation system on which the Common Stock is listed or quoted for trading on the date in question.

(cxiii)	“Transaction Documents” mean this Deed of Undertaking, the CHAC Note and any other documents or agreements executed to consummate the transactions contemplated hereunder.

(cxiv)	“Trust Account” means the segregated trust account established by Continental Stock Transfer and Trust Company, the trustee, at JPMorgan Chase.

(cxv)	“U.S. Business Day” means any day except Saturday, Sunday and any day which shall be a United States federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(cxvi)	“USD/SGD Exchange Rate” means the nominal rate of exchange (vis-à-vis Singapore dollars) for the United States dollar published in the Wall Street Journal (New York Edition) on the date(s) of determination (which shall be a U.S. Business Day on which the Wall Street Journal (New York Edition) is published), expressed as the number of units of United States dollar per one Singapore dollar.

(cxvii)	“WPM” shall have the meaning set forth in paragraph 1.3.2(i).

9.5.2	References to this Deed of Undertaking include any Appendices and Schedules to it and references to paragraphs, Schedules and Appendices are to the paragraphs of, and schedules and appendices to, this Deed of Undertaking.

10.	Third Party Rights

This Deed of Undertaking is not intended to, and shall not, confer any rights or remedies upon any Person other than the parties hereto or otherwise create any third-party beneficiary hereto.

11.	Successors and Assigns

This Deed of Undertaking shall be binding upon and inure to the benefit of the parties and their permitted assigns and successors-in-interest, including, but not limited to, following the Merger, Newco. The Selling Shareholder may assign any or all of its rights under paragraph 1.6 of this Deed of Undertaking to any Person to whom the Selling Shareholder assigns or transfers any Offeror Shares in accordance with the terms and conditions of paragraph 1.6.9, provided such transferee agrees in writing to be bound, with respect to the transferred Offeror Shares, by the provisions hereof that apply to the Selling Shareholder.

12.	Confidentiality

12.1.1	Prior to the Pre-Conditional Offer Announcement, the parties agree to keep confidential any information concerning the Offer. Furthermore, commencing on the date of this Deed of Undertaking, the parties agree not to deal or recommend others to deal in the shares of the Company (save for acceptance of the Offer pursuant to paragraph 1.1 above).

12.1.2	The Confidentiality Agreement shall terminate as of the Execution Date.

13.	Costs

Each party shall bear its own legal and other professional costs and expenses incurred by it in the negotiation and preparation of this Deed of Undertaking and any other document entered into in connection therewith. The Offeror shall pay all stamp and other Taxes levied in connection with the issuance of the Offeror Shares under this Deed of Undertaking.

14.	Language

This Deed of Undertaking has been prepared in both English and Chinese. However, the parties hereby agree that only the English version will be executed and, for the avoidance of doubt, the English version shall prevail under all circumstances. The Chinese version of this Deed of Undertaking is solely a reference for the Selling Shareholder.

15.	Notices

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this paragraph 15 prior to 5:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this paragraph 15 on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by United States nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

In the case of the Offeror to:

China Holdings Acquisition Corp.

33 Riverside Avenue, 5th Floor

Westport, CT 06880

Fax: 203.226.8022

Attention: Paul Kelly

With a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

Robert S. Strauss Building

1333 New Hampshire Avenue, N.W.

Washington, DC 20036-1564

Fax: 202.955.7778

Attention: Rick L. Burdick

If to the Selling Shareholder, Mr. Wang Wei Yao or Mr. Shao Jian Jun:

World Sharehold Limited

Picheng Town, Danyang City, Jiangsu

Province 212311

China

Fax: +86 511 86342922

Attention: Wang Wei Yao/ Shao Jian Jun

With a copy to (which will not constitute notice):

Shook Lin & Bok LLP

AIA Tower

1 Robinson Road

#18-00

Singapore 048542

Fax: +65 6535 8577

Attention: Perry Yuen/ Bethia Su

File Reference: YPL/SYS/2080526

16.	Amendments; Waivers

No provision of this Deed of Undertaking may be waived or amended except in a written instrument signed by the Offeror and the Selling Shareholder. No waiver of any default with respect to any provision, condition or requirement of this Deed of Undertaking shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

17.	Construction

The headings herein are for convenience only, do not constitute a part of this Deed of Undertaking and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Deed of Undertaking will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Deed of Undertaking shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favouring or disfavouring any party by virtue of the authorship of any provisions of this Deed of Undertaking or any of the Transaction Documents.

18.	Execution

This Deed of Undertaking may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

19.	Severability

If any provision of this Deed of Undertaking is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Deed of Undertaking shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Deed of Undertaking.

20.	Further Assurances

Each of the parties shall execute such documents and perform such further acts as may be reasonably required or necessary to carry out or to perform the provisions of this Deed of Undertaking or any other Transaction Document.

(Signature Page Follows)

In witness whereof we have caused this Deed of Undertaking to be executed as a deed on the day and year first above written.

The Common Seal of

World Sharehold Limited

was hereunto affixed in the presence of:

/s/ Wang Wei Yao
Director

/s/ Shao Jian Jun
Director/Secretary

Mr. Wang Wei Yao agrees and undertakes to the Offeror solely as set forth in paragraphs 1.1, 1.2, 1.3, 1.4, 2.1.4, 2.1.5, 2.1.6 and 2.1.7 of this Deed of Undertaking:

/s/ Wang Wei Yao
Wang Wei Yao

Mr. Shao Jian Jun agrees and undertakes to the Offeror solely as set forth in paragraphs 1.1, 1.2, 1.3, 1.4, 2.1.4, 2.1.5, 2.1.6 and 2.1.8 of this Deed of Undertaking:

/s/ Shao Jian Jun
Shao Jian Jun

AGREED AND ACCEPTED BY:

China Holdings Acquisition Corp.

/s/ Paul K. Kelly
Paul K. Kelly
Chairman and Chief Executive Officer

Signature Page to Deed of Undertaking

Appendix 1

Pre-Conditional Voluntary Cash Offer

by

CIMB-GK Securities Pte. Ltd.

(Company Registration No. 1987016210)

(Incorporated in the Republic of Singapore)

for and on behalf of

China Holdings Acquisition Corp.

(Incorporated in the state of Delaware, the United States of America)

to acquire all the issued and paid-up ordinary shares

in the capital of

Bright World Precision Machinery Limited

(Company Registration No. 200409453N)

(Incorporated in the Republic of Singapore)

1.	Introduction

1.1	The Offer.

CIMB-GK Securities Pte. Ltd. (“CIMB-GK”) wishes to announce, for and on behalf of China Holdings Acquisition Corp. (“CHAC”), including any assigns or successors-in-interest (the “Offeror”), that the Offeror intends, subject to the fulfilment of the Pre-Conditions (as defined in paragraph 2.3 below) to make a voluntary conditional cash offer (the “Offer”) for all the issued and paid-up ordinary shares (the “Shares”) in the capital of Bright World Precision Machinery Limited (the “Company”).

1.2	Pre-Conditions.

The Offer will not be made unless and until the Pre-Conditions are satisfied, no later than the date falling nine months after the date of the Deed of Undertaking (the “9-month date”); provided, however, that if the United States Securities and Exchange Commission (the “SEC”) has not declared the Offeror’s Form F-4 Registration Statement (as such term is defined in the Deed of Undertaking) effective by the 9-month date, the period will automatically be extended to one (1) year from the date of the Deed of Undertaking (the “12-month date”). Accordingly, all references to the Offer in this announcement (the “Pre-Conditional Offer Announcement”) refer to the possible Offer which will only be made if and when the Pre-Conditions are satisfied, no later than the 9-month date or 12-month date, as applicable.

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1.3	Redomestication Merger.

Immediately prior to the consummation of the Closing (as defined below), and contingent upon consummation of the Closing (i.e., the Merger (as defined below) will occur only if the Closing is consummated), CHAC shall merge with and into a newly-formed, wholly-owned subsidiary incorporated under the laws of the British Virgin Islands (“Newco”), with Newco surviving the merger (the “Merger”). Pursuant to the Merger, Newco will assume all rights and obligations of the Offeror under the Offer. For purposes of clarification, after the Merger every reference in the Offer to Offeror or CHAC shall be to Newco.

2.	The Offer

2.1	Terms.

Subject to the satisfaction of the Pre-Conditions, the Offer will be made by the Offeror on the following basis:

2.1.1	the Offer will be made for all the Shares (the “Offer Shares”), in accordance with Section 139 of the Securities and Futures Act, Chapter 289 of Singapore and the Singapore Code on Take-overs and Mergers and subject to the terms and conditions set out in the formal document in relation to the Offer to be issued by CIMB-GK, for and on behalf of the Offeror (the “Offer Document”);

2.1.2	the Offer, when made, will be on the following basis:

(i)	in the event that the Offeror receives acceptances in respect of the Offer Shares which, when aggregated with the Shares held by the Offeror are less than 90 per cent. of the issued share capital of the Company:

For each Offer Share: S$0.70; or

(ii)	in the event that the Offeror receives acceptances in respect of the Offer Shares which, when aggregated with the Shares held by the Offeror are equal to or exceed 90 per cent. of the issued share capital of the Company:

For each Offer Share: S$0.75;

(as applicable, the “Offer Price”); and

2.1.3

the Offer Shares will be acquired (i) fully paid, (ii) free from all liens, equities, charges, encumbrances, rights of pre-emption and any other third party rights or interests of any nature whatsoever and (iii) together with all rights,

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benefits and entitlements attached thereto as at the date of this Pre-Conditional Offer Announcement (the “Pre-Conditional Offer Announcement Date”) and hereafter attaching thereto, including all voting rights, the right to receive and retain all dividends, rights and other distributions (if any) which may be announced, declared, paid or made by the Company on or after the Pre-Conditional Offer Announcement Date.

2.2	Deed of Undertaking.

World Sharehold Limited (“Selling Shareholder”), which is the majority shareholder of the Company, and the shareholders of the Selling Shareholder, namely, Mr. Wang Wei Yao and Mr. Shao Jian Jun (who are also directors of the Company and collectively, the Selling Shareholder, Mr. Wang Wei Yao and Mr. Shao Jian Jun shall be referred to as the “Sellers”) have entered into a deed of undertaking with the Offeror dated 20 July 2008 (“Deed of Undertaking”) which sets out, inter alia, undertakings by the Sellers to accept the Offer in respect of all the Shares owned by them, the consideration to be paid by the Offeror to the Sellers for accepting the Offer in respect of their Shares and certain obligations to be fulfilled by the Sellers and the Offeror in connection with the Offer as well as following the close of the Offer.

2.3	Pre-Conditions.

The Offer will not be made unless and until the Pre-Conditions are satisfied no later than the 9-month date or 12-month date, as applicable. The pre-conditions (the “Pre-Conditions”) to the making of the Offer are as follows:

2.3.1.	the passing by a majority of the shares of the Offeror issued in connection with the Offeror’s initial public offering (the “IPO Shares”) voted at a duly held shareholders meeting of the Offeror of a resolution approving the making of the Offer by the Offeror in compliance with applicable laws and regulations governing it and the Merger (collectively, the “Offer Transactions”);

2.3.2.	shareholders of the Offeror holding 33.33 per cent. or more of the IPO Shares do not vote against the Offer Transactions and exercise their redemption rights in relation to their IPO Shares;

2.3.3.	the passing by a majority of the shares of the Offeror (the “CHAC Shares”) voted at a duly held shareholders meeting of the Offeror of a resolution approving an amendment to the Offeror’s certificate of incorporation to revise the definition of “Business Combination” to specifically include the Offer Transactions;

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2.3.4.	the passing by a majority of the CHAC Shares voted at a duly held shareholders meeting of the Offeror of a resolution approving the issuance of the new CHAC Shares;

2.3.5.	all representations and warranties set out in the Deed of Undertaking including Schedule 4 thereto remaining true and correct in all material respects as of the date (the “Formal Offer Announcement Date”) when the Offer is announced (the “Formal Offer Announcement”);

2.3.6.	the Sellers have performed and complied in all material respects with all undertakings, obligations and conditions of the Deed of Undertaking that they are required to perform and comply with as of the Formal Offer Announcement Date;

2.3.7.	since the Pre-Conditional Offer Announcement Date, there is no change which has occurred in the financial condition, operations, results of operations or prospects of the Company, World Precise Machinery (China) Co., Ltd (“WPM”), Bright World Heavy Machine Tools (China) Co., Ltd. (“BWHM”), Shanghai Shangduan Stamping Machines Co., Ltd. (“SSS”) or any of their subsidiaries (the Company, WPM, BWHM, SSS and their subsidiaries herein collectively referred to as the “Group Companies” or the “Group”) that:

(i)	has caused the net assets of the Group Companies to decrease by 10 per cent. or more by reference to the Group Companies’ net assets as at 31 December 2007; or

(ii)	has caused or may reasonably be expected to cause the Group Companies’ profit after tax for the six-month period ended on 30 June 2008, nine-month period ending 30 September 2008 and full year period ending 31 December 2008 to decrease by 10 per cent. or more as compared to the Group Companies’ profit after tax for the corresponding six-month period, nine-month period and full year period ended on 30 June 2007, 30 September 2007 and 31 December 2007, respectively; and

2.3.8.	the independent financial adviser of the Company (“IFA”) publicly stating that in its opinion, the arrangements relating to the Reinvestment and the Cash Adjustment (both as defined in paragraph 5 below) are fair and reasonable (the “IFA Statement”).

2.4	Formal Offer Announcement and Offer Document.

If the Pre-Conditions are satisfied no later than the 9-month date or 12-month date, as applicable, CIMB-GK, for and on behalf of the Offeror, will immediately announce the firm intention on the part of the Offeror to make the Offer. The offer document (the “Offer Document”) containing the terms and conditions of the Offer will be despatched to the shareholders of the

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Company (the “Shareholders”) not earlier than 14 days but not later than 21 days from the date of the Formal Offer Announcement. However, if any of the Pre-Conditions is not satisfied, the Offer will not be made and CIMB-GK will issue an announcement confirming that fact as soon as reasonably practicable.

2.5	Offer Conditions.

The Offer, when made, will be subject to the following conditions (“Conditions”):

2.5.1	the Offeror having received by the close of the Offer, valid acceptances (which have not been withdrawn) in respect of such number of Shares which, when taken together with Shares owned, controlled or agreed to be acquired by the Offeror will result in the Offeror holding such number of Shares carrying not less than 70 per cent. (“Offer Threshold”) of the voting rights attributable to all the issued Shares as at the close of the Offer.

The Offeror reserves the right to revise the Offer Threshold to a level below 70 per cent. but above 50 per cent., provided that such revision be made after obtaining the consent of the Securities Industry Council of Singapore. In the event that the Offer Threshold is revised, the Offer shall remain open for another 14 days following such revision and Shareholders who have accepted the initial Offer will be allowed to withdraw their acceptances within eight days of the notification of such revision;

2.5.2	the Sellers have performed and complied in all material respects with all undertakings, obligations and conditions of the Deed of Undertaking that they are required to perform and comply with as of the close of the Offer (the “Closing”); and

2.5.3	since the Pre-Conditional Offer Announcement Date, there is no change which has occurred in the financial condition, operations, results of operations or prospects of the Group Companies that:

(i)	has caused the net assets of the Group Companies to decrease by 10 per cent. or more by reference to the Group Companies’ net assets as at 31 December 2007; or

(ii)	has caused or may reasonably be expected to cause the Group Companies’ profit after tax for the six-month period ended on 30 June 2008, nine-month period ending 30 September 2008 and full year period ending 31 December 2008 to decrease by 10 per cent. or more as compared to the Group Companies’ profit after tax for the corresponding six-month period, nine-month period and full year period ended on 30 June 2007, 30 September 2007 and 31 December 2007, respectively;

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2.5.4.	the IFA confirming in the circular to be despatched to the Company’s shareholders in connection with the Offer that the IFA Statement has not changed.

3.	Deed of Undertaking, etc.

3.1	Irrevocable Undertakings by the Sellers.

3.1.1	Acceptance of the Offer. As at the Pre-Conditional Offer Announcement Date, the Offeror has, pursuant to the Deed of Undertaking, received irrevocable undertakings from the Sellers, to, inter alia, accept the Offer in respect of all the Shares legally and/or beneficially owned by them prior to and up to the close of the Offer. Details of the Shares which are the subject of these irrevocable undertakings as of the date of Pre-Conditional Offer Announcement Date are set out in the Appendix to this Pre-Conditional Offer Announcement.

World Sharehold Limited is an investment holding company owned by Mr. Wang Wei Yao and Mr. Shao Jian Jun. Mr. Wang Wei Yao owns 82 per cent. of World Sharehold Limited and is also the Chairman of the Company and Mr. Shao Jian Jun owns 18 per cent. of World Sharehold Limited and is also the Chief Executive Officer and director of the Company.

The irrevocable undertakings provided by the Sellers are hereafter referred to as the “Irrevocable Undertakings”.

As at the Pre-Conditional Offer Announcement Date, the aggregate number of Shares legally and/or beneficially owned by the Sellers amount to 309,697,000 Shares, representing approximately 77.42 per cent. of all the Shares.1

3.1.2	Termination. The Deed of Undertaking shall lapse if:

(i)	the Offer lapses or is withdrawn without having become wholly unconditional;

(ii)	the Pre-Conditions are not met within the 9-month date; provided, however, that if the SEC has not declared the Offeror’s Form F-4 Registration Statement effective by the 9-month date, the period in this paragraph will automatically be extended to one (1) year from the date of the Deed of Undertaking; or

[1]

In this Offer Announcement, for the purpose of computation, the aggregate number of Shares is 400,000,000 (as extracted from the Company’s annual report in relation to its financial year ended 31 December 2007).

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(iii)	there is less than USD$120,000,000 in the Trust Account (as defined in paragraph 4.1 below) on or prior to the date immediately preceding the Closing.

3.1.3	No Further Undertakings. Save as disclosed in this Pre-Conditional Offer Announcement, neither the Offeror nor any party acting in concert with it has received any irrevocable undertaking from any other party to accept or reject the Offer as at the Pre-Conditional Offer Announcement Date.

3.2	Employment Agreements.

Mr. Shao Jian Jun has undertaken to enter into a new employment agreement to continue in the employment of the Company for a fixed term of five years from the close of the Offer, on terms and conditions to be agreed to by the parties.

3.3	Non-Competition Agreements.

Each of Mr. Wang Wei Yao and Mr. Shao Jian Jun has undertaken to enter into a non-competition agreement not to compete with the Group Companies for a fixed term of five years from the close of the Offer, on terms and conditions to be agreed to by the parties.

3.4	Right of First Refusal.

The Deed of Undertaking also provides Newco with a right of first refusal to acquire other companies controlled by Mr. Wang Wei Yao that manufacture agricultural machinery, auto parts and components, lawn equipment and construction equipment.

3.5	Cooperation by the Company.

The Board of Directors of the Company has agreed to use reasonable endeavours to, inter alia, assist the Offeror and provide information relating to the Group for the purpose of the Offeror’s Form F-4 Registration Statement, provided it may withhold such information if, among other things, in its reasonable opinion, the provision thereof would result in the breach of Singapore laws and regulations.

4.	Information on the Offeror

4.1	The Offeror.

CHAC was incorporated in the state of Delaware, the United States of America, on 22 June 2007 and is listed on the American Stock Exchange. CHAC is a special purpose acquisition company which was formed to acquire or acquire control of one or more operating businesses which have primary operations in Asia through a merger, stock exchange or similar business combination. The Offeror’s sole assets consist of the cash proceeds of its initial public offering (the “IPO”) and related private placements of its securities, and that substantially all of those proceeds have been deposited in a trust account at JPMorgan

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Chase Bank, N.A. with Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”) for the benefit of the Offeror, certain of its shareholders and the underwriters of its IPO. The directors of the Offeror are Mr. Paul K. Kelly; Mr. James D. Dunning, Jr.; Mr. Alan G. Hassenfeld; Mr. Gregory E. Smith; Mr. Xiao Feng; and Ms. Cheng Yan Davis.

The Offer and the transactions related thereto have been unanimously approved by the board of directors of the Offeror and are expected to be completed in the fourth quarter of 2008, barring any unforeseen circumstances and pending approval by CHAC’s shareholders (and less than 33.3 per cent. of CHAC’s public shareholders exercising their right to redeem their shares for cash) and clearance by the SEC, China’s Securities Regulatory Commission and the Securities Industry Council of Singapore.

Further information on the Offeror can be found in documents filed by the Offeror with the SEC which are available from the SEC’s website at http://www.sec.gov.

A copy of the Form 8-K filed by the Offeror in connection with the Offer is enclosed together with this Pre-Conditional Offer Announcement.

4.2	Newco.

Immediately prior to the consummation of the Offer and contingent thereon, CHAC will merge with and into Newco, with Newco surviving and assuming all of CHAC’s rights and obligations under the Offer. Newco will be formed under the laws of the British Virgin Islands shortly prior to the Merger and consummation of the Offer. Upon completion of the Offer, CHAC will seek a listing of Newco on the New York Stock Exchange. Mr. Wang Wei Yao and Mr. Shao Jian Jun, non-executive Chairman and Chief Executive Officer, respectively, of the Company, will continue in those roles with Newco. Mr. Paul K. Kelly will serve as Vice-Chairman and Mark L. Wilson, an officer and director of Stuart Management Corp., which provides administrative and management services to CHAC, will serve as Chief Financial Officer of Newco.

5.	Investment by the Sellers in the Offeror

5.1	CHAC Note.

At Closing, the Offeror will deliver a convertible promissory note (the “CHAC Note”) to World Sharehold Limited as payment for the aggregate Offer Price due for the Shares tendered by World Sharehold Limited. Immediately after Closing, the Offeror will issue and sell to World Sharehold Limited, and World Sharehold Limited will purchase from the Offeror the initial new CHAC Shares by delivering the CHAC Note to the Offeror as payment therefor. Under the CHAC Note, the Offeror will issue to World Sharehold Limited a minimum of 19,900,000 initial new CHAC Shares, amounting to approximately 50 per

8

cent. of the enlarged issued share capital of the Offeror (assuming there are no redemptions of CHAC Shares and the equity equivalent value of all its outstanding warrants is determined by the Treasury Stock Method). World Sharehold Limited will be eligible (pursuant to a prescribed formula) to receive up to a maximum of 3,765,000 additional new CHAC Shares, based on the Group’s realised profit (as defined in the Deed of Undertaking) for the financial year ending 31 December 2008 (“FY 2008”), provided such maximum award will be reduced, share-for-share, by the number of initial new CHAC Shares in excess of 19,900,000. World Sharehold will also be eligible to receive up to an additional 1,000 new CHAC Shares for each 0.001% increase in the Group’s net profit after tax and minority interest (“Net Profit”) (in Renminbi or RMB) for FY 2008 above 20 per cent. compared with a base Net Profit of RMB 144,863,000, up to a maximum award of 12,000,000 additional new CHAC Shares if the Group’s FY 2008 Net Profit exceeds such base Net Profit by 32 per cent. The total number of new CHAC Shares to be issued to World Sharehold Limited under the CHAC Note shall not exceed 35,665,000 new CHAC Shares, amounting to approximately 64 per cent. of the enlarged issued share capital of the Offeror (assuming there are no redemptions of CHAC Shares and the equity equivalent value of all its outstanding warrants is determined by the Treasury Stock Method), in one or more issuances. The initial new CHAC Shares will be issued to World Sharehold Limited at US$8 for each CHAC Share.

5.2	Cash Adjustment.

CHAC will make a cash payment to World Sharehold Limited or World Sharehold Limited will make a cash payment to CHAC, as the case may be, if the US Dollar depreciates or appreciates against the RMB between the date of execution of the Deed of Undertaking and the Closing, respectively (the “Cash Adjustment”).

5.3	Retention of Management.

The purpose behind the investment in CHAC Shares by World Sharehold Limited as set out in paragraph 5.1 above (the “Reinvestment”) is that Mr. Wang Wei Yao, as Non-Executive Chairman of the Company, and Mr. Shao Jian Jun, as the Chief Executive Officer of the Company, are the principals behind the business of the Company and the Offeror wishes to retain each of them for the purpose of managing the business of the Company and also to align their interests with the rest of the shareholders of the Offeror.

5.4	Moratorium.

The new CHAC Shares to be issued to World Sharehold Limited will be subject to a moratorium of not less than 6 months from the date of their issue.

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6.	Information on the Company

The Company was incorporated in Singapore on 28 July 2004 and is listed on the Main Board of the Singapore Exchange Securities Trading Limited (the “SGX-ST”). The immediate and ultimate holding company of the Company is World Sharehold Limited, which is incorporated in the British Virgin Islands. The principal activity of the Company is that of investment holding. The principal activity of its subsidiaries, WPM, BWHM and SSS, which are based in the People’s Republic of China (the “PRC”), is the manufacture and supply of stamping machines and metal parts.

7.	Rationale for the Offer and Offeror’s Intentions for the Company

7.1	Rationale for the Offer.

The Offeror was formed for the sole purpose of acquiring or acquiring control of one or more operating businesses which have primary operations in Asia, preferably the PRC. The Offeror views the Company as an attractive target due to the fact that the Company is a public company listed on the SGX-ST, has a record of operating subject to the governance and regulatory requirements of a Singapore public-listed company, including preparing audited financial statements in accordance with Singapore Financial Reporting Standards, and is in an industrial manufacturing industry of interest to the Offeror. The Offeror believes that the Offer represents an attractive proposition to Shareholders to realise their investment in the Shares for cash at a premium over the recent market price of the Shares.

7.2	The Offeror’s Intentions for the Company.

It is the current intention of the Offeror to retain substantially all of the employees of the Group. The Offeror intends to work closely with the Group to identify key employees and to coordinate the appropriate measures to facilitate employee retention. Save as disclosed in this Pre-Conditional Offer Announcement, the Offeror presently has no intention to (i) introduce any major changes to the business of the Group, (ii) redeploy the fixed assets of the Group or (iii) discontinue the employment of the employees of the Group.

Following the close of the Offer, the Offeror will undertake a comprehensive review of the businesses and fixed assets of the Group. This review will help the Offeror determine the optimal business strategy for the Group. The Offeror plans to be able to grow through the use of cash flow from operations and cash available from Trust Account.

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8.	Listing Status and Compulsory Acquisition

8.1	Compulsory Acquisition.

Pursuant to Section 215(1) of the Companies Act, Chapter 50 of Singapore (the “Companies Act”), if the Offeror receives acceptances pursuant to the Offer2 for not less than 90 per cent. of the Shares (other than those already held by the Offeror, its related corporations or their respective nominees as at the date of the Offer), the Offeror will have the right to compulsorily acquire, at the Offer Price, all the Shares of Shareholders who have not accepted the Offer. In the event that the Offeror becomes entitled to exercise its right under Section 215(1) of the Companies Act to compulsorily acquire all the Shares of Shareholders who have not accepted the Offer, the Offeror intends to exercise its rights of compulsory acquisition, and proceed to delist the Company from the SGX-ST.

In addition, pursuant to Section 215(3) of the Companies Act, if the Offeror (or its related corporations or their respective nominees) acquires such number of Shares which, together with Shares held by it, comprise 90 per cent. or more of the Shares, Shareholders who have not accepted the Offer have a right to require the Offeror to acquire their Shares at the Offer Price. Shareholders who wish to exercise such a right are advised to seek their own independent legal advice.

8.2	Listing Status.

Under Rule 1105 of the Listing Manual of the SGX-ST (the “Listing Manual”), in the event that the Offeror and parties acting in concert with it, as a result of the Offer or otherwise, own or control more than 90 per cent. of the Shares (excluding treasury shares), the SGX-ST may suspend the listing of the Shares until such time when the SGX-ST is satisfied that at least ten per cent. of the Shares (excluding treasury shares) are held by at least 500 Shareholders who are members of the public.

In addition, under Rule 724 of the Listing Manual, if the percentage of the Shares (excluding treasury shares) held in public hands falls below ten per cent., the Company must, as soon as practicable, announce that fact and the SGX-ST may suspend trading of all the Shares, and under Rule 1303(1) of the Listing Manual, where the Offeror succeeds in garnering acceptances exceeding 90 per cent. of the Shares (excluding treasury shares), thus causing the percentage of the Company’s total number of Shares (excluding treasury shares) held in public hands to fall below ten per cent., the SGX-ST will suspend trading of Shares only at the close of the Offer.

[2]

For the avoidance of doubt, acceptances pursuant to the Offer will include acquisitions or contracts for acquisitions of the Offer Shares in compliance with the provisions of Section 215(11) of the Companies Act.

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Rule 725 of the Listing Manual states that the SGX-ST may allow the Company a period of three months, or such longer period as the SGX-ST may agree, to raise the percentage of Shares in public hands to at least ten per cent., failing which the Company may be delisted.

It is the intention of the Offeror to make the Company its wholly-owned subsidiary. It is therefore not the intention of the Offeror to preserve the listing status of the Company. Accordingly, the Offeror does not intend to take steps for any trading suspension of the Shares by the SGX-ST to be lifted in the event that, inter alia, less than ten per cent. of the Shares (excluding treasury shares) are held in public hands.

9.	Attractiveness of the Offer

9.1	Attractiveness of the Offer.

The Offeror believes that the Offer (if made) represents an attractive proposition to Shareholders to realise their investment in the Shares. Shareholders are advised to read this Section in conjunction with the other Sections of this Pre-Conditional Offer Announcement, including the Offeror’s rationale for the Offer.

9.2	Financial Evaluation of the Offer.

The Offer Price represents an attractive exit price for Shareholders:

	Benchmark price[3]	Premium of Offer Price over/ (discount to) the benchmark price

		Offer Price of $0.70	Offer Price of $0.75

(i) Last transacted price per Share on the SGX-ST on July 18, 2008 (being the market day immediately preceding the Pre-Conditional Offer Announcement Date)	S$0.370	89.2 per cent.	102.7 per cent.

(ii) Volume weighted average price of the Shares on the SGX-ST (“VWAP”) for the one month period prior to the Pre-Conditional Offer Announcement Date	S$0.387	80.9 per cent.	93.8 per cent.

(iii) VWAP for the three month period prior to the Pre-Conditional Offer Announcement Date	S$0.409	71.1 per cent.	83.4 per cent.

(iv) VWAP for the six month period prior to the Pre-Conditional Offer Announcement Date	S$0.421	66.3 per cent.	78.1 per cent.

[3]	The figures set out in Section 9.2 of this Offer Announcement are based on data extracted from Bloomberg.

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10.	Disclosure of Shareholdings and Dealings

Certain disclosures on shareholdings and dealings in Shares are set out in the Schedule to this Pre-Conditional Offer Announcement.

11.	Responsibility Statement

The directors of the Offeror (including any who may have delegated detailed supervision of this Pre-Conditional Offer Announcement) have taken all reasonable care to ensure that the facts stated and all opinions expressed in this Pre-Conditional Offer Announcement are fair and accurate and that no material facts have been omitted from this Pre-Conditional Offer Announcement, and they jointly and severally accept responsibility accordingly. Where any information has been extracted or reproduced from published or otherwise publicly available sources (including, without limitation, in relation to the Company) or obtained from the Sellers or CIMB-GK, the sole responsibility of the directors of the Offeror has been to ensure through reasonable enquires that such information is accurately extracted from such sources or, as the case may be, reflected or reproduced in this Pre-Conditional Offer Announcement.

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Issued by

CIMB-GK Securities Pte. Ltd.

For and on behalf of

China Holdings Acquisition Corp.

21 July 2008

Singapore

Any enquiries relating to this Pre-Conditional Offer Announcement or the Offer should be directed to one of the following individuals:

Mah Kah Loon	Jason Chian
Head, Corporate Finance	Director, Corporate Finance
CIMB-GK Securities Pte. Ltd.	CIMB-GK Securities Pte. Ltd.
Tel. +65 6210 8889	Tel. +65 6210 8878

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Appendix to Pre-Conditional Offer Announcement

Irrevocable Undertakings

The details of the number of Shares legally and/or beneficially owned by the Sellers who have given Irrevocable Undertakings as at the Pre-Conditional Offer Announcement Date are as follows:

Registered Holder and Address	Number of Shares		Percentage of Issued Shares (%)
	Direct	Deemed
World Sharehold Limited	309,697,000	—	77.42
TrustNet Chambers, P.O. Box 3444
Road Town, Tortola
British Virgin Islands

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Schedule to Pre-Conditional Offer Announcement

Disclosures on Shareholdings and Dealings

1.	Shareholdings and Dealings

(i)	Save as disclosed in this Pre-Conditional Offer Announcement, as at the Pre-Conditional Offer Announcement Date, none of the Offeror, or its respective wholly-owned subsidiaries (if any) or directors (a) owns, controls or has agreed to acquire any Shares as at the Pre-Conditional Offer Announcement Date, (b) has dealt for value in any Shares during the three month period immediately preceding the Pre-Conditional Offer Announcement Date or (c) has received any irrevocable undertaking from any party to accept or reject the Offer as at the Pre-Conditional Offer Announcement Date.

(ii)	Save as disclosed in this Pre-Conditional Offer Announcement, as at the Pre-Conditional Offer Announcement Date, none of the management of the Offeror (a) owns, controls or has agreed to acquire any Shares as at the Pre-Conditional Offer Announcement Date, (b) has dealt for value in any Shares during the three month period immediately preceding the Pre-Conditional Offer Announcement Date or (c) has received any irrevocable undertaking from any party to accept or reject the Offer as at the Pre-Conditional Offer Announcement Date.

(iii)	Save as disclosed in this Pre-Conditional Offer Announcement, as at the Pre-Conditional Offer Announcement Date, CIMB-GK (a) does not own, control nor has it agreed to acquire any Shares as at the Pre-Conditional Offer Announcement Date, (b) has not dealt for value in any Shares during the three month period immediately preceding the Pre-Conditional Offer Announcement Date and (c) has not received any irrevocable undertaking from any party to accept or reject the Offer as at the Pre-Conditional Offer Announcement Date.

2.	Enquiries

In the interests of confidentiality, the Offeror has not made any enquiries in respect of certain other parties who are or may be deemed to be acting in concert with it in connection with the Offer. Further enquiries will be made of such persons and the relevant disclosures will be made in due course subsequently and in the Formal Offer Announcement. For the same reason, CIMB-GK will be making the necessary enquiries in respect of members of its group and the relevant disclosures will be made in due course.

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Appendix 2

Offeror Shares

Capitalized terms used herein but not defined shall have the meanings assigned thereto in the Deed of Undertaking.

I. Maximum Number of Offeror Shares: 35,665,000, consisting of Initial Offeror Shares and Additional Offeror Shares. The Selling Shareholder will receive the maximum number of Offeror Shares if (a) the Group achieves net profit after tax and minority interest for fiscal year 2008 of one hundred ninety one million two hundred nineteen thousand RMB yuan (RMB191,219,000) and (b) the Offeror owns 100% of the outstanding Securities of Company as of December 31, 2008.

II. Minimum Number of Offeror Shares: 19,900,000, consisting solely of Initial Offeror Shares.

III. Number of Initial Offeror Shares and Additional Offeror Shares: The number of Initial Offeror Shares and Additional Offeror Shares will vary depending upon the cash offer price per issued share of the Company (“Company Share”) offered to the Public Shareholders. The higher the cash offer price per Company Share, the more Initial Offeror Shares the Selling Shareholder shall be entitled to receive upon exchange of the CHAC Note. The maximum number of Initial Offeror Shares is 23,665,000.

IV. Calculation of Initial Offeror Shares: The number of Initial Offeror Shares shall be calculated as follows:

Step 1: Number of Shares held by the Selling Shareholder multiplied by cash offer price per Company Share (in Singapore Dollars) (“BWPM SGD Consideration”);

Step 2: BWPM SGD Consideration multiplied by the Average Exchange Rate (“BWPM USD Consideration”); and

Step 3: BWPM USD Consideration divided by Per Offeror Share Purchase Price, and rounded down to the nearest one Share.

For example, assuming (a) the Selling Shareholder holds 309,697,000 Shares, (b) a S$0.75 cash offer price per Company Share, (c) an Average Exchange Rate of 0.72659 and (d) a USD$8.00 Per Offeror Share Purchase Price, the number of Initial Offeror Shares to be issued to the Selling Shareholder at Closing is 21,095,882.

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V. Calculation of Additional Offeror Shares: The Selling Shareholder shall be entitled to receive the number of Additional Offeror Shares described below upon satisfaction of certain Company ownership and Group 2008 net profit after tax and minority interest triggers:

A. Up to a maximum of 3,765,000 Additional Offeror Shares, which shall be calculated as follows:

Step 1: Percentage of Company owned by the Offeror as of December 31, 2008 multiplied by Group’s audited net profit4 after tax and minority interest for fiscal year 2008 (data in RMB) (“CHAC Realized Profit”);

Step 2: CHAC Realized Profit minus one hundred fifty three million RMB yuan (RMB153,000,000) (“Step 2 Realized Profit”);

Step 3: Step 2 Realized Profit divided by 20,000,000 (i.e., spread between one hundred fifty three million RMB yuan (RMB153,000,000) and one hundred seventy three million RMB yuan (RMB173,000,000), which represents approximately 120% of Group’s unaudited net profit after tax and minority interest for fiscal year 2007) (“Step 3 Realized Profit”); and

Step 4: Step 3 Realized Profit multiplied by maximum Additional Offeror Shares issuable under this Paragraph V.A., which is 3,765,000 minus the number of Initial Offeror Shares in excess of 19,900,000;

provided, however, that the Selling Shareholder shall not be entitled to receive any Additional Offeror Shares pursuant to this Paragraph V.A., unless Group’s audited net profit after tax and minority interest for fiscal year 2008 equals or exceeds one hundred seventy three million eight hundred thirty six thousand RMB yuan (RMB173,836,000).

For example, assuming (a) the Selling Shareholder owns 89% of the outstanding Company Shares as of December 31, 2008, (b) Group’s audited net profit after tax and minority interest for fiscal year 2008 is one hundred seventy three million eight hundred thirty six thousand RMB yuan (RMB173,836,000), and (c) the number of Initial Offeror Shares is 21,095,882, the number of Additional Offeror Shares issuable to the Selling Shareholder under this Paragraph V.A. shall be 220,178.

B. Up to a maximum of 12,000,000 Additional Offeror Shares, which shall be calculated as follows:

If the Group achieves net profit after tax and minority interest of one hundred ninety one million two hundred nineteen thousand RMB yuan (RMB191,219,000) for fiscal year 2008, the Selling Shareholder will receive 12,000,000 Additional Offeror Shares; or

If the Group does not achieve net profit after tax and minority interest of one hundred ninety one million two hundred nineteen thousand RMB yuan (RMB191,219,000) for fiscal year 2008, the Selling Shareholder will receive 1,000 Additional Offeror Shares for every 0.001% of growth of net profit after tax and minority interest above 20% growth (through 32% growth) over

[4]	The Group’s net profit for fiscal year 2008 can not include more than ten million RMB yuan (RMB10,000,000) of other income.

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Group’s unaudited net profit after tax and minority interest of one hundred forty four million eight hundred sixty three thousand RMB yuan (RMB144,863,000) for fiscal year 2007.

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Schedule 1

Shares to which this Deed of Undertaking relates

	Ordinary Shares
Registered Holder and Address	Direct	Deemed
World Sharehold Limited TrustNet Chambers, P.O. Box 3444 Road Town, Tortola British Virgin Islands	309,697,000	309,697,000

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Schedule 2

CHAC Note

NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES TO BE ISSUED UPON ITS CONVERSION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN COMPLIANCE WITH AN EXEMPTION THEREFROM AND ACCOMPANIED WITH AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO NEWCO THAT SUCH TRANSFER IS IN COMPLIANCE WITH AN EXEMPTION THEREFROM.

CONVERTIBLE PROMISSORY NOTE

USD$	, 200

Subject to the terms and conditions of this Convertible Promissory Note (this “Note”), for value received, [INSERT NAME OF BVI NEWCO], a company formed under the laws of the British Virgin Islands (“Newco”), promises to pay to World Sharehold Limited, a company formed under the laws of the British Virgin Islands (the “Holder”), the principal sum of [            ] United States Dollars (USD$            ). The Note and the Initial Offeror Shares issuable upon conversion of the Note pursuant to Section 2 hereof are collectively referred to herein as the “Securities.” Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in that certain Deed of Undertaking, dated July 20, 2008 (the “Deed of Undertaking”), between China Holdings Acquisition Inc., the predecessor to Newco, on the one hand, and Holder, Mr. Wang Wei Yao and Mr. Shao Jian Jun, on the other hand.

1. Maturity. Unless converted as provided in Section 2, the principal amount of this Note shall be due and payable upon the written demand of the Holder (a “Holder Demand”) at any time after [INSERT DATE OF NOTE] (the “Maturity Date”).

2. Conversion.

(a) Investment by the Holder. Immediately after the closing of the Offer and with no further action being taken, nor any approval being required, the principal amount of this Note shall be automatically converted into such number of Initial Offeror Shares calculated as described in Annex 2 to the Deed of Undertaking.

(b) Mechanics and Effect of Conversion. Concurrent with the conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, to Newco. At its expense, Newco will, immediately thereafter, issue and deliver to such Holder, at such Holder’s principal office, a certificate or certificates for the number of Initial Offeror Shares to which such Holder is entitled upon such conversion. Upon conversion of this Note pursuant to this Section 2, Newco will be forever released from all of its obligations and liabilities under this Note with regard to the principal amount hereunder.

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3. Cancellation. After the principal owed on this Note has been paid in full, this Note will be surrendered to Newco for cancellation and will not be reissued.

4. Transfer; Successors and Assigns. This Note may not be transferred by either of the parties hereto.

5. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

6. Amendments and Waivers. Any term of this Note may be amended or waived only with the written consent of Newco and the Holder.

7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Holder upon a breach or default by Newco under this Note shall impair any such right, power or remedy of the Holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Holder of a breach or default under this Note, or any waiver on the part of the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, under this Note, the Deed of Undertaking, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

8. Severability. If any term or provision of this Note is determined to be illegal, unenforceable or invalid in whole or in part for any reason, such illegal, unenforceable or invalid provisions or party thereof shall be stricken from this Note, and such provision shall not affect the legality, enforceability or validity of the remainder of this Note. If any provision or part thereof of this Note is stricken in accordance with the provisions of this Section 8, then such stricken provision shall be replaced, to extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.

9. Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together will constitute one instrument.

[Signature to Follow]

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The Common Seal of	}
World Sharehold Limited

was hereunto affixed in the presence of:

Director

Director/Secretary

The Common Seal of	}
[INSERT NAME OF BVI NEWCO]

was hereunto affixed in the presence of:

Director

Director/Secretary

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Schedule 3

Legal Opinion

Harney Westwood & Riegels Craigmuir Chambers PO Box 71, Road Town Tortola VG1110, British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547 www.harneys.com

DRAFT	Your Ref

Our Ref

BY	Doc ID 1783405_1

World Sharehold Limited

TrustNet Chambers, P.O. Box 3444

Road Town, Tortola

British Virgin Islands

Dear Sirs

[    ] as the survivor to the merger of [NewCo] and China Holdings Acquisition Corp. Company No. [    ] (the “Company”)

1.	We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with:

(i)	a deed of undertaking dated July 20, 2008 (the “Deed”) made by World Sharehold Limited (the “Selling Shareholder”), Wang Wei Yao and Shao Jian Jun, on the one hand, and China Holdings Acquisition Corp. (“CHAC”), on the other hand, pursuant to which CHAC has made an offer to the Selling Shareholder for all the issued shares in Bright World Machinery Limited (“Bright World”) held by the Selling Shareholder payment for which was to be made inter alia by the issue to the Selling Shareholder of a convertible promissory note; and

(ii)	a convertible promissory note dated [ ] (the “Note”) issued by the Company in its capacity as the survivor to the merger of CHAC and [NewCo] in favour of the Selling Shareholder and convertible into up to 23,665,000 shares of the Company (the “Initial Offeror Shares”),

(the Deed and the Note are together referred to as the “Documents”).

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This opinion is given pursuant to clause 1.6.2(ii) of the Deed. Capitalised terms defined in the Deed have the same meaning in this opinion unless otherwise defined in this opinion.

2.	For the purpose of this opinion, we have examined the following documents and records:

(a)	A copy of the executed Documents;

(b)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company obtained from the British Virgin Islands Registry of Corporate Affairs on [—];

(c)	a copy of the [unanimous written resolutions]/[minutes of a meeting of the directors of the Company containing unanimous resolutions] of the directors of the Company dated [—] approving the Company’s entry into and execution of the Note and the issue of the Initial Offeror Shares (the “Board Resolutions”);

(d)	a copy of a certificate issued by a director of the Company dated [ ] 2008 (the “Director’s Certificate”); and

(e)	information revealed by our searches of:

(i)	the records and information certified by [—], the registered agent of the Company, on [—] of the statutory documents and records maintained by the Company at its registered office;

(ii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on [—]; and

(iii)	the records of proceedings on file with, and available for inspection on [•] at the High Court of Justice, British Virgin Islands,

(the “Searches”).

The above are the only documents or records we have examined and the only enquiries we have carried out. In particular we have made no enquiries as to matters of fact other than the Searches.

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals;

(b)	the genuineness of all signatures and seals;

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(c)	the accuracy and completeness of all corporate minutes, resolutions, certificates and records which we have seen;

(d)	that the information indicated by the Searches is and remains true and correct;

(e)	the accuracy of any and all representations of fact expressed in or implied by the documents we have examined;

(f)	that the Documents constitute valid, legally binding and enforceable obligations of the Company under the laws of the State of Delaware in the United States of America by which law they are expressed to be governed;

(g)	that no matters arising under any foreign law will affect the views expressed in this opinion;

(h)	that no director of the Company has a financial interest in or other relationship to a party to the transaction contemplated by the Documents except as expressly disclosed in the Board Resolutions;

(i)	that the Board Resolutions remain in full force and effect; and

(j)	that no resolution of the members of the Company has been passed limiting the powers of the directors.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)	Existence and Good Standing. The Company is a company duly registered with limited liability for an unlimited duration under the BVI Business Companies Act (No 16 of 2004), and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	Capacity and Power. The Company has full capacity to execute the Note and to perform its obligations under the Documents and the Company has taken all necessary action to execute the Note and to authorise its exercise of its rights and the performance of its obligations under the Documents.

(c)	Due Execution. The Documents have been duly executed for and on behalf of the Company.

(d)	Valid and Binding. The Documents will be treated by the courts of the British Virgin Islands as the legally binding, valid and enforceable obligations of the Company.

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(e)	Consents. No consents or authorisations of any government or official authorities of or in the British Virgin Islands are necessary for the grant and execution of the Note by the Company, the performance by the Company of its obligations and the exercise of its rights pursuant to the Documents and the issue of the Initial Offeror Shares.

(f)	Non-conflict. The performance by the Company of its obligations and the exercise of any of its rights pursuant to the Documents do not and will not conflict with:

(i)	any law or regulation of the British Virgin Islands; or

(ii)	the Memorandum and Articles of Association of the Company.

(g)	Stamp Duty. No stamp duties or similar documentary taxes imposed by or in the British Virgin Islands are payable in respect of the Documents or the issue of the Initial Offeror Shares.

(h)	Shares. The Initial Offeror Shares, when issued against payment therefor in accordance with the provisions of the Documents will be duly and validly issued, fully paid and nonassessable and, to our knowledge, on the basis of the Director’s Certificate, free and clear of all liens, charges, restrictions and encumbrances imposed by or through the Company except as set forth in the Documents.

5.	This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Documents. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

6.	The opinions set out above are subject to the following qualifications:

(a)	The term “enforceable” as used above means that the obligations assumed by the Company under the relevant instrument are of a type which the courts of the British Virgin Islands enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(i)	rights and obligations may be limited by bankruptcy, insolvency, liquidation, arrangement and other similar laws of the British Virgin Islands of general application affecting the rights of creditors;

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(ii)	claims under the Documents may become barred under the laws relating to limitation of actions in the British Virgin Islands or may be or become subject to defences of set-off or counterclaim;

(iii)	equitable remedies such as injunctions and orders for specific performance are discretionary and will not normally be available where damages are considered an adequate remedy and equitable rights may be defeated by a bona fide purchaser for value without notice;

(iv)	where obligations are to be performed in a jurisdiction outside the British Virgin Islands they may not be enforceable under the laws of the British Virgin Islands to the extent that such performance would be contrary to the laws of that jurisdiction or contrary to mandatory laws or public policy of that jurisdiction;

(v)	strict legal rights may be qualified by doctrines of good faith and fair dealing - for example a certificate or calculation as to any matter might be held by a British Virgin Islands court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error;

(vi)	enforcement may be prevented by reason of fraud, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(vii)	provisions, for example, for the payment of additional interest in certain circumstances, may be unenforceable to the extent a court of the British Virgin Islands determines such a provision to be a penalty; and

(viii)	enforcement may be limited by the principle of forum non conveniens or analogous principles.

(b)	The courts in the British Virgin Islands will determine in their discretion whether or not an illegal or unenforceable provision may be severed.

(c)	The courts of the British Virgin Islands may refuse to give effect to a provision in respect of the cost of unsuccessful litigation brought before those courts or where the courts themselves have made an order for costs.

(d)	In certain circumstances provisions in the Documents that (i) the election of a particular remedy does not preclude recourse to one or more others, or (ii) delay or failure to exercise a right or remedy will not operate as a waiver of any such right or remedy, may not be enforceable.

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(e)	We express no opinion in relation to provisions making reference to foreign statutes in the Documents.

7.	This opinion is rendered for the benefit of Selling Shareholder and the benefit of its legal counsel (in that capacity only) in connection with the transactions contemplated by the Documents only. It may be disclosed to the successors and assigns of Selling Shareholder only with our prior written consent. It may not be disclosed to or relied on by any other party or for any other purpose.

Yours faithfully

HARNEY WESTWOOD & RIEGELS

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Schedule 4

Scheduled Representations and Warranties

Capitalized terms used herein but not defined shall have the meanings assigned thereto in the Deed of Undertaking. If a statement in this Schedule 4 is qualified by the expression “so far as the Selling Shareholder is aware” or “to the best of the Selling Shareholder’s knowledge, information and belief” or any similar expression, such statement shall be deemed to be made on the actual knowledge after due inquiry of Mr. Wang Wei Yao and Mr. Shao Jian Jun.

A.	Representations and Warranties regarding the Selling Shareholder

1.	Selling Shareholder

1.1	Incorporation; Authority

The Selling Shareholder is duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands. The Selling Shareholder is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required. The Selling Shareholder has the requisite power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted. The execution and delivery of the Transaction Documents by the Selling Shareholder and the performance by it of the transactions contemplated thereby has been duly authorized by all necessary corporate action on the part of the Selling Shareholder. Each Transaction Document has been duly executed by the Selling Shareholder, and when delivered by the Selling Shareholder in accordance with the terms thereof, will constitute the valid and legally binding obligation of the Selling Shareholder, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.

1.2	Shares

The 41,000 shares held by Mr. Wang Wei Yao and the 9,000 shares held by Mr. Shao Jian Jun comprise 82 per cent. and 18 per cent. of the allotted and issued share capital of the Selling Shareholder, respectively, and have been properly and validly allotted and issued and are each fully paid. There are no agreements with respect to the voting or transfer of the Selling Shareholder’s Securities.

1.3	Pre-emption

No Person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, sale or transfer of any share or loan capital or any other Security giving rise to a right over the capital of the Selling Shareholder under any option or other agreement (including conversion rights and rights of pre-emption) and there are no Encumbrances on the shares of the Selling Shareholder or any arrangements or obligations to create any Encumbrances.

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1.4	Holding Company

Except as set forth in paragraph 6, item 1 of the Disclosure Letter, since the date of its formation, the Selling Shareholder has been and is a holding company and has not engaged in any activities or operations, other than holding the Shares comprising 77.42 per cent. of the allotted and issued share capital of the Company.

1.5	No Liabilities

The Selling Shareholder does not have any outstanding indebtedness and, is not subject to any liability or obligation of any nature, whether accrued, absolute, contingent or otherwise (including, but not limited to, tax liabilities and social welfare funds payment liabilities).

1.6	Insolvency

The Selling Shareholder is solvent and is not, and has never been subject to, (nor is currently threatened by), any insolvency, liquidation or dissolution procedure, including without limitation to, bankruptcy or composition with creditors or the like.

1.7	Litigation

1.7.1	The Selling Shareholder is not involved whether as claimant or defendant or other party in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, inquiry or arbitration and no such claim, legal action, proceeding, suit, litigation, prosecution, investigation, inquiry or arbitration is pending or threatened by or against Selling Shareholder.

1.7.2	To the best of the Selling Shareholder’s knowledge, information and belief, there are no investigations, disciplinary proceedings or other circumstances likely to lead to any such claim or legal action, proceeding, suit, litigation, prosecution, investigation, inquiry or arbitration.

1.8	Investment Intent

The Selling Shareholder understands that the Offeror Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. The Selling Shareholder is acquiring the Offeror Shares as principal for its own account for investment purposes only and not with a present view to or for distributing or reselling such Offeror Shares or any part thereof, has no present intention of distributing any of such Offeror Shares, other than as set forth herein, and has no arrangement or understanding with any other Person(s) regarding the distribution of such Offeror Shares (this representation

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and warranty not limiting the Selling Shareholder’s right to sell the Offeror Shares in compliance with applicable United States federal and state securities laws). The Selling Shareholder has not engaged, during the one month prior to the Execution Date, in any short sales with respect to the Common Stock. The Selling Shareholder further represents that, between the time it became aware of the transactions contemplated by the Deed of Undertaking and the public announcement of this Deed of Undertaking or the termination hereof, it has not engaged and will not engage in any trades, whether purchases, sales, short sales or otherwise, with respect to the Common Stock or any other Security of the Offeror.

1.9	Selling Shareholder Status

At the time the Selling Shareholder was offered the Offeror Shares, it was, and as of the Execution Date it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Selling Shareholder is not a registered broker-dealer under Section 15 of the Exchange Act.

1.10	Experience of the Selling Shareholder & Independent Investment Decision

The Selling Shareholder, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Offeror Shares, and has so evaluated the merits of its decision to purchase the Offeror Shares pursuant to the Deed of Undertaking, such decision has been independently made by the Selling Shareholder and the Selling Shareholder confirms that it has only relied on the advice of its own business and/or legal counsel. The Selling Shareholder is able to bear the economic risk of an investment in the Offeror Shares and is able to afford a complete loss of such investment. The Selling Shareholder acknowledges that it is familiar with, and that the Offeror has made no statements, representations or warranties regarding, the assets and liabilities, the financial condition and prospects of the Offeror.

1.11	General Solicitation

The Selling Shareholder is not purchasing the Offeror Shares as a result of any advertisement, article, notice or other communication regarding the Offeror Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

1.12	Access to Information.

The Selling Shareholder acknowledges that it has reviewed the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Offeror concerning the terms

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and conditions of the offering of the Offeror Shares and the merits and risks of investing in the Offeror Shares; (ii) the opportunity to have access to information about the Offeror and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Offeror possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Selling Shareholder or its Representatives, nor any other provision in any Transaction Documents, shall modify, amend or affect the Selling Shareholder’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Offeror’s representations and warranties contained in the Deed of Undertaking.

1.13	Exemptions from Registration.

The Selling Shareholder understands that the Offeror Shares are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Offeror is relying upon the truth and accuracy of, and the Selling Shareholder’s compliance with, the representations and warranties of the Selling Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of the Selling Shareholder to acquire such Offeror Shares.

1.14	No Governmental Approval.

The Selling Shareholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Offeror Shares or the fairness or suitability of the investment in the Offeror Shares by the Selling Shareholder nor have such authorities passed upon or endorsed the merits of the offering of the Offeror Shares.

1.15	Unregistered Offeror Shares.

The Selling Shareholder understands that the Offeror Shares have not been registered under the Securities Act or any state securities laws and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder or (ii) sold in reliance on an exemption therefrom.

1.16	No Tax or Legal Advice.

The Selling Shareholder understands that nothing in the Deed of Undertaking, any other Transaction Document or any other materials presented to the Selling Shareholder in connection with the purchase and sale of the Offeror Shares constitutes legal, tax or investment advice. The Selling Shareholder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Offeror Shares.

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B.	Representations and Warranties regarding Group

1.	Group Companies

1.1	Incorporation

Each Group Company is a company duly incorporated, validly existing and in good standing under its respective laws of incorporation. Each Group Company is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required. Each Group Company has the requisite power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted.

1.2	Shares

1.2.1	The Shares comprise 77.42 per cent. of the allotted and issued share capital of the Company, have been properly and validly allotted and issued and are each fully paid.

1.2.2	The Company is the holder of 100% of the fully paid-up registered capital of BWHM amounting to US$6,500,000.

1.2.3	The Company is the holder of 100% of fully paid-up registered capital of WPM amounting to US$28,000,000.

1.2.4	Except as set forth in paragraph 6, item 2 of the Disclosure Letter, WPM is the holder of 60% of the fully paid-up registered capital of SSS amounting to three million RMB yuan (RMB3,000,000).

1.2.5	There are no agreements with respect to the voting or transfer of the Shares, or any of BWHM’s, WPM’s and SSS’ equity interests.

1.3	Pre-emption etc.

Except as set forth in paragraph 6, item 3 of the Disclosure Letter, no Person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, sale or transfer of any share or loan capital or any other Security giving rise to a right over the capital of any Group Company (the “capital” in this context refers to the “registered capital” of a Group Company if the company is incorporated in the People’s Republic of China) under any option or other agreement (including conversion rights and rights of pre-emption) and there are no Encumbrances on the shares of any Group Company or any arrangements or obligations to create any Encumbrances.

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1.4	Operations

No Group Company engages in any activities, conducts any operations, provides any services or sells any goods outside of Singapore or the People’s Republic of China, other than non-material sales to Turkey, Iran, South Africa, Singapore, Israel and Jordan.

2.	Supply of Information

2.1	Accuracy and Adequacy of Information Disclosed to the Offeror

The information set forth in this Deed of Undertaking and the Disclosure Letter and all information to be included in the Proxy Statement and Form F-4 Registration Statement, which has been given in writing or made available by or on behalf of the Selling Shareholder or any Group Company to the Offeror or any of its Representatives in the course of the negotiations leading to the Deed of Undertaking or in the course of any due diligence or other investigation carried out by or on behalf of the Offeror prior to entering into the Deed of Undertaking or otherwise, does not contain and will not contain any untrue statement of a material fact, does not omit and will not omit any material fact necessary to make the information contained therein, in light of the circumstances under which they were or are made, not misleading, and was when given, and remains, true, complete and accurate in all material respects, and the Selling Shareholder is not aware of any fact or matter or circumstance not disclosed in writing to the Offeror the disclosure of which might reasonably affect the willingness of the Offeror to purchase the Shares or the price at or terms upon which the Offeror would be willing to purchase them.

2.2	Copies of Accounts and Articles etc.

The copies of the Audited Accounts of the Group and the constitutional documents of each Group Company delivered to the Offeror are complete and accurate in all respects and in the case of the constitutional documents contain full details of the rights and restrictions attached to the share capital of such Group Company and have attached to them copies of all such resolutions and agreements as are required by applicable law to be delivered to the Registrar of Companies and Businesses or any other authority for registration and all other resolutions passed by such Group Company.

3.	Accounts, Records and Projections

3.1	Latest Accounts

The Audited Accounts have been prepared in accordance with applicable law and in accordance with the Companies Act and FRS and, subject thereto, on a basis consistent with that adopted in preparing the Audited Accounts for the previous two financial periods so as to give a true and fair view of the assets, liabilities and state of affairs of each Group Company and of the Group as a whole at March 31, 2008 (the “Balance Sheet Date”) and of the profits or losses for the period concerned and as at that date make:

3.1.1	provision for actual liabilities in accordance with FRS;

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3.1.2	proper provision (or note in accordance with good accountancy practice) for all contingent liabilities which would be provided for or noted under FRS;

3.1.3	proper provision for accrued bonuses;

3.1.4	provision reasonably regarded as adequate for all bad and doubtful debts; and

3.1.5	provision reasonably regarded as adequate for warranties covering products manufactured, sold or supplied by the Group.

3.2	Undisclosed Liabilities

No Group Company has any liability, except for (a) liabilities quantified on the face of the Audited Accounts and not heretofore paid or discharged, and (b) liabilities that have arisen after the date of the most recent Audited Accounts in the ordinary course of business which, individually or in the aggregate, are not material and are of the same character and nature as the liabilities quantified on the face of the Audited Accounts.

3.3	Filings

The Group has furnished or made available to Offeror true and complete copies of all reports, registration statements or other filings it has filed with the Monetary Authority of Singapore, SIC, SGX-ST or other relevant regulatory authority, for all periods subsequent to January 1, 2005, all in the form so filed (collectively the “Group Filed Documents”). Except as set forth in paragraph 6, item 4 of the Disclosure Letter, as of their respective filing dates, the Group Filed Documents complied in all material respects with the requirements of the Companies Act and the Listing Manual of the SGX-ST, as applicable, and none of the Group Filed Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected prior to the date of this Deed of Undertaking by a subsequently filed document the SIC, SGX-ST or the relevant regulatory authority. No Group Filed Document filed contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time such Group Filed Document became effective under the applicable law.

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3.4	Corporate Governance & Internal Controls

3.4.1	The Group has adopted the corporate governance practices that are set out in the Singapore Code of Corporate Governance (the “Corporate Governance Code”), and save as disclosed in paragraph 6, item 5 of the Disclosure Letter, the Group has adhered to the principles and guidelines of the Corporate Governance Code.

3.4.2	The Group maintains internal control over financial reporting designed to provide reasonable assurance to the Group’s management and the Company Board regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the Code, the Corporate Governance Code, the Companies Act and FRS.

3.5	Taxation

3.5.1	Full provision or reserve has been made in the Audited Accounts for all Taxation liable to be assessed, charged or imposed on each Group Company or for which each is or may become accountable in respect of:

(a)	profits, gains or income (as computed for Taxation purposes) arising or accruing or deemed to arise or accrue on or before the Balance Sheet Date;

(b)	any Transactions effected or deemed to be effected on or before the Balance Sheet Date or provided for in the Audited Accounts; and

(c)	distributions made or deemed to be made on or before the Balance Sheet Date or provided for in the Audited Accounts.

3.5.2	Proper provision or reserve for deferred Taxation in accordance with FRS has been made in the Audited Accounts.

3.5.3	Except as disclosed by the Audited Accounts and save insofar as full provision is made in them in a deferred taxation account for Taxation in respect of any balancing charges which would arise or accrue in respect of any such machinery and plant on disposal thereof at the value at which the machinery and plant are included in the Audited Accounts, the machinery and plant are not included in the Audited Accounts at such value that if it were obtained on the disposal or deemed disposal of the machinery and plant as a whole a balancing charge would arise or accrue.

3.6	Accounting and other Records

The statutory books, books of account and other records of whatsoever kind of each Group Company are up-to-date and maintained in accordance with all applicable legal and accounting requirements on a proper and consistent basis and contain

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complete and accurate records of all matters required to be dealt with in such books and all such books and records and all other documents (including documents of title and copies of all subsisting agreements to which any Group Company is a party) which are the property of each Group Company or ought to be in its possession are in its possession (or under its control) and no notice or allegation that any is incorrect or should be rectified has been received. All accounts, documents and returns required by applicable law to be delivered or made to the Registrar of Companies and Businesses or any other authority have been duly and correctly delivered or made.

3.7	Changes since Balance Sheet Date

Since the Balance Sheet Date as regards each Group Company:

3.7.1	there has been no material adverse change in its business, assets, financial or trading position or prospects or turnover and no event, fact or matter has occurred or is likely to occur which will or is likely to give rise to any such change;

3.7.2	its business has been carried on in the ordinary and usual course, without any interruption or alteration in its nature, scope or manner, and so as to maintain the same as a going concern;

3.7.3	it has not entered into any material transaction or assumed or incurred any material liabilities (including contingent liabilities) or made any material payment not provided for in the Audited Accounts otherwise than in the ordinary and usual course of carrying on its business;

3.7.4	its profits have not been affected to a material extent by changes or inconsistencies in accounting treatment, by any non-recurring items of income or expenditure, by transactions of an abnormal or unusual nature or entered into otherwise than on normal commercial terms or by any other factors rendering such profits exceptionally high or low;

3.7.5	its business has not been materially and adversely affected by the loss of any important customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent and there are no facts which are likely to give rise to any such effects. For these purposes, an important customer or source of supply in respect of the Group means one which in either of the two financial periods immediately preceding the Balance Sheet Date accounted for ten per cent. or more (in the case of a customer) of the turnover of the Group or (in the case of a source of supply) of the goods, services or equipment supplied to the Group;

3.7.6	there has been no unusual increase or decrease in the level of its inventory;

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3.7.7	no dividend or other distribution has been declared, made or paid to its shareholder, partner or participant except as provided for in the relevant balance sheet;

3.7.8	no share or loan capital or any other Security giving rise to a right over the capital has been allotted or issued or agreed to be allotted or issued;

3.7.9	it has not redeemed or purchased or agreed to redeem or purchase any of its share capital;

3.7.10	it has not made or received any surrender relating to group relief or any surrender of a tax refund;

3.7.11	no insurance claims have been refused or settled below the amount claimed; and

3.7.12	it has not entered into any unusual, long term and onerous commitments and contracts.

For purposes of this Section B.3.7 of Schedule 4, “inventory” means finished goods, raw materials, work-in-process, packaging, stores, stock, supplies, and other inventory, and wherever located, and “material” means seven million five hundred thousand RMB yuan (RMB7,500,000).

4.	Legal Matters

4.1	Compliance with Laws

To the best of the knowledge, information and belief of the Selling Shareholder, each of the Group Companies has carried on and is carrying on its business and operations in all material respects in compliance with all applicable laws, regulations, ordinances or decrees of any court, tribunal or governmental authority and there have been no breaches of applicable laws, regulations and by-laws in each country in which they are carried on and there have not been and are not any breaches by any Group Company of its constitutional documents and there has not since January 1, 2005 been and there is no investigation or inquiry by, or order, decree, decision or judgment of, any court, tribunal, arbitrator, governmental agency or regulatory body outstanding or anticipated against any Group Company or any Person for whose acts or defaults it may be vicariously liable which has had or may have a material adverse effect upon its assets, business, financial condition, results of operations or prospects, nor is there any notice or other communication (official or otherwise) from any court, tribunal, arbitrator, governmental agency or regulatory body with respect to an alleged actual or potential violation and/or failure to comply with any such applicable law, regulation, by-law or constitutional document, or requiring it to take or omit any action which has had or may have a material adverse effect upon its assets, business, financial condition, results of operations or prospects.

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4.2	Licences and Consents

To the best of the knowledge, information and belief of the Selling Shareholder, all statutorily required licences, permits, consents, authorizations, orders, warrants, confirmations, permissions, certificates, approvals and authorities (“Licences”) necessary or desirable for the carrying on of the businesses and operations of each of the Group Companies as now carried on and as proposed to be carried on have been obtained, are in full force and effect and all conditions applicable to any such Licences have been and are being complied with. To the best of the knowledge, information and belief of the Selling Shareholder, there is no investigation, inquiry or proceeding outstanding or anticipated which is likely to result in the suspension, cancellation, modification or revocation of any of the Licences. None of the Licences has been breached or is likely to be suspended, cancelled, refused, modified or revoked (whether as a result of the entry into this Deed of Undertaking or the Closing or otherwise).

4.3	Litigation

To the best of the knowledge, information and belief of the Selling Shareholder:

4.3.1	Since the Balance Sheet Date no claim for damages or otherwise has been made against any Group Company.

4.3.2	No Group Company (or any Person for whose acts or defaults a Group Company may be vicariously liable) is involved whether as claimant or defendant or other party in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, inquiry or arbitration (other than as claimant in the collection of debts arising in the ordinary and usual course of its business none of which exceeds five million RMB yuan (RMB5,000,000)) and no such claim, legal action, proceeding, suit, litigation, prosecution, investigation, inquiry or arbitration is pending or threatened by or against any Group Company (or any Person for whose acts or defaults a Group Company may be vicariously liable).

4.3.3	There are no investigations, disciplinary proceedings or other circumstances likely to lead to any such claim or legal action, proceeding, suit, litigation, prosecution, investigation, inquiry or arbitration.

4.4	Environmental, Health and Safety and Products Liability

To the best of the knowledge, information and belief of the Selling Shareholder:

4.4.1	Each Group Company is conducting, and during the Relevant Period has conducted, the business of such Group Company in material compliance with Environmental Law.

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4.4.2	All Environmental Permits:

(a)	have been obtained;

(b)	are in force; and

(c)	have been complied with in all material respects during the Relevant Period.

4.4.3	No Group Company has received any written notice during the Relevant Period of any civil, criminal, regulatory or administrative action, claim, investigation or other proceeding or suit relating to Environmental Law or Environmental Permits.

4.4.4	No Group Company has received written notice during the Relevant Period that either (i) an Environmental Authority is intending to revoke, suspend, vary or limit any Environmental Permits or (ii) any amendment to any Environmental Permit is required to enable the continued operation of the business of the Group.

4.4.5	No Group Company has manufactured, sold or supplied products or services which do not comply in all material respects with Environmental Law.

4.4.6	No employee of any Group Company was or is exposed to any prohibited or hazardous materials or substances or unsafe working conditions that (i) are hazardous to health and safety during his or her employment with the relevant Group Company and/or (ii) could give rise to any claim against the post-acquisition Group Company.

4.4.7	For the purposes of this Section B.4.4, “Relevant Period” means, in the case of each Group Company, the period commencing on the date of incorporation of such Group Company and ending at Closing.

4.5	Insolvency, etc.

To the best of the knowledge, information and belief of the Selling Shareholder:

4.5.1	No order has been made, petition presented, resolution passed or meeting convened for the winding up (or other process whereby the business is terminated and the assets of any Group Company concerned are distributed among the creditors and/or shareholders or other contributories) of any Group Company and there are no cases or proceedings under any applicable insolvency, reorganisation, or similar laws in any jurisdiction concerning any Group Company and no events have occurred which, under applicable laws, would justify any such cases or proceedings.

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4.5.2	No petition has been presented or other proceedings have been commenced for an administration or judicial management order to be made (or any other order to be made by which during the period it is in force, the affairs, business and assets of any Group Company concerned are managed by a Person appointed for the purpose by a court, governmental agency or similar body) in relation to any Group Company, nor has any such order been made.

4.5.3	No receiver (including an administrative receiver), liquidator, judicial manager, trustee, administrator, custodian or similar official has been appointed in any jurisdiction in respect of the whole or any part of the business or assets of any Group Company and no step has been taken for or with a view to the appointment of such a Person.

4.5.4	No Group Company is insolvent or unable to pay its debts as they fall due.

4.5.5	No composition in satisfaction of the debts of any Group Company, or scheme of arrangement of its affairs, or compromise or arrangement between it and its creditors and/or shareholders, partners or participants or any class of its creditors and/or shareholders, partners or participants, has been proposed, sanctioned or approved.

4.5.6	No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of any of the property, assets and/or undertaking of any Group Company.

4.5.7	No event has occurred causing, or which upon intervention or notice by any third party may cause, any floating charge created by any Group Company to crystallise or any charge created by it to become enforceable, nor has any such crystallisation occurred or is such enforcement in process.

4.5.8	In relation to any property or assets held by any Group Company under any hire purchase, conditional sale, chattel leasing or retention of title agreement or otherwise belonging to a third party, no event has occurred which entitles, or which upon intervention or notice by the third party may entitle, the third party to repossess the property or assets concerned or terminate the agreement or any licence in respect of the same.

4.5.9	None of the Group Companies has been party to any transaction with any third party which, in the event of any such third party going into liquidation or a bankruptcy order being made in relation to such third party, would have any material adverse effect upon its assets, business, financial condition, results of operations or prospects.

4.5.10	No steps have been taken or are contemplated by the Selling Shareholder or by any Group Company or any third party, and no circumstances exist, which may at any time hereafter lead to a result which renders any of the warranties and representations contained in Sections 4.5.1 to 4.5.9 to be no longer true or accurate.

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4.6	Defective Products

Save as disclosed in the Audited Accounts, none of the Group Companies has manufactured, sold or supplied products which are, or were, in any material respect, faulty or defective, or which do not comply in any material respect with any warranties or representations expressly or impliedly made by such Group Company, or with all applicable regulations, standards and requirements.

4.7	Powers of Attorney

None of the Group Companies has given a power of attorney or any other authority (express, implied or ostensible) which is still outstanding or effective to any Person to enter into any contract or commitment or do anything on its behalf, other than any authority to employees to enter into routine trading contracts in the normal course of their duties.

4.8	Filing of Charges

All charges by or in favour of each Group Company have (if appropriate) complied with the necessary formalities as to registration or otherwise in any relevant jurisdiction. The registered particulars of charges over assets of each Group Company are complete and accurate in all respects.

4.9	No Questionable Payments

To the best of the knowledge, information and belief of the Selling Shareholder:

4.9.1	The Selling Shareholder and each Group Company has complied fully with the Improper Payment Laws as applicable to its activities.

4.9.2	Neither the Selling Shareholder nor any Group Company has done any of the following:

(a)	made, offered, promised to make, or authorized any unlawful or improper payment, which includes the provision of anything of value – directly or indirectly – to a Government Official in violation of the Improper Payment Laws;

(b)	taken any action that furthers such an unlawful or improper payment in violation of Improper Payment Laws; or

(c)	taken any other action that would cause any Group Company to violate the Improper Payment Laws.

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4.9.3	No employee, director, officer, consultant, shareholder, partner or participant of the Selling Shareholder or any Group Company is a Governmental Official or related to a Government Official of any governmental or quasi-governmental entity with which any Group Company does business.

4.9.4	All payments made by any Group Company to any consultant or other third party were for bona fide services and not for the purpose or possible purpose of making any payments to any Government Official in violation of Improper Payment Laws.

4.9.5	No Government Official or other Person has alleged in writing or orally that the Selling Shareholder or any Group Company has violated the Improper Payment Laws.

For purposes of this Section 4.9, “FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. §§ 78m, dd-1, -2 and -3 et seq); “Governmental Official” means an employee, manager or official of any governmental or quasi-governmental entity, any public international organization, any state-owned enterprise and any political party, party official or candidate for political office; and “Improper Payment Laws” mean the FCPA and any other applicable law involving improper payments, including, but not limited to, the laws of Singapore and the People’s Republic of China.

4.10	Warranties and Indemnities

None of the Group Companies has nor will at any time prior to Closing have sold or otherwise disposed of any shares or assets in circumstances such that it is, or may be, still subject to any liability (whether contingent or otherwise) under any representation, warranty or indemnity given or agreed to be given on or in connection with such sale or disposal.

5.	Trading and Contractual Arrangements

5.1	Capital Commitments

There are no material capital commitments entered into or proposed by any of the Group Companies. For these purposes, a “material capital commitment” is one involving capital expenditure(s) of over twenty million RMB yuan (RMB20,000,000) in a single transaction during any fiscal quarter or over one hundred million RMB yuan (RMB100,000,000) in the aggregate during any fiscal quarter or over two hundred million RMB yuan (RMB200,000,000) in the aggregate during any fiscal year, in each case, exclusive of goods and services tax and value-added tax.

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5.2	Debts, Contracts and Arrangements with Affiliates

5.2.1	There is no indebtedness (actual or contingent) nor any indemnity, guarantee or security arrangement between any Group Company and (i) the Selling Shareholder, (ii) Mr. Wang Wei Yao, (iii) Mr. Shao Jian Jun or (iv) any current director, any current executive officer or any Affiliate of any Group Company.

5.2.2	No Group Company is or has been a party to any contract, arrangement or understanding (i) with the Selling Shareholder, Mr. Wang Wei Yao, Mr. Shao Jian Jun or any current director, any current executive officer or any Affiliate of any Group Company or (ii) in which the Selling Shareholder, Mr. Wang Wei Yao, Mr. Shao Jian Jun or any current director, any current executive officer or any Affiliate of any Group Company is interested (whether directly or indirectly).

5.2.3	Neither the Selling Shareholder nor any Affiliate of the Selling Shareholder has any right or interest, direct or indirect, in any business other than those now carried on by the Group Companies which is, or is likely to become, competitive with the businesses of the Group Companies or any proposed new business, save as registered holder or beneficial owner of any class of Securities of any company which is listed on a stock exchange and in respect of which the Selling Shareholder together with any Affiliate of the Selling Shareholder does not hold and is not beneficially interested in more than five per cent. of any single class of the Securities of that company.

5.3	Effect of Sale of the Shares

5.3.1	To the best of the knowledge, information and belief of the Selling Shareholder, neither entering into this Deed of Undertaking, nor compliance with this Deed of Undertaking, nor the Closing will, or is likely to, cause any Group Company to lose the benefit of any right or privilege it presently enjoys or any Person who normally does business with or gives credit to any Group Company not to continue to do so on the same basis, or any officer or senior employee of any Group Company to leave his employment. To the best of the knowledge, information and belief of the Selling Shareholder, the attitude or action of customers, suppliers, employees and other Persons with regard to any Group Company will not be prejudicially affected thereby.

5.3.2	Compliance with this Deed of Undertaking does not and will not conflict with or result in the breach of or constitute a default under any agreement or instrument to which any Group Company or the Selling Shareholder is now a party or any loan to or mortgage created by any Group Company or the Selling Shareholder or relieve any other party to a contract with any Group Company or the Selling Shareholder of its obligations under such contract or entitle such party to terminate such contract, whether summarily or by notice.

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5.4	Contracts

Except as set forth in paragraph 6, item 6 of the Disclosure Letter, no Group Company is, or has been, a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all contracts of the type described in this Section B.5.4, being referred to herein as a “Material Contracts”).

5.5	Compliance with Contracts

To the best of the knowledge, information and belief of the Selling Shareholder, all Material Contracts are valid, binding and enforceable obligations of the parties thereto and the terms thereof have been complied with by the relevant Group Company and by all the other parties thereto and there are no circumstances likely to give rise to any breach of such terms, no grounds for rescission, avoidance or repudiation of any Material Contracts and no notice of termination or of intention to terminate has been received in respect of any thereof.

5.6	Anti-Trust

To the best of the knowledge, information and belief of the Selling Shareholder, no Group Company is or has been a party to any agreement, arrangement or concerted practice, or is or has been carrying on any practice material to the business of the Group:

5.6.1	which in whole or in part may contravene or may be invalidated by any competition, anti-trust, fair trading, consumer protection, anti-dumping, state aid, or similar legislation in Singapore or People’s Republic of China;

5.6.2	which is the subject of any investigation or inquiry by, or order, decree, decision or judgment of, any court, tribunal, arbitrator, governmental agency or regulatory body outstanding or anticipated against any Group Company in connection with any actual or alleged infringement of the legislation referred to in Section B.5.6.1 and there are no circumstances likely to give rise to any such investigation, disciplinary proceeding or inquiry;

5.6.3	which is the subject of any notice or other communication (official or otherwise) during the past 12 months from any court, tribunal, arbitrator, governmental agency or regulatory body responsible for enforcing the legislation referred to in Section B.5.6.1 and has not agreed to any terms, conditions or remedies to such court, tribunal, arbitrator, governmental agency or regulatory body which may affect the conduct of the business of the Group Companies; or

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5.6.4	in respect of which any filing, registration or notification is required or is advisable pursuant to the legislation referred to in Section B.5.6.1 (whether or not the same has in fact been made).

5.7	Guarantees etc.

Save as disclosed in the Audited Accounts, there is not outstanding any guarantee, indemnity, suretyship or comfort (whether or not legally binding) given by or for the benefit of any Group Company.

5.8	Dependence on Individual Suppliers or Customers

Except as set forth in paragraph 6, item 7 of the Disclosure Letter, neither more than 10 per cent. of the aggregate amount of all the purchases, nor more than 10 per cent. of the aggregate amount of all the sales, of any Group Company are obtained or made from or to the same supplier or customer (including, without limitation, any Person in any way connected with such supplier or customer) nor is any material source of supply to any Group Company, or any material outlet for the sales of any Group Company, in jeopardy or likely to be in jeopardy.

5.9	Commissions and Finder’s Fees

No one is entitled to receive from any Group Company or the Selling Shareholder any finder’s fee, brokerage or other commission in connection with the Offer or consummation thereof.

6.	Employees etc.

6.1	Employees and Terms of Employment

6.1.1	There are no directors and key employees employed in the Group Companies other than those whose details are set out in paragraph 6, item 8 of the Disclosure Letter.

6.1.2	There is not in existence any written contract of employment with any director or employee of any Group Company, nor any consultancy agreements with any Group Company, which cannot be terminated by three months’ notice or less or (where not reduced to writing) by reasonable notice without giving rise to any claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

6.1.3	There is no stock purchase or stock option or any other collective bargaining agreements, employment agreement or employee retirement plan or other agreement or plan or funding arrangement sponsored, maintained, or to which contributions are made or required to be made by the employer.

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6.1.4	Paragraph 6, item 9 of the Disclosure Letter contains full details, in relation to each Group Company, of:

(a)	the total number of employees (including, without limitation, those who are on maternity or paternity leave or absent on the grounds of disability or other long-term leave of absence, and have or may have a statutory or contractual right to return to work in a Group Company); and

(b)	the annual compensation paid to such Group Company’s employees in the aggregate.

6.1.5	There are no terms of employment for employees of any Group Company or consultancy agreements with any Group Company or terms of appointment for directors of any Group Company which provide that a change in control of any Group Company (however change in control may be defined in said document, if at all) shall entitle any employee, consultant or director to treat the change in control as amounting to a breach of the contract or entitling him to any payment or benefit whatsoever or entitling him to treat himself as redundant or dismissed or released from any obligation.

6.2	Each of the Group Companies has in relation to each of its employees (and so far as relevant to each of its former employees) complied in all material respects with:

6.2.1	all obligations imposed on it by all statutes, regulations and codes of conduct and practice relevant to the relations between it and its employees or any trade union and has maintained current adequate and suitable records regarding the service of each of its employees (including without limitation, payment of all withholding individual income taxes, social welfare funds payments, respective employer’s contributions for all employees as per their respective due dates, overtime pay and holiday pay);

6.2.2	all collective agreements and customs and practices for the time being dealing with such relations or the conditions of service of its employees; and

6.2.3	all relevant orders, declarations and awards made under any relevant statute, regulation or code of conduct and practice affecting the conditions of service of its employees.

6.3	Trade Disputes

To the best of the knowledge, information and belief of the Selling Shareholder, no Group Company is involved in, and there are no circumstances likely to give rise to, any industrial or trade dispute or any dispute or negotiation regarding a claim of

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material importance with any trade unions, staff association or other similar organisation or other body (in any such case whether or not recognised by any of the Group Companies for collective bargaining or other negotiating purposes) representing any of its employees.

6.4	Incentive Schemes

None of the Group Companies has in existence nor is proposing to introduce any share incentive scheme, share option scheme or profit sharing scheme for all or any of its directors or employees.

6.5	Definitions

For the purposes of this Section B.6, “employee” includes any individual who is employed by any Company Group.

7.	Taxation Matters

7.1	Returns, Information and Clearances

7.1.1	All returns, computations, notices and information which are or have been required to be made or given by each Group Company for any Taxation purpose (i) have been made or given within the requisite periods and on a proper basis and are up-to-date and correct, and (ii) none of them is, or is likely to be, the subject of any dispute with the Singapore Inland Revenue Authority or the PRC State Administration of Taxation or its competent local branch.

7.1.2	Each Group Company is in possession of sufficient information or has reasonable access to such information to enable it to compute its liability to Taxation insofar as it depends on any Transaction occurring on or before Closing.

7.1.3	No Transaction has been effected by a Group Company in respect of which any consent or clearance from the relevant Taxation authorities or other governmental authorities was required or was or could have been sought (i) without such consent or clearance having been validly obtained before the Transaction was effected, (ii) otherwise than in accordance with the terms of and so as to satisfy any conditions attached to such consent or clearance, and (iii) otherwise than at a time when and in circumstances in which such consent or clearance was valid and effective.

7.1.4	All particulars furnished to the relevant Taxation authorities or other governmental authorities, in connection with the application for any consent or clearance by each Group Company, fully and accurately disclosed all facts and circumstances relevant to the decision of the relevant Taxation authorities.

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7.1.5	There are no circumstances that have arisen since any application for any such consent or clearance was made which might reasonably be expected to cause such consent or clearance to be or become invalid or to be withdrawn by the relevant Taxation authorities or the governmental authority concerned.

7.1.6	None of the Group Companies has taken any action which has had, or will have, the result of altering, prejudicing or in any way disturbing any arrangement or agreement which it has previously had with the relevant Taxation authorities.

7.2	Penalties and Interest

None of the Group Companies has nor any director or officer of such Group Company has paid, or become liable to pay, any fine, penalty or interest charged by virtue of any other statutory provision relating to Taxation.

7.3	Taxation Claims, Liabilities and Reliefs

7.3.1	There are no matters relating to Taxation in respect of which any Group Company (either alone or jointly with any other Person) has, or at Closing will have, an outstanding entitlement to: make any claim (including a supplementary claim) for relief; make any election, including an election for one type of relief, or one basis, system or method of Taxation, as opposed to another; any appeal or further appeal against an assessment to Taxation; make any application for the postponement of, or payment by instalments of, Taxation; or disclaim or require the postponement of any allowance or relief. Such details are reasonably sufficient to enable the Offeror to procure that any time limit to such entitlement expiring within six months after Closing can be met.

7.3.2	No relief (whether by way of deduction, reduction, set-off, exemption, postponement, roll-over, hold-over, repayment or allowance or otherwise) from, against or in respect of any Taxation has been claimed and/or given to any Group Company which could or might be effectively withdrawn, postponed, restricted, clawed back or otherwise lost as a result of any act, omission, event or circumstance arising or occurring at or at any time after Closing.

7.3.3	None of the Group Companies is nor may it become liable to pay, or make reimbursement or indemnity in respect of, any Taxation (or amounts corresponding thereto) in consequence of the failure by any other Person to discharge such Taxation within any specified period or otherwise, where such Taxation relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) prior to Closing.

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7.3.4	No Group Company has since January 1, 2005 taken any action which has had, or will have, the result of altering, prejudicing or in any way disturbing any arrangement or agreement which it has previously had with the Singapore Inland Revenue Authority or the PRC State Administration of Taxation or its competent local branch.

7.3.5	There is no agreement, arrangement or election between any Group Company and the Singapore Inland Revenue Authority or the PRC State Administration of Taxation or its competent local branch pursuant to which the relevant Group Company is authorized not to comply with what, but for such agreement or arrangement, would be its statutory obligations.

7.3.6	None of the Group Companies owns nor has agreed to acquire, any asset, nor has received or agreed to receive any services or facilities (including, without limitation, the benefit of any licences or agreements), the consideration for the acquisition or provision of which was or will be in excess of its market value, or otherwise than on an arm’s length basis.

7.3.7	None of the Group Companies has disposed nor has it agreed to dispose of any asset, nor has it provided or agreed to provide any services or facilities (including, without limitation, the benefit of any licences or agreements), the consideration for the disposal or provision of which was or will be less than its market value, or otherwise than on an arm’s length basis.

7.3.8	None of the Group Companies has incurred a loss on the disposal or deemed disposal of an asset other than trading stock in relation to which its ability to set the whole of that loss against any chargeable gain arising in the same or a later accounting period is or may be restricted or excluded.

7.3.9

(a)	All Taxes of each Group Company (whether or not reflected on any Tax Return) have been fully and timely paid;

(b)	no governmental authority in a jurisdiction where any Group Company does not file Tax Returns has made a claim, assertion or threat to any Group Company that it is or may be subject to taxation by such jurisdiction;

(c)	each Group Company has duly and timely collected or withheld, and paid over and reported to the appropriate Taxation authorities all amounts required to be so collected or withheld and paid over for all periods under all applicable laws;

(d)	there are no Encumbrances with respect to Taxes on the Group Companies or any of their property or assets; and

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(e)	none of the Group Companies are a party to any Tax allocation or sharing agreement.

7.4	Group Company Residence

Each Group Company has been resident for tax purposes in its country of incorporation and nowhere else at all times since its incorporation and will be so resident at Closing.

7.5	Deductions from Payments

Each Group Company has complied in all respects with all statutory provisions relating to Taxation and requiring the deduction of tax from any payment made by it, and has properly accounted for, and remitted or paid to the Singapore Inland Revenue Authority or the PRC State Administration of Taxation or its competent local branch within the time required.

7.6	Anti-avoidance Provisions

None of the Group Companies has since its incorporation engaged in, or been a party to, any transaction or series of transactions or scheme or arrangement of which the main purpose, or one of the main purposes, was or could be said to be the avoidance of, or deferral of or a reduction in the liability to, Taxation.

8.	Assets

8.1	Assets of Group Companies

8.1.1	The Group Companies shall possess and own at Closing the material assets, including plant, machinery, vehicles and all other equipment, reflected in the Audited Accounts, save for disposals in the ordinary course of business.

8.1.2	In particular, each Group Company is the full owner of and entitled to use without any restriction the buildings described in paragraph 6, item 10 of the Disclosure Letter.

8.1.3	For each piece of Land, the duration of the State-owned granted Land Use Rights, which includes the period of time starting from the date of the current “State-owned Land Use Rights Certificate” of the Land, is described in paragraph 6, item 11 of the Disclosure Letter. The use of and/or activities conducted by the Group on each piece of Land for which the Group or any Affiliate of the Group has received State-owned granted Land Use Rights do not violate such State-owned granted Land Use Rights. For purposes hereof, “Land” shall mean the pieces of land described in paragraph 6, item 11 of the Disclosure Letter, of which all the land use rights are State-owned land use rights granted to a Group Company; and “Land Use Rights” mean shall mean the granted (chu rang in Mandarin) land use rights of the Land.

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8.2	Title to Assets

8.2.1	The Group Companies have good and valid ownership and marketable title to the assets, including plant, machinery, vehicles and all other equipment, as reflected in the Audited Accounts as of the date of this Deed of Undertaking.

8.2.2	None of the assets are subject to (i) any mortgage or security interest; or (iii) any restriction preventing them from being fully owned and operated.

8.2.3	Except as otherwise stated in this Deed of Undertaking, all of the assets including plant, machinery, vehicles and all other equipment, are in good operating condition, except those resulting from normal wear and tear. All of these assets are freely transferable, without having any types of security interest therein.

8.3	Sufficiency of Assets

To the best of the knowledge, information and belief of the Selling Shareholder, the property, rights and assets owned or leased by each Group Company and the facilities and services to which such Group Company has a contractual right comprise all the property, rights, assets, facilities and services necessary for the carrying on of the business of each Group Company in and to the extent to which it is presently conducted.

8.4	Insurance

8.4.1	Paragraph 6, item 12 of the Disclosure Letter includes a copy of all policies in which any Group Company is the owner, insured or the beneficiary, and which shall remain in force at the Closing Date, including a list indicating for each policy the risks insured, amount of coverage, premium rate, cash value and expiration date.

8.4.2	No Group Company has incurred any insured losses exceeding one hundred thousand RMB yuan (RMB100,000) during the last two (2) years before the Closing Date.

8.4.3	All such policies and coverage set forth in paragraph 6, item 12 of the Disclosure Letter are in full force and effect since the respective dates set forth in paragraph 6, item 12 of the Disclosure Letter. Paragraph 6, item 12 of the Disclosure Letter includes all the insurance policies as of the Execution Date, and if there occurs any new insurance policy during the period commencing on the Execution Date and ending on the Closing Date, the Selling Shareholder shall separately make full disclosure to the Offeror on the Closing Date.

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8.4.4	Neither the Selling Shareholder nor any Group Company has received any notice that any such policies will be cancelled or will not be renewable on substantially similar terms, and have no knowledge of any event occurred which would be the basis for such a notice.

9.	Intellectual Property and Information Technology

9.1	Definitions

For the purposes of this Section B.9:

“Business Information” means all information, know-how and records (whether or not confidential and in whatever form held) including, without limitation, all formulae, designs, specifications, drawings, data, manuals and instructions and all client lists, sales information, business plans and forecasts, and all technical or other expertise and all computer software and all accounting and tax records, correspondence, orders and inquiries;

“Business IP” means all rights and interest owned by the Group Companies (whether as owner, licensee or otherwise) in Intellectual Property which at or immediately before Closing is used or is capable of being used in connection with the business of the Group Companies;

“Confidential Business Information” means Business Information which is confidential or not generally known; and

“Intellectual Property” means all Singapore or People’s Republic of China intellectual property of any kind or nature, including: (i) inventions, and patents and patent applications therefor, and any reissue, continuation, continuation in part, divisional, revision, extension, reexamination or similar properties thereof; (ii) trademarks, service marks, trade dress, domain names, logos, slogans, trade names, corporate names, and other similar designations of source or origin, together with all goodwill connected with or symbolized by any of the foregoing; (iii) copyrights (including those in Software (as defined below) and websites) and copyrightable works; (iv) rights of privacy and in personal information and rights of publicity; (v) computer software and software systems (whether in source code, object code, or other form), and including data, databases, compilations, and related documentation and technology (“Software”); (vi) all registrations, applications and renewals for any of the foregoing; and (vii) all rights in any of the foregoing.

9.2	Ownership etc.

To the best of the knowledge, information and belief of the Selling Shareholder, all Intellectual Property (whether registered or not) and all pending applications therefor which have been, are, or are capable of being used in or in relation to or which are necessary for the business of each Group Company are (or, where appropriate in the case of pending applications, will be):

9.2.1	legally and beneficially owned by such Group Company or lawfully used with the consent of the owner under a licence;

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9.2.2	valid and enforceable;

9.2.3	not being infringed or attacked or opposed by any Person;

9.2.4	not subject to any Encumbrance or any licence or authority in favour of another;

9.2.5	in the case of rights in such Intellectual Property as are registered, the subject of applications for registration, or for which invention disclosures have been made, and all renewal fees which are due and steps which are required for their maintenance and protection have been paid and taken; and

9.2.6	in the case of unregistered trade marks which are likely to be material to any Group Company, listed and briefly described in paragraph 6, item 13 of the Disclosure Letter,

and no claims have been made and no applications are pending (other than as listed in Section B.9.2 of the Disclosure Letter), which if pursued or granted might be material to the truth and accuracy of any of the above.

9.3	Intellectual Property

9.3.1	All rights in all Intellectual Property and Business Information owned, used by or otherwise required for the business of any Group Company are vested in or validly granted to such Group Company and are not subject to any limit as to time or any other limitation, right of termination or restriction and all renewal fees and steps required for their maintenance or protection have been paid and taken.

9.3.2	All rights in the Intellectual Property and all Business Information owned, used by or otherwise required for the business of any Group Company is in the possession of such Group Company and such Group Company is not a party to any confidentiality or other agreement or subject to any duty which restricts the free use or disclosure of any of such Business Information.

9.3.3	No Group Company has granted or is obliged to grant any licence, sub-licence or assignment in respect of any Intellectual Property owned, used by or otherwise required for the business of such Group Company or has disclosed or is obliged to disclose any Confidential Business Information owned, used by or otherwise required for the business of such Group Company to any Person, other than its employees or those of the other Group Companies for the purpose of carrying on its business.

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9.3.4	No Group Company nor any party with which such Group Company has contracted is in breach of any licence, sub-licence or assignment granted to or by it in respect of any Intellectual Property owned, used by or otherwise required for the business of such Group Company or of any agreement under which any Business Information was or is to be made available to it.

9.3.5	There is no, nor has there been at any time any, unauthorized use or infringement by any Person of any of the Intellectual Property or Confidential Business Information owned, used by or otherwise required for the business of any Group Company.

9.4	Processes etc.

To the best of the knowledge, information and belief of the Selling Shareholder, the principal processes employed, the businesses conducted by each Group Company and the principal products and services dealt in by each Group Company both now and at any time within the last six years do and did not use, embody or infringe any rights or interests of third parties in Intellectual Property and no claims of infringement of any such rights or interests have been made by any third party.

9.5	Licences

All licences and agreements (including, without limitation, all amendments, novations, supplements or replacements to those licences and agreements) necessary to carry out the business of each Group Company are in full force and effect, no notice having been given on either side to terminate them; the obligations of all parties thereto have been fully complied with; no disputes have arisen or are foreseeable in respect thereof; and where such licences are of such a nature that they could be registered with the appropriate authorities and where such registration would have the effect of strengthening the Group Company’s rights they have been so registered.

9.6	Patents

To the best of the knowledge, information and belief of the Selling Shareholder, all patentable inventions made by employees of the Group Companies and used or intended to be used in the business of any Group Company were made in the normal course of the duties of the employees concerned and there are no outstanding or potential claims against any Group Company under any contract or law providing for employee compensation or ownership in respect of any rights or interests in Intellectual Property.

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9.7	Sufficiency of Business IP

The Business IP comprises all the rights and interests in Intellectual Property necessary or convenient for the carrying on of the business of each Group Company in and to the extent which it is presently conducted.

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Schedule 5

Waiver

Capitalized terms used herein but not defined shall have the meanings assigned thereto in the Deed of Undertaking.

The Sellers understand that Offeror is a recently organized blank check company formed for the purpose of acquiring (an “Initial Business Combination”) one or more operating businesses having their primary operations in Asia. The Sellers further understand that the Offeror’s sole assets consist of the cash proceeds of its initial public offering (the “IPO”) and related private placements of its Securities, and that substantially all of those proceeds have been deposited in a trust account at JPMorgan Chase with Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”) for the benefit of the Offeror, certain of its shareholders and the underwriters of its IPO. The monies in the Trust Account may be disbursed only (1) to the Offeror in limited amounts from time to time (and in no event more than the amount described in paragraph 2(b) of the Investment Management Trust Agreement by and between the Offeror and its trustee, a copy of which will be made available to the Sellers upon their request) in order to permit the Offeror to pay its operating expenses; (2) to the Offeror from time to time as may be necessary timely to pay any taxes incurred as a result of interest or other income earned on the property held in the Trust Account; (3) if the Offeror completes an Initial Business Combination, (a) to certain dissenting public shareholders (as such term is defined in the agreement governing the Trust Account) and (b) to the underwriters in the amount of underwriting discounts and commissions they earned in the IPO but whose payment they have deferred, and then to the Offeror; and (4) if the Offeror fails to complete an Initial Business Combination within the allotted time period and liquidates, subject to the terms of the agreement governing the Trust Account, to the Offeror in limited amounts to permit the Offeror to pay the costs and expenses of its liquidation and dissolution, and then to the Offeror’s public shareholders (as such term is defined in the agreement governing the Trust Account).

For and in consideration of the Offeror’s agreement to enter into the Deed of Undertaking, the Sellers hereby irrevocably and absolutely waive any right, title, interest or claim of any kind (any “Claim”) the Sellers have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom (except amounts released to the Offeror as described in clause (1) of the preceding paragraph) as a result of, or arising out of, any claims against the Offeror in connection with contracts or agreements with the Offeror or in connection with services performed for or products provided to the Offeror. This waiver is intended and shall be binding on the Sellers and their subsidiaries, affiliated entities, directors, officers, employees, shareholders, representatives, advisors, all other associates and affiliates, and the Sellers’ respective heirs, successors and assigns, as the case may be.

This waiver shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to any conflict of laws rule or principle which might refer the governance or construction of this waiver to the laws of another

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jurisdiction. This waiver may be amended only by a writing signed by the Selling Shareholder and by the Offeror. The Sellers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Schedule 5 or any claim subject hereto.

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Schedule 6

Wang Wei Yao Non-Competition Agreement

THIS NON-COMPETITION DEED (the “Agreement”) is made on the      day of              2008 (and shall be effective as of, and contingent upon, the Effective Date)

BETWEEN:

(1)	[NEWCO], a company incorporated in The British Virgin Islands with registered number and having its registered office at , Tortola, British Virgin Islands (“Parent”); and

(2)	WANG WEI YAO (Passport No. [—]), of Room 302, Unit 1, Block 4, Jinguyuan Small District, Danyang City, Jiangsu Province, People’s Republic of China, the Non-Executive Chairman of the Board (the “Chairman”).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement:

“Board”	means the Board of Directors of Parent.

“Company”	means Bright World Precision Machinery Limited, a company incorporated in the Republic of Singapore (registration number 200409453N) and having its registered address at c/o Shook Lin & Bok, 1 Robinson Road AIA Tower #18-00, Singapore 048542.

“Effective Date”	means the date on which Parent acquires no less than 77.42 per cent. of the issued shares of the Company.

“Group”	means Parent, the Company and all of their respective subsidiaries.

“Group Company”	means any of (i) Parent, (ii) the Company and (iii) any subsidiary of Parent or the Company.

“Person”	means any legal person, including any individual, corporation, investment fund, partnership, limited partnership, limited liability company, joint venture, joint stock company, association, trust, unincorporated entity or other entity.

“PRC” or “China”	means the People’s Republic of China.

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“subsidiary”	shall be construed in accordance with section 4 of the BVI Business Companies Act, 2004 (No. 16 of 2004) and includes regulations made under such Act.

1.2	Any reference in this Agreement to an Act of Parliament shall be deemed to include any statutory modification or re-enactment thereof whenever made.

1.3	The headings shall be disregarded in construing this Agreement.

2.	NON-COMPETITION AND OTHER RESTRICTIVE COVENANTS

2.1	The Chairman shall not during the period commencing upon the Effective Date and ending on the fifth anniversary thereof (or in the case of Section 2.1.4 only, at all times), do or permit any of the following without the prior written consent of the Board:

2.1.1	Either solely or jointly with or on behalf of any Person, directly or indirectly, carry on or be engaged or interested in any business, trade or occupation competing with the business or businesses of Parent or any other Group Company, except as declared in writing to Parent prior to the date hereof;

2.1.2	Either solely or jointly with or on behalf of any Person solicit the business of any Person who is or has been at any time during the period of the Chairman’s service as Non-Executive Chairman of the Board:

(a)	a customer, agent or correspondent of the Group or in the habit of dealing with the Group;

(b)	in commercial negotiations with Parent or any other Group Company with a view to placing business with Parent or such Group Company; or

(c)	visited by the Chairman on behalf of Parent or any other Group Company for the purpose of ascertaining the possibility of such Person doing business with Parent or any other Group Company, or for the purpose of offering to such Person goods or services similar to or competing with those of the business or businesses of Parent or any other Group Company;

2.1.3	Either on the Chairman’s own account or in conjunction with or on behalf of any other Person solicit or entice away, or attempt to solicit or entice away, from the Group any Person who was employed in an executive, technical or managerial capacity in the Group at the time of such solicitation, whether or not such Person would commit a breach of his contract of employment by reason of leaving such employment;

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2.1.4	At any time hereafter in relation to any trade, business or company, use a name in such a way as to be capable of being or likely to be confused with the name of any Group Company (and the Chairman hereby agrees to use commercially reasonable efforts to ensure that no such name shall be used by any Person with whom the Chairman is or becomes so connected); or

2.1.5	Cause or permit any Person directly or indirectly under his control or in which he has any beneficial interests to do any of the foregoing acts or things.

2.2	Each covenant contained in Section 2.1 shall be read and construed independently of the other covenants therein contained so that if one or more should be held to be invalid as an unreasonable restraint of trade or for any other reason whatsoever then the remaining covenants shall be valid to the extent that they are not held to be so invalid.

2.3	While the covenants in Section 2.1 are considered by Parent and the Chairman to be reasonable in all the circumstances, if one or more provisions of Section 2.1 should be held invalid as an unreasonable restraint of trade or for any other reason whatsoever but would have been held valid if part of the wording thereof had been deleted or the period thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said covenants shall apply with such modifications as may be necessary to make them valid and effective.

3.	CONFIDENTIALITY

3.1	The Chairman shall keep secret and shall not at any time, for whatever reason, use for his own or another’s advantage, or reveal to any Person, any of the trade secrets, business methods or information which the Chairman knows or ought reasonably to have known to be confidential concerning the business or affairs of the Group so far as they shall have come to his knowledge during his service as Non-Executive Chairman of the Board or of the Board of Directors of the Company. The restrictions contained in this Section 3.1 shall not apply:

3.1.1	To any disclosure or use authorized by the Board or required by law; or

3.1.2	To any trade secrets, business methods or information which may lawfully have come into the public domain other than by a breach of this Agreement.

3.2	For the purpose of this Section 3, “confidential information” includes but is not limited to any documentation or information marked as confidential and information received or developed by the Group which is not publicly available and relates to processes, equipment and techniques used by the Group in the course of the Group’s business including but not limited to designs for product and manufacturing plant, technical data and marketing information such as customer lists, financial information and business plans.

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4.	MISCELLANEOUS

4.1	This Agreement constitutes the entire agreement and understanding between the parties as to its subject matter and the parties acknowledge that neither of them has entered into this Agreement in reliance upon any representation, warranty or covenant which is not set out in this Agreement.

4.2	The various provisions of this Agreement are severable and if any provision is held to be invalid or unenforceable by any court of competent jurisdiction then such invalidity or unenforceability shall not affect the remaining provisions of this Agreement.

4.3	The waiver by Parent of any breach of any term of this Agreement shall not prevent the subsequent enforcement of that term and shall not be deemed a waiver of any subsequent breach.

4.4	No variation or amendment of this Agreement or oral promise or commitment related to it shall be valid unless made in writing and signed by or on behalf of both the Chairman and Parent.

4.5	Except as provided in the last sentence of this Section 4.5, any dispute, claim or controversy arising in connection with this Agreement shall be settled by arbitration in Hong Kong in accordance with the [[UNCITRAL Arbitration Rules and the Hong Kong International Arbitration Centre Procedures for the Administration of International Arbitration] OR [the Domestic Arbitration Rules of the Hong Kong International Arbitration Centre]] (except as modified herein). Arbitration shall be the sole method of resolving disputes not settled by mutual agreement. The determination of the arbitrators shall be final, not subject to appeal, and binding on all parties and may be enforced by appropriate judicial order of any court of competent jurisdiction. Notwithstanding the foregoing, in the event of any claim or controversy arising in connection with this Agreement for which the remedy is equitable or injunctive relief, the aggrieved party shall be entitled to seek injunctive or other equitable relief from any court of competent jurisdiction.

4.6	Any notice to be given hereunder to the Chairman may be served by personal delivery or by registered mail to the Chairman at the Chairman’s address as set out at the beginning of this Agreement (or such other address as the Chairman may provide to Parent); and any notice to be given to Parent may be served by being left at or sent by registered mail to Parent’s address as set out at the beginning of this Agreement (or such other address as Parent provides to the Chairman). Any notice served by hand shall be deemed to have been served on the date of service, and any notice served by mail shall be deemed to have been served on the day (excluding Sundays and public holidays) next following the date of mailing.

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4.7	This Agreement shall be governed by and construed in accordance with the laws of the British Virgin Islands.

4.8	Except as otherwise provided herein, a Person who is not a party has no right to enforce or to enjoy the benefit of any term of this Agreement.

(Execution page follows)

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IN WITNESS whereof this Non-Competition Agreement has been entered into on the date stated at the beginning.

EXECUTED as a deed by:

SIGNED by

for and on behalf of

[NEWCO]

EXECUTED as a deed by:

SIGNED by WANG WEI YAO

Schedule 7

Right of First Refusal

The following right of first refusal shall be effective during the period commencing on the date the firm intention on the part of the Offeror to make the Offer is announced and terminating upon the earlier of (i) the fifth anniversary thereof, (ii) the failure of the Offeror’s shareholders to approve the Offer, the Merger and the issuance of the Offeror Shares or (iii) the lapsing of the Selling Shareholder’s Obligations in accordance with paragraph 6.2 of the Deed of Undertaking (the “Effective Period”). Capitalized terms used herein but not defined shall have the meanings assigned thereto in the Deed of Undertaking.

If during the Effective Period, Mr. Wang Wei Yao or any of his Affiliates (the “Transferor”) receive a Takeover Offer, then prior to the acceptance thereof, the Transferor shall comply with the following procedures:

The Transferor shall deliver to Offeror a written proposal (the “Proposal”) to consummate the Takeover Offer upon the terms set forth in this Schedule 7, including (A) the name of the Transferor, (B) the name and address of the proposed transferee (the “Transferee”), and (C) the terms and conditions of the Takeover Offer, including a description of the assets and/or the number of Securities to which the Proposal relates, if applicable, and the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the Transferor as may be reasonably necessary for the Offeror to properly analyze the economic value and investment risk of such non-cash consideration), the terms and conditions of payment that the Transferor intends to accept and a copy of any agreement to be entered into in connection therewith. The Proposal shall remain open and irrevocable for a period of 90 Business Days from the date of its receipt by the Offeror (the “Acceptance Period”). At all times during the Acceptance Period, Transferor shall afford to Offeror and its respective representatives access upon reasonable prior notice during normal business hours to the Transferor’s and its subsidiaries’ properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable laws. The Offeror shall have the right and option to notify the Transferor, in a writing (the “Offeror Acceptance”) delivered during the Acceptance Period, of the Offeror’s intent to consummate the Takeover Proposal at the purchase price and on the terms and conditions stated in the Proposal; provided, that if the consideration payable by the proposed Transferee includes non-cash consideration, the Offeror may pay cash based upon the Fair Market Value of such non-cash consideration.

After delivery of the Offeror Acceptance, the parties shall enter into a written agreement on substantially the same terms as those contained in the Proposal (the “Acquisition Agreement”). Within 30 days of the receipt of all regulatory approvals and other conditions precedent set forth in the Acquisition Agreement, the Transferor shall transfer to the Offeror, against receipt of payment therefore, all assets and/or Securities as to which an Offeror Acceptance has been timely given. If the proposed consideration by the

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Transferee includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined in good faith by an independent accounting firm selected jointly by the Offeror and Transferor, which determination will be binding upon the Offeror and the Transferor, absent fraud or manifest error. At such closing, all of the parties to the transaction shall execute such additional documents that are otherwise reasonable necessary or appropriate and, if applicable, shall deliver certificates or other instruments evidencing such Securities duly endorsed for transfer and free and clear of all liens, claims and other Encumbrances (other than those arising hereunder).

If the Offeror does not deliver the Offeror Acceptance prior to the termination of the Acceptance Period, the Transferor may consummate the Takeover Proposal with the Transferee, on terms and conditions no more favourable to the Transferee than are described in the Proposal, within 90 days after expiration of the Acceptance Period. If the Transferor and Transferee do not consummate the Takeover Proposal within such 90-day period, and the Transferor still wishes to consummate such Takeover Proposal, the Transferor must deliver a new Proposal to the Offeror as set forth in this Schedule 7 and comply with the provisions of this Schedule 7 with respect to such Proposal and proposed Takeover Offer.

As of the date of this Deed of Undertaking, Mr. Wang Wei Yao and the Offeror have not agreed to any transactions regarding any World Group Company other than those reflected in the Deed of Undertaking. Any future transaction involving any World Group Company will be subject to the Offeror obtaining all required approvals from its board of directors and shareholders and fairness opinions, as applicable.

For purposes of this Schedule 7:

“Affiliates” with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person.

“control” (and its derivatives) means the possession, directly or indirectly, of 50% or more of the voting Securities of a Person, or the power, directly or indirectly, to vote 50% or more of the voting Securities of a Person.

“Fair Market Value” means, as of the date of determination, (a) in the case of publicly-traded Securities, the average of their last sales prices on the applicable trading exchange or quotation system in each trading day during the twenty trading-day period ending on such date and (b) in the case of any other Securities or property, the fair market value of such Securities or property, as reasonably determined in good faith by an independent accounting firm selected jointly by the Offeror and Transferor.

“Takeover Offer” means any bona fide proposal or offer made during the Effective Period by any Person or Persons relating to (i) a merger, share exchange, business combination, consolidation, liquidation, dissolution, recapitalization, reorganization or other similar transaction involving any World Group Company that would result in (x) the ownership of 20% or more of such World

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Group’s Securities by a third Person or (y) a transaction in which holders of the Securities of such World Group Company prior to such transaction would own less than 20% of the outstanding Securities of the resulting or surviving entity, (ii) an acquisition of, directly or indirectly, 20% or more of any World Group Company’s Securities or any business or assets that constitute 20% or more of the consolidated net revenues, net income or net assets of the such World Group Company, (iii) the issuance by any World Group Company of over 20% of such World Group Company’s Securities as consideration for the assets or Securities of another Person, (iv) any tender offer or exchange offer that if consummated would result in any Person or Persons beneficially owning 20% or more of any World Group Company’s outstanding Securities, or (v) any proposal or offer to acquire, lease, exchange, mortgage, pledge, dispose of or otherwise transfer (including through a joint venture), in any manner, directly or indirectly, 20% or more of the consolidated net revenues, net income or net assets of any World Group Company, in a single transaction or a series of related transactions, in each case other than the transactions contemplated by the Deed of Undertaking.

“World Group Companies” mean that certain group of companies controlled by Mr. Wang Wei Yao and his Affiliates, namely: (i) Bright World Precision Machinery Limited, (ii) Jiangsu World Agricultural Machinery Co., Ltd., (iii) Jiangsu World Plant Protecting Machinery Co., Ltd., (iv) Jiangsu World Machinery & Electronics Co., Ltd., and (v) Jiangsu World Engineer Machinery Co., Ltd.

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Schedule 8

Shao Jian Jun Employment Agreement

THIS SERVICE AGREEMENT (the “Agreement”) is made on the      day of              2008 (and shall be effective as of, and contingent upon, the Effective Date)

BETWEEN:

(1)	[NEWCO], a company incorporated in The British Virgin Islands with registered number and having its registered office at , Tortola, British Virgin Islands (“Parent”);

(2)	BRIGHT WORLD PRECISION MACHINERY LIMITED, a company incorporated in the Republic of Singapore (registration number 200409453N) and having its registered address at c/o Shook Lin & Bok, 1 Robinson Road AIA Tower #18-00, Singapore 048542 (the “Company” and together with Parent, the “Employer”); and

(3)	SHAO JIANJUN (Passport No. G08089029), of Yimin Road, Danyang, Jiangsu, People’s Republic of China (“Executive”).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement:

“Board”	means the Board of Directors of Parent.

“Effective Date”	means the date on which Parent acquires no less than 77.42 per cent. of the issued shares of the Company.

“Employment”	means the employment established by this Agreement.

“Group”	means Parent, the Company and all of their respective subsidiaries.

“Group Company”	means any of (i) Parent, (ii) the Company and (iii) any subsidiary of Parent or the Company.

“Person”	means any legal person, including any individual, corporation, investment fund, partnership, limited partnership, limited liability company, joint venture, joint stock company, association, trust, unincorporated entity or other entity.

“PRC” or “China”	means the People’s Republic of China.

“subsidiary”	shall be construed in accordance with section 4 of the BVI Business Companies Act, 2004 (No. 16 of 2004) and includes regulations made under such Act.

“USD”	means the lawful currency of the United States of America.

1.2	Any reference in this Agreement to an Act of Parliament shall be deemed to include any statutory modification of re-enactment thereof whenever made.

1.3	The headings shall be disregarded in construing this Agreement.

2.	EMPLOYMENT

Effective as of, and contingent upon, the Effective Date, the Employer shall employ Executive, and Executive shall serve, as Chief Executive Officer of both Parent and the Company. Executive also agrees to serve as an officer or director of any Group Company as the Board may reasonably request. The Employment shall be subject to the terms contained in this Agreement. The Employment shall, subject to Sections 8.3 and 9, be for an initial period of five (5) years from the Effective Date. Thereafter, the Employment shall automatically continue from year to year unless terminated in accordance with Sections 8.3 or 9.

3.	DUTIES

3.1	Executive shall be the Chief Executive Officer of both Parent and the Company. Executive shall undertake such responsibilities and perform such duties as may from time to time be assigned to him by or under the authority of the Board. Executive’s duties shall include (but not be in any way restricted to):

3.1.1 Using his best endeavors to promote the interests and reputation of the Group giving at all times the full benefit of his knowledge, expertise and skill;

3.1.2 Faithfully and diligently exercising such powers and performing such duties in relation to the Group’s business as the Board may from time to time require;

3.1.3 Implementing policies established by the Board and translating them into operational plans and day-to-day directives;

3.1.4 Keeping the operations of the Group under constant review and presenting to the Board periodic statements, accounts, reports and statistics showing the progress and performance of the Group;

3.1.5 Making plans for the future development and growth of the Group in developed and developing markets for the Group’s services;

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3.1.6 Considering and implementing changes in the Group’s organizational structure and in the allocation of the responsibilities that may be required to provide for growth and changes on activities, the business environment and personnel;

3.1.7 Representing the Group in relevant associations, trade and commercial organizations, trade delegations, charities and public organizations which will enhance the prestige and recognition of the Group; and

3.1.8 Maintaining and developing good relations with the governmental agencies and public figures of any country which the Group operates.

3.2	Executive shall work such hours as are necessary and appropriate for the proper and effective performance of Executive’s duties under this Agreement.

3.3	During the Employment, Executive shall (i) well and faithfully serve the Group, (ii) use Executive’s best efforts to promote the Group’s interests, and (iii) devote Executive’s time, attention and abilities to the affairs of the Group.

4.	PLACE OF WORK

4.1	Executive’s normal place of work will be at Parent’s offices in ; although Executive may be required to work from any of the Employer’s premises on a temporary basis should the need arise. Executive may also be required to travel to clients’ sites and premises in the course of Executive’s duties and on occasion to attend training sessions and meetings elsewhere as the Board may determine.

5.	ANNUAL REMUNERATION

5.1	During the Employment, Executive’s base salary shall be at the annual rate of one million three hundred sixty three thousand three hundred sixty RMB yuan (RMB1,363,360) (or at such other rate as may from time to time be agreed in writing between the Employer and Executive). Executive’s base salary shall be payable in 12 equal monthly installments on the fifteenth day of each month and shall be deemed to accrue from day to day.

5.2	The rate of the Executive’s base salary specified in this Section 5 shall be reviewed annually by the Board or a committee thereof for potential increases (but not decreases). The Board is under no obligation to increase the base salary following such a review.

5.3	In addition to the foregoing, the Employer shall pay to Executive for each financial year of the Employer ending during the Employment, a bonus (the “Bonus”) equal to one (1) month’s base salary.

5.4	The Employer reserves the right to deduct from the base salary and bonus all such sums that the Employer is entitled and/or required under the laws of PRC or other applicable law to deduct.

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6.	EXPENSES

6.1	The Employer shall reimburse Executive any traveling, hotel, entertainment and other out-of-pocket expenses reasonably incurred by him in the proper performance of his duties, subject to the terms of the Employer’s expense reimbursement policy then in effect.

7.	OTHER BENEFITS

During the Employment, the Employer shall:

7.1	Extend such medical and dental benefits as may be approved by the Board to Executive and Executive’s eligible dependents; and

7.2	Pay for the premiums due on such directors and officers liability insurance coverage as may be approved by the Board from time to time.

8.	HOLIDAYS AND SICKNESS

8.1	Executive shall be entitled in each calendar year to fifteen (15) working days’ holiday with full salary (in addition to statutory holidays) to be taken at such reasonable time or times as may be approved by the Board. Executive may accumulate and carry forward up to fifteen (15) days’ holiday to the following calendar year provided that all such holiday days shall be taken and cleared prior to the end of such following calendar year. All holiday days not taken by such time shall be forfeited. The entitlement to holiday and, on termination of the Employment, holiday pay in lieu of holiday, shall accrue pro rata throughout each calendar year of the Employment.

8.2	If during the Employment Executive is absent from work due to illness or injury, Executive must notify the Employer as soon as possible and, if practicable, on the first working day of incapacity. Executive is entitled to the normal remuneration due to the Executive under this Agreement during any period of absence (not exceeding thirty days unless specifically approved by the Board) from work due to sickness or injury.

8.3	If the Executive becomes unable to perform his duties properly by reason of illness or injury for a period or periods aggregating at least ninety (90) days in any period of 12 consecutive calendar months then the Employer may terminate Executive’s employment by giving him not less than one (1) month’s notice provided that Parent shall withdraw any such notice if during the currency of the notice Executive returns to full time duties and provides a medical practitioner’s certificate satisfactory to Parent to the effect that Executive has fully recovered and that no recurrence of his illness or injury can reasonably be anticipated.

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9.	TERMINATION

9.1	Except as otherwise provided in Sections 8.3 and 9.3, the Employment may be terminated by either party giving the other not less than three (3) months’ notice in writing provided that the Employer shall have the option to pay salary (pro-rated) in lieu of any required period of notice.

9.2	In the event that the Employment is terminated by the Employer under Section 8.3 or by either party under Section 9.1, the Executive shall be entitled to receive an amount equal to Bonus for the period commencing on the first day of the financial year in which the Employment is terminated to the last day of Employment.

9.3	Notwithstanding the other provisions of this Agreement, the Employer may terminate the Employment forthwith without prior notice (but without prejudice to the rights and remedies of the Employer for any breach of this Agreement by Executive, including, but not limited to, Executive’s continuing obligations under Sections 9.4, 9.5, 2, 3 and 13 hereof) in any of the following cases:

9.3.1 If Executive is convicted or otherwise found guilty by any court or regulatory authority of any offense involving fraud or dishonesty;

9.3.2 If the Executive becomes bankrupt or has a receiving order made against him or makes any general composition with his creditors;

9.3.3 If Executive is guilty of any act or omission that brings, or may reasonably be expected to bring, serious discredit to the Employer or any Group Company;

9.3.4 If Executive neglects or refuses, without reasonable cause, to attend to the business of the Employer or any other Group Company;

9.3.5 If Executive flagrantly or persistently fails to observe and perform any of the duties and responsibilities imposed by this Agreement or which are imposed by applicable law; or

9.3.6 If Executive otherwise acts in breach of this Agreement so as materially to prejudice the business of the Employer or any other Group Company.

9.4	The Executive shall not, at any time after termination of the Employment for whatever reason, represent himself as being in any way connected with the business of any Group Company.

9.5	Upon termination of the Employment for whatever reason the Executive shall forthwith deliver to Parent or its authorized representative such of the following as are in his possession or control:

9.5.1 All keys, security and computer passes, plans, statistics, documents, records, papers, magnetic discs, tapes or other software storage media including any copies thereof which belong to the Group or which relate to the business of the Group including all copies, records and memoranda (whether or not recorded in writing or on computer disk or tape) made by Executive of any confidential information (as described in Section 3.2);

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9.5.2 all credit cards and charge cards provided for the Executive’s use by the Employer; and

9.5.3 all other property of the Group not previously referred to in this Section 9.5.

10.	EXECUTIVE’S POSITION AS DIRECTOR

The rights and duties of Executive as a director of Parent, the Company or any Group Company shall be subject to the Articles of Association and By-Laws, or other constituent documents, of the relevant Group Company and shall be separate from and additional to his rights and duties pursuant to the Employment. Executive’s salary under this Agreement is inclusive of any remuneration to which Executive may be entitled as a director of Parent, the Company or any other Group Company. Upon termination of the Employment for any reason, Executive shall take all necessary steps to resign as a director of each Group Company for which Executive is then serving as a director.

11.	NON-COMPETITION AND OTHER RESTRICTIVE COVENANTS

11.1	Executive shall not at any time during the period of the Employment and for a period commencing upon the date of the termination of the Employment and ending on the later of (i) the fifth anniversary of the Effective Date or (ii) the second anniversary of the date of such termination (or in the case of Section 11.1.4 only, at all times), do or permit any of the following without the prior written consent of the Board:

11.1.1 Either solely or jointly with or on behalf of any Person, directly or indirectly, carry on or be engaged or interested in any capacity in any other business, trade or occupation whatsoever, except (a) in a business, trade or occupation which does not compete with the business or businesses of the Employer or any Group Company or (b) except as disclosed or declared in writing to the Employer or any Group Company prior to the date hereof;

11.1.2 Either solely or jointly with or on behalf of any Person solicit the business of any Person who is or has been at any time during the period of the Employment:

(a) a customer, agent or correspondent of the Group or in the habit of dealing with the Group;

(b) in commercial negotiations with the Employer or any Group Company with a view to placing business with the Employer or such Group Company; or

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(c) visited by Executive on behalf of the Employer or any Group Company for the purpose of ascertaining the possibility of such Person doing business with the Employer or any Group Company, or for the purpose of offering to such Person goods or services similar to or competing with those of the business or businesses of the Employer or any Group Company;

11.1.3 Either on Executive’s own account or in conjunction with or on behalf of any other Person solicit or entice away, or attempt to solicit or entice away, from the Group any Person who was employed in an executive, technical or managerial capacity in the Group at the time of such solicitation, whether or not such Person would commit a breach of his contract of employment by reason of leaving such employment;

11.1.4 At any time hereafter in relation to any trade, business or company, use a name in such a way as to be capable of being or likely to be confused with the name of any Group Company (and Executive hereby agrees to use commercially reasonable efforts to ensure that no such name shall be used by any Person with whom Executive is becomes so connected); or

11.1.5 Cause or permit any Person directly or indirectly under his control or in which he has any beneficial interests to do any of the foregoing acts or things.

11.2	Each covenant contained in Section 11.1 shall be read and construed independently of the other covenants therein contained so that if one or more should be held to be invalid as an unreasonable restraint of trade or for any other reason whatsoever then the remaining covenants shall be valid to the extent that they are not held to be so invalid.

11.3	While the covenants in Section 11.1 are considered by the Employer and Executive to be reasonable in all the circumstances, if one or more provisions of Section 11.1 should be held invalid as an unreasonable restraint of trade or for any other reason whatsoever but would have been held valid if part of the wording thereof had been deleted or the period thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said covenants shall apply with such modifications as may be necessary to make them valid and effective.

12.	CONFIDENTIALITY

12.1	Executive shall keep secret and shall not, during the period of Employment or afterwards for whatever reason, use for his own or another’s advantage, or reveal to any Person, any of the trade secrets, business methods or information which Executive knows or ought reasonably to have known to be confidential concerning the business or affairs of the Group so far as they shall have come to his knowledge during the Employment. The restrictions contained in this Section 12.1 shall not apply:

12.1.1 To any disclosure or use authorized by the Board or required by law; or

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12.1.2 To any trade secrets, business methods or information which may lawfully have come into the public domain other than by a breach of this Agreement.

12.2	For the purpose of this Section 12, confidential information includes but is not limited to any documentation or information marked as confidential and information received or developed by the Group which is not publicly available and relates to processes, equipment and techniques used by the Group in the course of the Group’s business including but not limited to designs for product and manufacturing plant, technical data and marketing information such as customer lists, financial information and business plans.

13.	INTELLECTUAL PROPERTY

13.1	Subject to Section 13.3, all intellectual property rights throughout the world in the Information and the Inventions shall vest and be the absolute property of the Group. Upon the request of the Employer, Executive shall at the expense of the Employer execute all documents and do all such acts and things required to vest or perfect the vesting of such intellectual property rights legally and exclusively in the Group or any nominee or assignee of the Group.

13.2	The nature of any Inventions made or discovered by Executive which in any way relates or may be related to any product, process, or business of any Group Company shall forthwith be notified by Executive to the Employer.

13.3	In cases in which the Invention belongs to Executive, the Group shall be entitled to negotiate with Executive with a view to acquiring all or any rights, title and benefit in the Invention. Executive shall not, without the prior consent in writing of the Board, disclose the same to any third party except to a chartered patent agent for the purpose of seeking protection for the Invention nor use the same for his own personal benefit or otherwise until the Board has in writing declined to negotiate or acquire the Invention or upon the expiry of three (3) months from the date of disclosure to the Board, whichever is the sooner, except that if negotiations are entered into, no disclosure of the Invention to any third party shall be made until the conclusion of such negotiations except to the extent that such disclosure is authorized in writing by the Board.

13.4	The copyright in any computer programs, drawings, diagrams or other works made or originated by Executive at any time during the continuance of the Agreement (whether during normal working hours or not) relating to or capable of being used in the business of any Group Company shall vest in the Group (whether or not the work was made by the direction of the Employer or was intended to benefit the Group) and Executive shall, if called upon so to do by the Board, at any time hereafter execute such documents and do all acts and things at the Employer’s cost as the Board may require to establish to confirm the ownership of such copyright in the Group.

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13.5	For the purpose of this Section 13, “Inventions” shall mean all patentable and non-patentable inventions, discoveries and improvements, processes and know-how, copyright works (including, without limitation, computer programs), new designs and the like discovered or created by Executive in the course of the Employment or for the Group or discovered or created as a result (whether directly or indirectly) of anything done by him in pursuance of his duties hereunder and/or based (directly or indirectly) on any item of the Information or which in any way relates or may be related to any product, process or business of any Group Company, and “Information” shall include all communications and information, whether written, visual or oral and all other material supplied to or obtained by Executive in the course of the Employment and duties hereunder.

14.	MISCELLANEOUS

14.1	This Agreement shall from the Effective Date operate in substitution for any terms of service previously in force between the Company and Executive, but without prejudice to the rights, liabilities and obligations (if any) of either party accrued prior to that date. This Agreement constitutes the entire agreement and understanding between the parties as to its subject matter and both parties acknowledge that none of them has entered into this Agreement in reliance upon any representation, warranty or covenant which is not set out in this Agreement or referred to in this Agreement as forming part of the contract of employment of Executive with the Employer.

14.2	The various provisions of this Agreement are severable and if any provision is held to be invalid or unenforceable by any court of competent jurisdiction then such invalidity or unenforceability shall not affect the remaining provisions of this Agreement.

14.3	The waiver by the Employer of any breach of any term of this Agreement shall not prevent the subsequent enforcement of that term and shall not be deemed a waiver of any subsequent breach.

14.4	No variation or amendment of this Agreement or oral promise or commitment related to it shall be valid unless made in writing and signed by or on behalf of both Executive and the Employer.

14.5	Except as provided in the last sentence of this Section 14.5, any dispute, claim or controversy arising in connection with this Agreement shall be settled by arbitration in Hong Kong in accordance with the [[UNCITRAL Arbitration Rules and the Hong Kong International Arbitration Centre Procedures for the Administration of International Arbitration] OR [the Domestic Arbitration Rules of the Hong Kong International Arbitration Centre]] (except as modified herein). Arbitration shall be the sole method of resolving disputes not settled by mutual agreement. The determination of the arbitrators shall be final, not subject to appeal, and binding on all parties and may be enforced by appropriate judicial order of any court of competent jurisdiction. Notwithstanding the foregoing, in the event of any claim or controversy arising in connection with this Agreement for which the remedy is equitable or injunctive relief, the aggrieved party shall be entitled to seek injunctive or other equitable relief from any court of competent jurisdiction.

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14.6	Any notice to be given hereunder to Executive may be served by personal delivery or by registered mail to Executive at Executive’s address as set out at the beginning of this Agreement (or such other address as Executive may provide to Parent); and any notice to be given to the Employer may be served by being left at or sent by registered mail to Parent’s address as set out at the beginning of this Agreement (or such other address as Parent provides to Executive). Any notice served by hand shall be deemed to have been served on the date of service, and any notice served by mail shall be deemed to have been served on the day (excluding Sundays and public holidays) next following the date of mailing.

14.7	This Agreement shall be governed by and construed in accordance with the laws of the British Virgin Islands.

14.8	Except as otherwise provided herein, a person who is not a party has no right to enforce or to enjoy the benefit of any term of this Agreement.

(Execution page follows)

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IN WITNESS whereof this Service Agreement has been entered into on the date stated at the beginning.

SIGNED by

for and on behalf of

[NEWCO]

SIGNED by

for and on behalf of

BRIGHT WORLD PRECISION MACHINERY LIMITED

SIGNED by SHAO JIAN JUN

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Schedule 9

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION

OF

[COMPANY NAME ]

A COMPANY LIMITED BY SHARES

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

“Act” means the BVI Business Companies Act, 2004 (No. 16 of 2004) and includes the regulations made under the Act;

“Articles” means the attached Articles of Association of the Company;

“Board of Directors” means the board of directors of the Company;

“business day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close;

“by electronic means” means by any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram;

“Chairman of the Board” has the meaning specified in Regulation 12;

“Deed of Undertaking” means that certain Deed of Undertaking, dated July 20, 2009, between China Holdings Acquisition Inc., on the one hand, and World Sharehold Limited, Mr. Wang Wei Yao and Mr. Shao Jian Jun, on the other hand.

“Direct Registration System” means a system which provides for electronic direct registration of eligible securities in a Shareholder’s name on the books of the transfer agent and allows shares to be transferred between a transfer agent and broker electronically, thereby eliminating the need for share certificates;

“Distribution” in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

“Eligible Person” or “Person” means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

“fair market value” means, as of the date of determination, in the case of the Shares, the average of the last sales prices on the Stock Exchange in each trading day during the five trading-day period ending on such date.

“immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law.

“Memorandum” means this Memorandum of Association of the Company;

“Registrar” means the Registrar of Corporate Affairs appointed under section 229 of the Act;

“Resolution of Directors” means either:

(a)	a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be;

“Resolution of Shareholders” means a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of in excess of 50% of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted;

“Seal” means any seal which has been duly adopted as the common seal of the Company;

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“Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;

“Share” means a share issued or to be issued by the Company;

“Shareholder” means an Eligible Person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares;

“Stock Exchange” means the applicable trading exchange or quotation system, including the New York Stock Exchange or any successor body carrying on its functions;

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and

“written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.

1.2	In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)	a “Regulation” is a reference to a regulation of the Articles;

(b)	a “Clause” is a reference to a clause of the Memorandum;

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act any re-enactment thereof; and

(e)	the singular includes the plural and vice versa.

1.3	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined herein.

1.4	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and the Articles.

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2.	NAME

The name of the Company is [ COMPANY NAME ].

3.	STATUS

The Company is a company limited by shares.

4.	REGISTERED OFFICE AND REGISTERED AGENT

4.1	The first registered office of the Company is at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands, the office of the first registered agent.

4.2	The first registered agent of the Company is Harneys Corporate Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands.

4.3	The Company may by Resolution of Shareholders or by Resolution of Directors change the location of its registered office or change its registered agent.

4.4	Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

5.	CAPACITY AND POWERS

5.1	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

5.2	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

6.	NUMBER AND CLASSES OF SHARES

6.1	Shares in the Company shall be issued in United States Dollars.

6.2	The Company is authorised to issue a maximum of Shares of a single class, with a par value of $0.001 per share.

6.3	The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

6.4	Shares may be issued in one or more series of Shares as the directors may by Resolution of Directors determine from time to time.

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7.	RIGHTS OF SHARES

7.1	Each Share in the Company confers upon the Shareholder:

(a)	the right to one vote at a meeting of the Shareholders or on any Resolution of Shareholders;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

7.2	The Company may by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulation 3 of the Articles.

8.	VARIATION OF RIGHTS

If at any time the Shares are divided into different classes, the rights attached to any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50% of the issued Shares in that class.

9.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

10.	REGISTERED SHARES

10.1	The Company shall issue registered Shares only.

10.2	The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

11.	TRANSFER OF SHARES

11.1	Subject to Sub-Regulations 6.3 and 6.4 of the Articles, the Company shall, on receipt of an instrument of transfer complying with Sub-Regulation 6.1 of the Articles, enter the name of the transferee of a Share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a Resolution of Directors.

11.2	The directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share.

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12.	AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

12.1	Subject to Clause 8, the Company may amend the Memorandum or the Articles by Resolution of Shareholders.

12.2	Any amendment of the Memorandum or the Articles will take effect on the registration by the Registrar of a notice of amendment, or restated Memorandum and Articles, filed by the registered agent.

Signed for HARNEYS CORPORATE SERVICES LIMITED of Craigmuir Chambers, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands on [ INCORP DATE ]:

Incorporator

[ INCORPORATOR ]
Authorised Signatory

HARNEYS CORPORATE SERVICES LIMITED

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TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF

[ COMPANY NAME ]

A COMPANY LIMITED BY SHARES

1.	REGISTERED SHARES

1.1	Every Shareholder is entitled to a certificate signed by a director or officer of the Company, or any other Eligible Person authorised by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the director, officer or authorised Eligible Person and the Seal may be facsimiles.

2.	SHARES

2.1	Shares and other Securities may be issued at such times, to such Eligible Persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

2.2	Section 46 of the Act (Pre-emptive rights) does not apply to the Company.

2.3	A Share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.4	The consideration for a Share with par value shall not be less than the par value of the Share. If a Share with par value is issued for consideration less than the par value, the Eligible Person to whom the Share is issued is liable to pay to the Company an amount equal to the difference between the issue price and the par value.

2.5	No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the Shares;

(b)	the determination of the directors of the reasonable present cash value of the non-money consideration for the issue; and

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(c)	that, in the opinion of the directors, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.6	The Company shall keep a register (the “register of members”) containing:

(a)	the names and addresses of the Eligible Persons who hold Shares;

(b)	the number of each class and series of Shares held by each Shareholder;

(c)	the date on which the name of each Shareholder was entered in the register of members; and

(d)	the date on which any Eligible Person ceased to be a Shareholder.

2.7	The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.8	A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

2.9	Nothing in these Articles shall require title to any Shares or other securities of the Company to be evidenced by a certificate if the Act and the rules of the Stock Exchange permit otherwise.

2.10	Subject to the Act and the rules of the Stock Exchange, the Board without further consultation with the holders of any Shares or securities of the Company may resolve that any class or series of Shares or other securities of the Company from time to time in issue or to be issued (including Shares in issue at the date of the adoption of these Articles) may be issued, held, registered, converted to, transferred or otherwise dealt with in uncertificated form in accordance with the regulations and practices instituted by the operator of the Direct Registration System and no provision of these Articles will apply to any uncertificated Share or other securities of the Company to the extent that they are inconsistent with the holding of such Shares or other securities in uncertificated form or the transfer of title to any such Shares or other securities by means of a Direct Registration System or any provision of such Direct Registration System’s regulations.

2.11

Conversion of Shares held in certificated form into shares held in uncertificated form, and vice versa, may be made in such manner as the Board of Directors may, in its absolute discretion, think fit (subject always to the regulations and the requirements of the Direct Registration System concerned). The Company shall enter on the register of members how many Shares are held by each Shareholder in uncertificated form and in certificated form and shall maintain the register of members in each case as is required by the regulations of the Direct Registration System concerned. Notwithstanding any provision of

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these Articles, a class or series of Shares shall not be treated as two classes by virtue only of that class or series comprising both certificated Shares and uncertificated Shares or as a result of any provision of these Articles or the Regulations which apply only in respect of certificated or uncertificated Shares.

2.12	Any Shareholder receiving a share certificate for certificated Shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any Eligible Person by virtue of the possession thereof.

2.13	Subject to the provisions of Sub-Regulation 6.2, if a share certificate for certificated Shares is defaced, worn out, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board of Directors may think fit and, in case of defacement or wearing out, on delivery up of the old certificate to the Company.

2.14	All forms of certificate for Shares or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall be issued under the Seal or in such other manner as the Board of Directors may authorise. The Board of Directors may by Resolution of Directors determine, either generally or in any particular case or cases, that any signatures on any such certificate need not be autographic but may be affixed to such certificate by some mechanical or electronic means or may be printed thereon or that such certificate need not be signed by any Eligible Person.

2.15	If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any dividend or other Distribution payable in respect of such Shares.

3.	REDEMPTION OF SHARES AND TREASURY SHARES

3.1	The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not, except pursuant to Sub-Regulation 3.7, purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

3.2	The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

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3.3	Sections 60 (Process for acquisition of own shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.

3.4	Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50% of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

3.5	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

3.6	Treasury Shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

3.7	Where:

(a)	the Company undertakes any division of the issued Shares pursuant to section 40A of the Act, and

(b)	pursuant such division a Shareholder holds a total number of Shares which includes a fractional Share,

the Company may compulsorily redeem such fractional Share so that (subsequent to such redemption) the Shareholder holds a whole number of Shares. Where the Company compulsorily redeems a fractional Share under this Regulation, the price at which such fractional Share is redeemed shall be calculated on the basis of the fair market value per Share (rounded up to the nearest tenth).

4.	MORTGAGES AND CHARGES OF SHARES

4.1	Shareholders may mortgage or charge their Shares.

4.2	There may be entered in the register of members at the written request of the Shareholder:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

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4.3	Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

4.4	Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

5.	FORFEITURE

5.1	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

5.2	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3	The written notice of call referred to in Sub-Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4	Where a written notice of call has been issued pursuant to Sub-Regulation 5.3 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

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6.	TRANSFER OF SHARES

6.1	Shares of the Company shall be transferable in the manner prescribed by law, the Memorandum and these Articles. Transfers of Shares shall be made on the books of the Company only by the Person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate (or uncertificated shares) to the Person entitled thereto, cancel the old certificate and record the transactions upon its books, unless the Company has a duty to inquire as to adverse claims with respect to such transfer which has not been discharged. The Company shall have no duty to inquire into adverse claims with respect to such transfer unless (a) the Company has received a written notification of an adverse claim at a time and in a manner which affords the Company a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the Share or Shares is a part and provides an address for communications directed to the claimant; or (b) the Company has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Company may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named Person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Company’s judgment to protect the Company and any transfer agent, registrar or other agent of the Company involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Company.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the Shareholder entitled thereto and the transaction shall be recorded upon the books of the Company. If the Company has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

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6.2	The Board of Directors may direct a new certificate or uncertificated Shares be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

6.3	In the case of uncertificated Shares, and subject to the Act, a Shareholder shall be entitled to transfer its Shares and other securities by means of a Direct Registration System and the operator of the Direct Registration System shall act as agent of the Shareholders for the purposes of the transfer of Shares or other securities.

6.4	Any provision in these Articles in relation to the Shares shall not apply to any uncertified Shares to the extent that they are inconsistent with the holding of any Shares in uncertificated form, the transfer of title to any Shares by means of a Direct Registration System and any provision of such Direct Registration System’s regulations.

6.5	The transfer of a Share is effective when the name of the transferee is entered on the register of members.

7.	MEETINGS AND CONSENTS OF SHAREHOLDERS

7.1	Place of Meetings. All meetings of the Shareholders shall be held at such time and place as shall be designated from time to time by the Board of Directors, within or outside the British Virgin Islands, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

7.2	Annual Meetings.

(a)	A meeting of the Shareholders may be designated as an “annual meeting”. Such annual meeting of Shareholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Articles.

(b)	Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each Shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

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(c)

To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a Shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the secretary of the Company. To be timely, a Shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the opening of business on the 90th day before the anniversary date of the immediately preceding annual meeting of Shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the Shareholder to be timely must be so received not earlier than the opening of business on the 90th day before the meeting and not later than the later of (i) the close of business on the 60th day before the meeting or (ii) the close of business on the tenth day following the day on which public announcement of the date of the annual meeting of Shareholders is first made by the Company. A Shareholder’s notice to the secretary shall set forth (a) as to each matter the Shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the Shareholder in such business, and (b) as to the Shareholder giving the notice (i) the name and record address of the Shareholder and (ii) the class, series and number of Shares of the Company which are beneficially owned by the Shareholder. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Sub-Regulation 7.2(c). The officer of the Company presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Sub-Regulation 7.2(c), and if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

7.3	Special Meetings.

(a)

A meeting of the Shareholders may be designated as a “special meeting”. Such special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by the Act, Memorandum or by the Articles, may only be called

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by a majority of the entire Board of Directors, or the Chief Executive Officer, and shall be called by the secretary at the request in writing of Shareholders owning at least 30% of the shares in the Company issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

(b)	Unless otherwise provided by law, written notice of a special meeting of Shareholders, stating the time, place and purpose or purposes thereof, shall be given to each Shareholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice.

7.4	Fixing Record Date. In order that the Company may determine the Shareholders entitled to notice or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other Distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the Resolution of Directors fixing the record is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date of action with a meeting is adopted by the Board of Directors, nor more than sixty (60) days prior to any other action. If no record date is fixed:

(a)	The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived in accordance with Sub-Regulation 7.5, at the close of business on the day next preceding the day on which the meeting is held.

(b)	The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

7.5	A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

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7.6	Notwithstanding anything herein to the contrary, the inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

7.7	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

7.8	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the Person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

7.9	The instrument appointing a proxy shall be in such form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

7.10	The following applies where Shares are jointly owned:

(a)	if two or more Eligible Persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

7.11	A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

7.12	A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such Person may pass a Resolution of Shareholders and a certificate signed by such Person accompanied where such Person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

7.13	If a quorum is not present within two hours after the time appointed for the meeting, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

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7.14	Organization. At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting. The Board of Directors may designate any other officer or director of the Company to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any Shareholders meeting in the absence of the Chairman of the Board and such designee.

The secretary of the Company shall act as secretary of all meetings of the Shareholders, but in the absence of the secretary the presiding officer may appoint any other person to act as secretary of any meeting.

7.15	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

7.16	At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

7.17	Subject to the specific provisions contained in this Regulation for the appointment of representatives of Eligible Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Eligible Person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

7.18	Any Eligible Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.

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7.19	The chairman of any meeting at which a vote is cast by proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Eligible Person shall be disregarded.

7.20	Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

8.	DIRECTORS

8.1	The first directors of the Company shall be appointed by the first registered agent within 6 months of the date of incorporation of the Company; and thereafter, the directors shall be elected by a plurality of the votes cast by the Shareholders present in person or represented by proxy at the meeting and entitled to vote thereon or subject to Sub-Regulation 8.7, by Resolution of Directors.

8.2	No person shall be appointed as a director of the Company unless he has consented in writing to be a director.

8.3	Subject to Sub-Regulation 8.1, the minimum number of directors shall not be less than five (5) and the maximum number of directors shall not exceed nine (9). Subject to the foregoing, the number of directors which shall constitute the Board of Directors may increase to such number of members as the Board of Directors may determine from time to time.

8.4	Each director holds office for the term, if any, fixed by the Resolution of Shareholders appointing him, or until his earlier death, resignation, removal from office or incapacity. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation, removal from office or incapacity.

8.5	A director may be removed from office,

(a)	with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purposes of removing the director or for purposes including the removal of the director; or

(b)	with cause, by Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

8.6	A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

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8.7	The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as a director to fill a vacancy, or as an additional director the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office or until the next annual meeting of Shareholders (where such appointment shall be approved by the Shareholders) whenever is earlier.

8.8	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

8.9

Nominations. Nominations of persons for election to the Board of Directors of the Company at a meeting of Shareholders of the Company may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any Shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Sub-Regulation 8.9. Such nominations by any Shareholder shall be made pursuant to timely notice in writing to the secretary of the Company. To be timely, a Shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company (i) in the case of an annual meeting, not later than the close of business on the 60th day nor earlier than the opening of business on the 90th day before the anniversary date of the immediately preceding annual meeting of Shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the Shareholder to be timely must be so received not earlier than the opening of business on the 90th day before the meeting and not later than the later of (x) the close of business on the 60th day before the meeting or (y) the close of business on the tenth day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (ii) in the case of a special meeting of Shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which public announcement of the date of the special meeting is first made by the Company.

8.10

Such Shareholder’s notice to the secretary shall set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Company which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the United States Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (ii) as to the Shareholder giving the notice (a) the name and record address of the Shareholder and (b) the class and number of shares of capital stock of

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the Company which are beneficially owned by the Shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth herein. The officer of the Company presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

8.11	The Company shall keep a register of directors containing:

(a)	the names and addresses of the persons who are directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director of the Company;

(c)	the date on which each person named as a director ceased to be a director of the Company; and

(d)	such other information as may be prescribed by the Act.

8.12	The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

8.13	The directors may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

8.14	A director is not required to hold a Share as a qualification to office.

9.	POWERS OF DIRECTORS

9.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

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9.2	Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

9.3	If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

9.4	The continuing directors may act notwithstanding any vacancy in their body.

9.5	The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

9.6	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

9.7	For the purposes of Section 175 (Disposition of assets) of the Act, the directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

9.8	The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed amount (in cash or other form of consideration) for attendance at each meeting of the Board of Directors or a stated salary (in cash or other form of consideration) as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

9.9	Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Sub-Regulation shall constitute presence in person at such meeting.

10.	PROCEEDINGS OF DIRECTORS

10.1	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

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10.2	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

10.3	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

10.4	A director shall be given not less than one (1) day’s notice of meetings of directors, but a meeting of directors held without one (1) day’s notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

10.5	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person not less than one-half of the total number of directors.

10.6	At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting.

10.7	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

11.	COMMITTEES

11.1	The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

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11.2	The directors have no power to delegate to a committee of directors any of the following powers:

(a)	to amend the Memorandum or the Articles;

(b)	to designate committees of directors;

(c)	to delegate powers to a committee of directors;

(d)	to appoint or remove directors;

(e)	to appoint or remove an agent;

(f)	to approve a plan of merger, consolidation or arrangement;

(g)	to make a declaration of solvency or to approve a liquidation plan; or

(h)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

11.3	Sub-Regulation 11.2(b) and (c) do not prevent a committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

11.4	The meetings and proceedings of each committee of directors consisting of two (2) or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

11.5	Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

12.	OFFICERS AND AGENTS

12.1	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a chief executive officer, and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

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12.2	The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Shareholders, the chief executive officer to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the chief executive officer but otherwise to perform such duties as may be delegated to them by the chief executive officer, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

12.3	The emoluments of all officers shall be fixed by Resolution of Directors.

12.4	The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

12.5	An officer may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

12.6	The directors may, by Resolution of Directors, appoint any person, including a person who is a director or officer, to be an agent of the Company.

12.7	An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	to amend the Memorandum or the Articles;

(b)	to change the registered office or agent;

(c)	to designate committees of directors;

(d)	to delegate powers to a committee of directors;

(e)	to appoint or remove directors;

(f)	to appoint or remove an agent;

(g)	to fix emoluments of directors;

(h)	to approve a plan of merger, consolidation or arrangement;

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(i)	to make a declaration of solvency or to approve a liquidation plan;

(j)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due; or

(k)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

12.8	The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

12.9	The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

13.	RELATED PARTY TRANSACTIONS

13.1	The Company shall not enter into any Related Party Transaction (as defined in Sub-Regulation 13.6) unless (a) a majority of disinterested directors of the Board of Directors, or (b) the audit committee of the Company, which shall consist solely of independent directors, approves such transaction in accordance with the guidelines set forth in this Regulation 13.

13.2	No member of the Board of Directors or of the audit committee, as applicable, shall participate in the review or approval of any Related Party Transaction with respect to which such member is a Related Party (as defined in Sub-Regulation 13.5). In reviewing and approving any Related Party Transaction, the audit committee or majority of disinterested directors, as applicable, shall:

(a)	satisfy itself that it has been fully informed as to the material facts of the Related Party’s relationship and interest and as to the material facts of the proposed Related Party Transaction, and

(b)	determine that the Related Party Transaction is fair to the Company.

13.3	If management becomes aware of a proposed Related Party Transaction or an existing Related Party Transaction that has not been pre-approved by the audit committee, management shall promptly notify the chairman of the audit committee and such transactions shall be submitted to the audit committee for their review, consideration and determination of whether to approve or ratify, as applicable, such transaction if the audit committee determines it is fair to the Company.

13.4	A director or executive officer of the Company shall, forthwith after becoming aware of the fact that he is a Related Party with respect to a Related Party Transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

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13.5	For these purposes, a “Related Party” is:

(a)	any person who is, or at any time since the beginning of the Company’s current fiscal year was, an “executive officer” of the Company (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended, and Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended);

(b)	any person who is, or at any time since the beginning of the Company’s current fiscal year was, a director of the Company or a nominee for director of the Company;

(c)	a person (including an entity or group) known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities (a “5% shareholder”);

(d)	an individual who is an “immediate family member” of a person listed in (a), (b), or (c) above;

(e)	an entity that is, directly or indirectly, owned or controlled by a person listed in (a), (b), (c), or (d) above;

(f)	an entity in which a person listed in (a), (b), (c), or (d) above serves as director or executive officer or principal or in a similar position, or in the case of a partnership, serves as a general partner or holds any position other than that of a limited partner; or

(g)	an entity in which a person listed in (a), (b), (c), or (d) above, together with all other persons specified in (a), (b), (c), or (d) above, owns 10% or more of the equity interest, or in the case of a partnership, 10% or more of the interest.

13.6	For these purposes, a “Related Party Transaction” is a transaction (including any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness)), or series of related transactions, or any material amendment to any such transaction, involving a Related Party and in which the Company or any of its subsidiaries is a participant. The Board has determined that the following do not create a material direct or indirect interest on behalf of the Related Person and are therefore not “Related Party Transactions” for purposes of this Regulation 13:

(a)	a transaction involving compensation of directors;

(b)	a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or agreement or special supplemental benefit of an executive officer;

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(c)	a transaction with a Related Party involving less than $120,000; or

(d)	a transaction in which the interest of the Related Party arises solely from the ownership of a class of the Company’s equity securities and all holders of that class receive the same benefit on a pro rata basis.

13.7	No contract or transaction between the Company and a Related Party, shall be void or voidable solely for this reason, if (i) the material facts as to the Related Party’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the audit committee, and the Board of Directors or audit committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or the audit committee; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a Resolution of Shareholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors, the audit committee thereof or the Shareholders. A director that is a Related Party with respect to the Related Party Transaction in question may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of the audit committee which authorizes such Related Party Transaction. Subject to compliance with the Act, no director or officer shall by reason of his office be accountable to the Company for any benefit which he derives from such transaction.

13.8	All of the Company’s rights under the Deed of Undertaking, including, without limitation, the right to seek indemnification from the other parties thereto, shall be exercised solely by (a) a majority of disinterested directors of the Board of Directors, or (b) the audit committee of the Company.

14.	INDEMNIFICATION

14.1	Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

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14.2	The indemnity in Sub-Regulation 14.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.3	For the purposes of Sub-Regulation 14.2, a director acts in the best interests of the Company if he acts in the best interests of

(a)	the Company’s holding company; or

(b)	a Shareholder or Shareholders of the Company;

in either case, in the circumstances specified in Sub-Regulation 9.3 or the Act, as the case may be.

14.4	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

14.5	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.6	Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1.

14.7	Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1 and upon such terms and conditions, if any, as the Company deems appropriate.

14.8	The indemnification and advancement of expenses provided by, or granted pursuant to, this Regulation is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

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14.9	If a person referred to in Sub-Regulation 14.1 has been successful in defence of any proceedings referred to in Sub-Regulation 14.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.10	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

15.	RECORDS

15.1	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the register of members, or a copy of the register of members;

(c)	the register of directors, or a copy of the register of directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 years.

15.2	Until the directors determine otherwise by Resolution of Directors the Company shall keep the original register of members and original register of directors at the office of its registered agent.

15.3	If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a)	within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

15.4	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and Resolutions of Shareholders and classes of Shareholders; and

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(b)	minutes of meetings and Resolutions of Directors and committees of directors.

15.5	Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

15.6	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act, 2001 (No. 5 of 2001) as from time to time amended or re-enacted.

16.	REGISTER OF CHARGES

The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

17.	SEAL

The Company shall have a Seal an impression of which shall be kept at the office of the registered agent of the Company. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to

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time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

18.	DISTRIBUTIONS BY WAY OF DIVIDEND

18.1	The directors of the Company may, by Resolution of Directors, authorise a Distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the Distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

18.2	Dividends may be paid in money, shares, or other property.

18.3	Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Sub-Regulation 20.1 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

18.4	No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

19.	ACCOUNTS AND AUDIT

19.1	The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

19.2	The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

19.3	The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

19.4	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by Resolution of Shareholders or by Resolution of Directors.

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19.5	The auditors may be Shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

19.6	The remuneration of the auditors of the Company may be fixed by Resolution of Directors.

19.7	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

19.8	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

19.9	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

19.10	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

20.	NOTICES

20.1	Any notice, information or written statement to be given by the Company to Shareholders may be given by personal service or by mail addressed to each Shareholder at the address shown in the register of members.

20.2	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

20.3	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

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20.4	Whenever any notice is required to be given under the provisions of the Act, the Memorandum or these Articles, a written waiver, signed by the Person or Persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Notwithstanding anything herein to the contrary, attendance of a Person at a meeting shall not constitute a waiver of notice of such meeting when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the Shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

21.	GENERAL PROVISIONS

21.1	Reliance on Books and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Company, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Company, including reports made to the Company by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

21.2	Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the Shareholders when called for by vote of the Shareholders, a full and clear statement of the business and condition of the Company.

21.3	Fiscal Year. The fiscal year of the Company shall be as determined by the Board of Directors. If the Board of Directors shall fail to do so, the chief executive officer shall fix the fiscal year.

21.4	Interpretation of Articles. All words, terms and provisions of these Articles shall be interpreted and defined by and in accordance with the Act, and as amended from time to time hereafter.

22.	VOLUNTARY LIQUIDATION

The Company may by Resolution of Shareholders or by Resolution of Directors appoint a voluntary liquidator.

23.	CONTINUATION

The Company may by Resolution of Shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

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Signed for HARNEYS CORPORATE SERVICES LIMITED of Craigmuir Chambers, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands on [ INCORP DATE ]:

Incorporator

[ INCORPORATOR ]
Authorised Signatory
HARNEYS CORPORATE SERVICES LIMITED

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Schedule 10

Collectively-Owned Land Parcel

Pursuant to the Certificate of Collectively-Owned Land Use Right coded Dan Ji Yong (2002) Zi No. 018 issued by the Danyang Municipal People’s Government dated January 24, 2002, the Collectively-Owned Land is located in the south village, Picheng Town, Danyang with an total area of 46,300 square meters. The approved user is Jiangsu Fuhao Machinery Manufactory Co., Ltd., which is the predecessor of Jiangsu World Machine Tool Co., Ltd.

Particulars of Collectively-Owned Land Buildings

No.	Usage of the Building	Name of the Building	Number of House Ownership Certificate
1	Production Workshop	Runner Block Workshop	Dan Fang Quan Zheng Pi Cheng Zi No. 04000543

2	Production Workshop	Machine Bodyframe Workshop	Dan Fang Quan Zheng Pi Cheng Zi No. 04000546

3	Production Workshop	Jointing and Heat Treatment Work Shop	N/A

4	Production Workshop	Spare Part (1) Workshop	N/A

5	Production Workshop	Steel Warehouse	N/A

6	Production Workshop	Lay Off Workshop	N/A

7	Production Workshop	Sheet Metal Workshop	N/A

8	Production Workshop	Heat Treatment Workshop	N/A

9	Production Auxiliary Facility	Air Compressor Room (1)	N/A

10	Production Auxiliary Facility	Electricity Room (1)	N/A

1

11	Production Management	Measuring Room and Office for Equipment Section	N/A

12	Dining Room	Dining Room for Staff	Dan Fang Quan Zheng Pi Cheng Zi No. 04000603

2